                                                                   Exhibit 10.10

                                LEASE AGREEMENT
                                ---------------

         THIS LEASE, dated as of November 9, 2000, is by and between DTC ASSOCIATES, LLC, a Virginia limited liability company ("Landlord")
         and LIFEMINDERS.COM, INC., a Delaware corporation ("Tenant").

                             W I T N E S S E T H :

  1. PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this
     ---------------
Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

     1.1  "BUILDING":              Dulles Executive Plaza I, 13530 Dulles
                                   Technology Drive, Herndon, Virginia,
                                   consisting of approximately 189,701 rentable square feet of space, as measured and verified pursuant to Paragraph 1 of the Addendum.

     1.2  "PREMISES":              Approximately 131,841 rentable square feet
                                   consisting of floors 6, 5, 4 and 3, as
                                   measured, confirmed, and adjusted if
                                   necessary pursuant to Paragraph 1 of the Addendum attached hereto. That portion of the Premises consisting of 65,799 rentable square feet of space consisting of floors 6 and 5 shall be referred herein and depicted on Exhibit A as "Phase I" and the remaining
                                   66,042 rentable square feet of space (floors
                                   4 and 3) shall be referred herein and
                                   depicted on Exhibit A as "Phase II".

                                   Suite # 500

     1.3  "INITIAL TERM":          10 years, 4 months from the
                                        Anticipated Commencement Date*
                                   Anticipated "Commencement Date":
                                        September 18, 2000
                                   Anticipated "Expiration Date":
                                        January 31, 2011
                                   *[SEE SECTION 3 & 5 OF LEASE]


     1.4  "BASE RENT":                                                                                    Annually Per
                                                                                                          Rentable
                                  Period                                Monthly                           Square Foot
                                  ------                                -------                           ------------
                                  First Lease Year                          $290,599.54**                   $26.45
                                  Second Lease Year                         $299,828.41                     $27.29
                                  Third Lease Year                          $309,386.88                     $28.16
                                  Fourth Lease Year                         $319,165.09                     $29.05
                                  Fifth Lease Year                          $329,163.03                     $29.96
                                  Sixth Lease Year                          $339,600.44                     $30.91
                                  Seventh Lease Year                        $350,257.59                     $31.88
                                  Eighth Lease Year                         $361,354.21                     $32.89
                                  Ninth Lease Year                          $372,670.56                     $33.92
                                  Tenth Lease Year                          $384,316.52                     $34.98
                                  **[SEE SECTION 4 OF LEASE]

     1.5  OPERATING EXPENSES:     Base Year: 2001
                                  Pro Rata Share: 69.499%

     1.6  "DEPOSIT":              None but see Addendum re Letter of Credit


     1.7  "PERMITTED USE":             Primary Use as General Business Offices,
                                       and Ancillary Uses in accordance with
                                       Section 10.1

     1.8  "GUARANTOR":                 None

     1.9  PARKING :                    460 surface spaces
                                       20 garage spaces
                                       [based on a total of 4 per 1,000 usable]
                                                                        ------

     1.10 LANDLORD'S NOTICE ADDRESS :  DTC ASSOCIATES, LLC, c/o Miller Global
                                       Properties, LLC, 4643 S.  Ulster Street,
                                       Suite 1500, Denver, CO 80237, Attn:
                                       Donald E. Spiegleman, Esq. or Mr. Paul
                                       Hogan

     with a copy to Building Manager:  [name, address and phone numbers to be provided by Landlord]
                                       _________________________________
                                       Facsimile: ______________________
                                       Telephone: ______________________

     1.11 RENT PAYMENT ADDRESS :       DTC ASSOCIATES, LLC, c/o Miller Global
                                       Properties, LLC, 4643 S. Ulster Street,
                                       Suite 1500, Denver, CO 80237

     1.12 LANDLORD'S TAX I.D. :        84-1474242
                                       ----------

     1.13 TENANT'S NOTICE ADDRESS :
          Precommencement Address:     1110 Herndon Parkway
                                       Suite 300
                                       Herndon, Virginia 20170
                                       Attention: Mr. David N. Mahoney, COO

          Post Commencement Address:   13530 Dulles Technology Drive, Suite 500
                                       Herndon, Virginia

           With a copy to:             Shaw Pittman
                                       Attention:  Craig Chason, Esq.
                                       1676 International Drive
                                       McLean, Virginia 22102-4835

     1.14 TENANT'S TAX I.D. :          52-1990403
                                       ----------

     1.15 LANDLORD'S BROKER :          CB Richard Ellis, Inc.

     1.16 COOPERATING BROKER :         CB Richard Ellis, Inc.


     1.17 ATTACHMENTS :                [check if applicable]
                                        x    Addendum
                                       ---
                                        x    Exhibit A - The Premises
                                       ---
                                        x    Exhibit B - Real Property
                                       ---
                                        x    Exhibit C - Operating Expenses
                                       ---
                                        x    Exhibit D - Commencement
                                       ---   Certificate
                                        x    Exhibit E - Rules and Regulations
                                       ---
                                        x    Exhibit F - SNDA
                                       ---
                                        x    Exhibit G - Letter of Credit
                                       ---
                                        x    Exhibit H - Building Signage
                                       ---
                                        x    Exhibit I -  Janitorial
                                       ---   Specifications
                                        x    Exhibit J -  Work Letter
                                       ---

  2. GENERAL COVENANTS.  Tenant leases the Premises from Landlord for the
     -----------------
term and upon the terms herein. Tenant covenants and agrees to pay Rent and perform the obligations hereafter set forth and in consideration therefor Landlord leases to Tenant the Premises as depicted on the plat attached as Exhibit A, together with a non-exclusive right, subject to the provisions hereof, to use plazas, common areas (including the Building's loading docks, doors, platforms, staging areas and swing passenger/freight elevator), or other areas on the real property legally described on Exhibit B (the "Real Property") designated by Landlord for the exclusive or non-exclusive use of the tenants of the Building ("Common Areas"). The Building, Real Property, Common Areas, and appurtenances are hereinafter collectively sometimes called the "Building Complex." The lease of the Premises also is subject to any covenants, conditions and restrictions of record as of the date hereof and hereafter recorded with the consent of Tenant. Prior to the date hereof, Landlord has delivered to Tenant a copy of Landlord's current title policy.

  3. TERM.  The Initial Term of the Lease commences at 12:01 a.m. on the
     ----
Commencement Date as determined pursuant to and in accordance with the Work Letter and terminates at 12:00 midnight on the last day (the "Expiration Date") of the tenth Lease Year. The Initial Term together with any extensions thereof is herein referred to as the "Term". The Initial Term shall be subject to adjustment in accordance with Section 5.1. "Lease Year" means a period of one year commencing on the first day of the month in which the Phase II Completion Date (as determined in accordance with the Work Letter) occurs and each successive one-year period, except that if the Phase II Completion Date is not the first day of the month, then the first Lease Year shall commence on the Phase II Completion Date and shall continue for the balance of the month in which the Phase II Completion Date occurs and for a period ending on the last day of the 12th full calendar month after the Phase II Completion Date, and each Lease Year after the first Lease Year shall be the 12 full calendar months thereafter.

  4. RENT.  Subject to the provisions below, commencing on the Commencement
     ----
Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.4, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as "Rent(s)"). Rents shall be paid without set off, abatement, or diminution except as otherwise expressly set forth herein, at the address set forth in Section 1.11 above, or at such other place as Landlord from time to time designates in writing. Notwithstanding anything to the contrary set forth in Section 1.4 above, Tenant shall only be obligated to pay Base Rent attributable to Phase I ($145,031.96 per month, calculated on the basis of prorating the Base Rent provided in Section 1.4) during the period beginning with the Commencement Date as determined pursuant to the Work Letter until the Phase II Completion Date as provided in Section 5.1; Tenant shall have no obligation to pay Base Rent attributable to Phase II during such period. If the Commencement Date is not the first day of a month, then on the Commencement Date Tenant shall pay the Base Rent with respect to Phase I for the month in which the Commencement Date occurs, calculated on a per diem basis (based on the number of days in the relevant month) of the monthly installment of the Base Rent payable during the first month of the Term of the Lease. If the Phase II Completion Date is not the first day of a month, then on the Phase II Completion Date Tenant shall pay the Base Rent with respect to Phase II for the month in which the Phase II Completion Date occurs, calculated on a per diem basis (based on the number of days in such month) of the monthly installment of the Base Rent payable during such month.

  5. COMPLETION OR REMODELING OF THE PREMISES.
     ----------------------------------------

     5.1 Provisions regarding remodeling or tenant finish work (the "Tenant Work") in the Premises, if any, are set forth in a work letter attached to this Lease (the "Work Letter"). "Initial Tenant Finish" means the Premises in its as-is condition as modified by all work, if any, performed by Landlord at its expense prior to the Commencement Date in accordance with the Work Letter. Except as provided in the Work Letter, Landlord has no obligation for the completion or remodeling of the Premises, and Tenant accepts the Premises in its "as is" condition upon delivery by Landlord in accordance with the Work Letter (subject to punchlist items and latent defects, such items and defects to be resolved pursuant to the Work Letter). If Landlord is delayed in delivering Phase I of the Premises to Tenant in accordance with the Work Letter, then the Commencement Date will be postponed to the date Landlord delivers Phase I to Tenant. If delivery is on other than the first day of the month, then the Commencement Date (for purposes of triggering the running of the Initial Term of 10 years and 4 months) will be the first day of the month following the delivery date for Phase I but all provisions hereof, including Tenant's obligation to pay Rent (prorated for a partial month), will be in effect as of the delivery date. The postponement of Tenant's obligation to pay Rent is in full settlement of all claims which Tenant may otherwise have by reason of such delay. If the Phase II Completion Date is delayed beyond January 1, 2001, the Expiration Date shall be extended so that the Initial Term expires at the end of the month 10 years following the Phase II Completion Date. As soon as the Phase II Completion Date occurs, Landlord and Tenant agree to execute a commencement agreement in the form attached as Exhibit D setting forth the exact Commencement Date and Expiration Date. Notwithstanding the foregoing or the Work Letter, if the Commencement Date has not occurred by March 15, 2001 (the "Outside Date"), as such date shall be extended on a day-for-day basis due to "Tenant Delay" as defined in the Work Letter, or causes beyond Landlord's reasonable control (up to a maximum of 30 days), Tenant, at its sole option, may terminate this Lease upon notice to Landlord given no later than 10 days after the Outside Date. If Tenant exercises its right to terminate hereunder, effective on the day such notice is received by Landlord, this Lease will be null and void and of no further force and effect. If Tenant fails to timely exercise its right to terminate, this Lease will continue in full force and effect and the Commencement Date will be established in accordance with the Work Letter.

  5.2 Except as provided in the Work Letter, taking possession of the Premises by Tenant is conclusive evidence that the Premises are in the condition agreed between Landlord and Tenant and acknowledgment by Tenant of satisfactory completion of any work which Landlord has agreed to perform, subject to the punchlist and latent defects provisions of the Work Letter.

  6. OPERATING EXPENSES. Tenant shall pay additional Rent in accordance with
     ------------------
Exhibit C attached hereto.

  7. SERVICES.
     --------

     7.1 Landlord shall manage, operate, maintain, and repair the Building in accordance with standards customarily provided in first-class office buildings in the Herndon-Dulles metropolitan area. Subject to the provisions below, Landlord agrees, without charge, in accordance with standards reasonably determined by Landlord from time to time for the Building (which standards shall provide for services comparable to services provided by office buildings of similar size and quality in the Herndon-Dulles metropolitan area): (1) to furnish hot and cold running water at those points of supply for general use of tenants of the Building (including for the separate men's and women's showers provided in Landlord's Drawings as part of the ground floor restrooms) on a 24-hours-a-day, seven-days-a-week basis; (2) to furnish to interior Common Areas heated or cooled air (as applicable), electrical current on a 24-hours-a-day, seven-days-a-week basis for lighting and safety purposes, janitorial services, and maintenance; (3) during Ordinary Business Hours to furnish heated or cooled air to the Premises for standard office use consistent with the design capacity of the Building HVAC system in accordance with Building Improvements as described in the Work Letter attached hereto as Exhibit J; (4) to furnish, subject to availability and capacity of building systems in accordance with the Building Improvements, unfiltered treated chilled water for use in Tenant's packaged HVAC systems provided that such systems are approved by Landlord, including strainers, pumping systems and controls (it being agreed that Tenant may install supplemental HVAC units within the Premises consistent with its design plans for the Tenant Work); (5) to provide, during Ordinary Business Hours, the general use of passenger elevators for ingress and egress to and from the Premises (at least one such elevator shall be available at all times except in the case of emergencies or repair) and a card-key access control system for the Building that will afford Tenant access to the Building on a 24-hours per day, 7-days per week basis, subject to required repairs and maintenance or other uncontrollable interruptions; (6) to provide janitorial services for the Premises to the extent of the Initial Tenant Finish (including window washing of the outside of exterior windows) after Ordinary Business Hours in accordance with the specifications attached hereto as Exhibit I; and (7) on a 24-hours-a-day, seven-days-a-week basis, to cause electric current to be supplied to the Premises in accordance with the Building Improvements and hot and cold water (items (1) through (7) are collectively called "Services"). "Ordinary Business Hours" means 8:00 a.m. to 7:00 p.m. Monday through Friday and 9:00 a.m. to 2:00 p.m. on Saturdays, Legal Holidays excepted. "Legal Holidays" mean New Year's Day, Martin Luther King Day, Inauguration Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, Christmas Day, and such other national holidays hereafter established by the United States Government that are recognized by similar first class office buildings in the Herndon-Dulles metropolitan area. Any security system or other security measures (collectively "Security") that Landlord may undertake are for protection of the physical structures only and shall not be relied upon by Tenant, its agents, employees, contractors or invitees, including subtenants or assignees (collectively, "Invitees") to protect their person, or property, including Tenant's Property. Tenant shall not knowingly do anything to circumvent or allow others to circumvent security. Landlord shall not be liable for any failure of any security to operate or for any breach or circumvention of the security by others, and Landlord makes no representations or warranties concerning the installation, performance and monitoring of the security or that it will detect or avert occurrences which any such security is intended or expected to detect or avert. Landlord shall, at its cost, provide an initial set of security access cards to the Building in an amount up to 527 Building access cards. Tenant shall have a right to install its own security system (the "Tenant's System") in the Premises provided that such system is installed in such a manner as to permit the continued operation of Landlord's security and life safety systems. Tenant shall provide Landlord with keys, access cards or access numbers for any security system installed by Tenant to permit Landlord to have access to the Premises, provided that such access is in accordance with
Section 11.2 of this Lease. Subject to Section 12.3 of this Lease, if Tenant does not elect to remove Tenant's System on or prior to the expiration or earlier termination of the Lease, Tenant shall deliver to Landlord all manuals and other equipment required for operation of the Tenant's System and leave in place all cabling and related equipment installed in the Premises.

     7.2 The electricity for the lighting, equipment and machinery in the Premises shall be separately metered by a submeter or checkmeter (the cost of installing and maintaining the meter shall be paid by Tenant); Tenant shall not separately contract with the utility provider, but shall be billed by Landlord based on the submeter or checkmeter and the actual costs paid by Landlord for such electrical service, without markup and such amounts shall be in addition to (and not duplicative of) any amounts required to be paid by Tenant as Operating Expenses under the foregoing provisions or as charges for Excess Usage, as hereinafter provided. In the event that all or any portion of such electricity is not separately metered, Landlord shall make a reasonable determination of Tenant's proportionate share of the cost of such utility and Tenant shall pay such amount upon billing by Landlord. All amounts to be paid Landlord hereunder shall be deemed Rents. In addition, Tenant shall be responsible for and shall pay promptly, directly to the appropriate supplier, all charges for telephone, interior landscape maintenance, and other materials and services furnished directly to Tenant or the Premises, or used by Tenant in or about the Premises during the Term, together with any taxes thereon. Electricity shall be provided to the Premises 24 hours a day without notice being required and without additional charges for after-hours usage of such facilities. Tenant shall also pay the cost of replacing light bulbs and/or tubes and ballast used in all lighting in the Premises other than that provided by Landlord to all tenants of
the Building.   It is agreed that if Tenant requires HVAC services beyond
Ordinary Business Hours, Landlord will
furnish such HVAC services, provided Tenant gives Landlord's agent sufficient advance notice of such requirement and Tenant pays for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service. As of the date hereof, Landlord has estimated that the per hour charge for air-conditioning outside Ordinary Business Hours will be $35.00 per floor served (all or any portion); such charge is subject to increase based on increases in costs of utilities included in such costs and only after prior notice to Tenant. Sufficient notice for purposes of the preceding sentence shall be deemed to include 1 hour notice if given between the hours of 8:00 a.m. and 5:00 p.m. Monday - Friday, 1 hour notice if given between the hours of 8:00 a.m. and noon on Saturday, and if such extra service is required on Sundays or holidays then sufficient notice shall be given if given on the day immediately preceding the Sunday or holiday within the notice hours specified above for such day. Any electricity to be supplied to a segregated computer room, including electricity for the separate self-contained HVAC units servicing such area, if any, shall be included in the separate metering of electricity for the Premises referred to above; Tenant shall pay the cost of installing and maintaining any such separate self-contained HVAC units.

     7.3 If Tenant requires janitorial services other than those included as standard Services, Tenant shall separately pay for the direct, out-of-pocket, third party costs of such services monthly within 30 days following receipt of written billings by Landlord, or in any event (i.e., regardless if Tenant requires other than standard Services), Tenant may, at Tenant's option, separately contract for such services with the same company used by Landlord to furnish janitorial services to the Building or another janitorial service provider selected by Tenant and subject to Landlord's reasonable approval.

     7.4 Upon prior notice to Tenant (except in the event of an emergency), Landlord may temporarily discontinue, reduce, or curtail Services when necessary due to accident, repairs, alterations, strikes, lockouts, Applicable Laws (as defined in Section 10 below), or any other happening beyond Landlord's reasonable control. Landlord is not liable for damages to Tenant or any other party as a result of any interruption, reduction, or discontinuance of Services (either temporary or permanent) nor shall the occurrence of any such event be construed as an eviction of Tenant, cause or permit an abatement, reduction or setoff of Rent, or operate to release Tenant from Tenant's obligations. Notwithstanding the foregoing to the contrary, if (a) any interruption of the Services described in Section 7.1 above resulting from Landlord's (or its employee's agent's or contractor's) negligence or willful misconduct shall continue for more than 4 consecutive business days, or (b) if any interruption of Services not resulting from Landlord's (or its agent's or employee's) negligence or willful misconduct nor from Tenant's (or its agents or employees) negligence or willful misconduct shall continue for more than 8 consecutive business days, and in either of the foregoing instances if (i) such interruption is not the result of any willful misconduct or negligent act or breach of obligations or omission of Tenant or Tenant's employees, contractors, or agents, or any persons occupying the Premises under Tenant, and (ii) such interruption renders more than 25% of the Premises untenantable or inaccessible by Tenant, then, as Tenant's sole and exclusive remedy therefor, all Base Rent and Additional Rent payable hereunder with respect to such portion of the Premises shall be abated for the period beginning as of the first day of such interruption and continuing until full use of the Premises is restored to Tenant. Landlord will use its commercially reasonable efforts to cause the restoration of any interrupted Services; further, should any equipment or machinery in the Building break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to delays which result from strikes, unavailability of parts or other materials, or other matters beyond Landlord's reasonable control).

     7.5 Tenant shall promptly notify Landlord of any accidents or defects in the Building of which Tenant becomes aware, including defects in pipes, electric wiring, and HVAC equipment, and of any condition which may cause injury or damage to the Building or any person or property therein, but any failure on the part of Tenant to so notify Landlord shall not abrogate Landlord's maintenance and repair obligations hereunder.

     7.6 Landlord agrees to competitively bid all contracts for service and materials (including the property management contract) for the operation of the Building to at least 3 service providers. Any selection made by Landlord shall be made from among the 3 who provided bids for each particular service, in the exercise of Landlord's commercially reasonable judgment.

  8. QUIET ENJOYMENT.  So long as an Event of Default has not occurred, Tenant
     ---------------
is entitled to the quiet enjoyment and peaceful possession of the Premises
subject to the provisions of this Lease.   Landlord shall under no circumstances
be held responsible for restriction or disruption of access to the Building from public streets caused by construction work or other actions taken by or on behalf of governmental authorities, or for actions taken by other tenants (their employees, agents, visitors, contractors or invitees), or any other cause not entirely within Landlord's direct control, and same shall not constitute a constructive eviction of Tenant nor give rise to any right or remedy of Tenant against Landlord of any nature or kind; provided, however, that with respect to construction work or other actions taken by other tenants, Landlord shall use reasonable efforts to ensure that Tenant's access to, and use of, the Premises is not materially adversely affected. This covenant of quiet enjoyment is in lieu of any covenant of quiet enjoyment provided or implied by law, and Tenant expressly waives any such other covenant of quiet enjoyment to the extent broader than the covenant contained in this Section.

  9.  DEPOSIT. [INTENTIONALLY DELETED]
      -------

  10. CHARACTER OF OCCUPANCY.
      ----------------------

      10.1 Tenant shall occupy the Premises for the Permitted Use and for no other purpose, and use it in a careful, safe, and proper manner. The term "Permitted Use" shall mean: general business office use (the "Primary Use")
and for activities ancillary thereto (the "Ancillary Uses") provided that Ancillary Uses shall not be the primary use of the Premises, are permitted by Applicable Laws (as hereinafter defined), and are expressly approved by Landlord, which approval shall not be unreasonably withheld if such uses are consistent with first class suburban general office building uses and so long as in keeping with Building's first-class quality and allowed under zoning applicable to the Building. Tenant shall be responsible for obtaining any approvals or permits required for the Ancillary Uses under Applicable Laws and the declaration of protective covenants applicable to the Real Property (the "Declaration"). Subject to Landlord's obligations under Sections 10 and 11 hereof, Tenant, at Tenant's expense, shall comply with the Declaration and all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, and regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant with respect to the occupation or alteration of the Premises. Tenant shall not commit or permit waste or any nuisance on or in the Premises. Tenant agrees not to store, keep, use, sell, dispose of or offer for sale in, upon or from the Premises any article or substance prohibited by any insurance policy covering the Building Complex nor shall Tenant keep, store, produce or dispose of on, in or from the Premises or the Building Complex any Hazardous Materials, except customary office and cleaning supplies customarily associated with the Permitted Use of the Premises that are disclosed to Landlord and are stored and used in accordance with Applicable Laws and applicable industry standards. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials (except to the extent that any such Hazardous Materials were brought into the Premises by Landlord, its employees, contractors, or agents) and in compliance with all Environmental Laws (except to the extent any such non-compliance was caused by Landlord or its agents, employees or
contractors).   As used in this Lease, "Hazardous Materials" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "hazardous substance," "hazardous material," "hazardous waste," "infectious waste," "toxic substance," "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or byproduct material), medical waste, chlorofluorocarbon, lead or lead-based product, and
(d) any other substance whose presence could be detrimental to the Buildings, Land or Complex or hazardous to health or the environment. "Environmental Law" means any present and future law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Buildings, Land, or Complex and relating to the environment and environmental conditions or to any Hazardous Material (including, without limitation, CERCLA, 42 U.S.C. (S) 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq., the Clean Air Act, 33 U.S.C. (S) 7401 et seq., the Toxic Substances Control Act, 15 U.S.C.
(S) 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. (S) 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (S) 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq., and any so-called "Super Fund" or "Super Lien" law, any Law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety).

      10.2 In the event Landlord is advised, or it shall come to Landlord's attention, that Hazardous Materials exist in the Premises in violation of any Environmental Laws that were not introduced therein by Tenant or Tenant's Invitees, Landlord shall take all commercially reasonable steps necessary to promptly remove or remediate (or cause to be removed or remediated) all such Hazardous Materials, and in doing so, Landlord shall use its reasonable efforts not to interfere with the conduct of Tenant's business.

      10.3 Notwithstanding anything to the contrary contained in this Lease, it is agreed that Landlord shall be responsible for compliance with any present or future Applicable Laws with respect to (a) those elements and components of the Base Building Systems and structure that are situated outside the perimeter of the Premises or are within vertical penetrations running through the Premises, and (b) the common areas of the Buildings, unless such Applicable Laws are imposed because of Tenant's particular use of the Premises (as opposed to office use generally) or any improvements constructed by Tenant in the Premises or to accommodate special needs of specific employees of Tenant. Notwithstanding anything to the contrary in this Lease, all additions, replacements or alterations to the

Building and Building Improvements (including those portions located within the Premises) that are required due to the enactment of any future Applicable Laws shall be performed by Landlord.

  11.  MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.
       ------------------------------------------------

       11.1 Landlord shall keep, maintain, repair and replace as appropriate, the foundation, roof, exterior walls, structural portions (including columns within the Premises and the vertical sprinkler riser through the Buildings), and exterior glass and windows of the Buildings (specifically excluding the interior walls, doors, partitions, locks, and door jambs in the Premises), as well as all building standard mechanical, plumbing, heating, air conditioning, sprinkler and electrical systems and utility service lines therein (exclusive of telephone, telecommunications or data lines), the plumbing system to and from the Premises and core area restrooms within the Premises, and the driveways, parking areas and grounds adjacent to the Buildings in good condition and repair, and the costs incurred by Landlord in maintaining and repairing such items shall be included in the Operating Expenses of the Buildings. All common or public areas of the Buildings, land, and Building Complex shall be maintained by Landlord in accordance with standards customarily maintained for comparable office buildings of a similar class in the Herndon-Dulles metropolitan area. Tenant shall promptly provide Landlord with notice of any defect or need for repairs in or about the Building of which Tenant is aware; provided, however, Landlord's obligation to repair hereunder shall not be limited to matters of which it has been given notice by Tenant. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Buildings' structure and systems; and (b) Landlord shall have no obligation to make any repairs (i) within the Premises brought about by any willful misconduct or negligence of Tenant or any Invitee, or (ii) to the Buildings brought about by any willful misconduct or negligence of Tenant or its employees, contractors, agents, subtenants, or assignees. If Landlord fails or is unable to comply with its obligations under this Section 11.1 or Section 10.2 above, and if all or at least twenty-five percent (25%) of the Premises is thereby rendered unusable by Tenant for a continuous period of five (5) consecutive business days after Tenant gives Landlord notice thereof as a result of a failure or inability of Landlord to comply with Landlord's obligations under this Section 11.1 or
Section 10.2 above, then, so long as no Event of Default exists under this Lease and provided such failure or inability was not caused by the negligence or willful misconduct of Tenant or its Invitees, Tenant shall be entitled to an abatement of the Base Rent payable hereunder with respect to the portion of the Premises that is unusable for the period beginning on the day after such five
(5) business day period ends (or any such earlier date to the extent Landlord receives rent loss insurance proceeds therefor) and continuing until the use of the Premises is restored to Tenant.

       11.2 Landlord or Landlord's agents may at any time enter the Premises after reasonable prior notice to Tenant (except in an emergency and during regularly scheduled janitorial or cleaning, repairs or maintenance, when no notice is required) for examination and inspection, or to perform, if Landlord elects and only if Tenant has been given no less than ten (10) days prior notice (except in an emergency, when no notice is required) and an opportunity to perform for itself, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems reasonably necessary for the safety, improvement, or preservation of the Premises or other portions of the Building Complex or as required by Applicable Laws. Upon reasonable prior notice, Landlord or Landlord's agents may also show the Premises to prospective purchasers and Mortgagees at any time and to prospective tenants during the last 12 months of the Term. In connection with any above-mentioned entry, Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises. Any such reentry does not constitute an eviction or entitle Tenant to abatement of Rent. Notwithstanding anything to the contrary set forth in this Lease, except in the event of an emergency, Landlord shall not be permitted access to limited portions of the Premises previously designated by notice from Tenant to Landlord as security areas, unless Landlord or its representatives are accompanied by an agent of Tenant designated and made available by Tenant for such purpose; Landlord shall have a right in the event of a casualty or other life-threatening emergency and if an agent of Tenant is unavailable to escort Landlord or Landlord's representative into the security area, to break down the doors to such secured areas for the purpose of dealing with the emergency and Tenant shall be responsible for any damage caused by such entrance. Landlord shall have no obligation to provide janitorial services to such secured areas unless expressly requested by Tenant and Tenant pays for any added janitorial costs arising from Tenant's security arrangements (it being agreed that if the security area is substantially similar in functionality and layout to non-security areas of the Premises and if Tenant provides access during normal janitorial hours, then there shall be no such additional janitorial costs). Landlord may make such alterations or changes in other portions of the Building Complex as Landlord desires so long as such alterations and changes do not unreasonably interfere with Tenant's use and occupancy of, or access to, the Premises or materially increase Tenant's obligations and subject to the following provisions: (i) unless required by Applicable Laws, if Landlord changes the street address, then Landlord shall pay Tenant's reasonable costs of replacing a reasonable stock of its stationery that references the old address and (ii) if Landlord erects or changes pipes and conduits in and through the Premises such alterations and changes shall not materially interfere with Tenant's use or occupancy of, or access to, the Premises and shall be installed behind the walls, under the floors, or above the ceilings. Landlord may use the Common Areas and one or more street entrances to the Building Complex as may be necessary in Landlord's judgment to complete such work in accordance with
Section 27.12.

       11.3 If any damage (other than normal wear and tear) to the permanent improvements in Premises (exclusive of Tenant's personal property or Tenant's trade fixtures) is caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors, Landlord shall, at its sole expense, repair promptly such damage or cause such damage to be repaired promptly.

  12.  ALTERATIONS AND REPAIRS BY TENANT.
       ---------------------------------

       12.1 After completion of the Tenant Work, Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery which requires modifications to existing electrical outlets or increases Tenant's usage of electricity beyond the capacity of the Building systems (collectively "Alterations") without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws; provided, however, Tenant may, without Landlord's consent (but with notice of the nature of the changes, as reflected in record or as-built drawings promptly delivered to Landlord following completion of Alterations) perform interior non-structural Alterations not involving modifications to the Base Building plumbing, electrical, mechanical or life safety systems (as distinguished from the portions of such systems located within the Premises that are installed by Tenant as Initial Tenant Finish, if any) provided the cost of any particular Alterations (taking into account together all Alterations being made as part of a common or phased plan) does not exceed One Hundred Twenty Five Thousand Dollars ($125,000). Tenant shall at its cost: pay all reasonable third party engineering costs incurred by Landlord as to all Alterations for which Landlord's consent is required, obtain all governmental permits and approvals required (except if the Tenant Work or Alterations are performed by Landlord, in which event Landlord shall obtain the necessary governmental permits and approvals), cause all Alterations to be completed in compliance with Applicable Laws and reasonable requirements of Landlord's insurance, and provide Landlord with record or as-built drawings promptly following completion of Alterations. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new or like-new materials and equipment at least equal in quality to the Initial Tenant Finish. All Alterations, repair and maintenance work performed by Tenant shall be done at Tenant's expense using contractors licensed to perform the applicable work in the Commonwealth of Virginia who are reasonably approved by Landlord, which contractors shall complete the Alterations in accordance with Landlord's reasonable contractor rules attached as Exhibit 2 to the Work Letter. If such work is not performed by Landlord's employees and such work is performed subsequent to the Tenant Work contemplated in the Work Letter, involves the Building systems and/or structural portions of the Building and Landlord reasonably determines that supervision of such work is required, Tenant shall pay Landlord, upon receipt of an invoice, a supervisory fee based on actual costs paid to third parties. If Landlord authorizes such persons to perform work, Tenant shall deliver to Landlord prior to commencement of work, certificates issued by insurance companies qualified to do business in the state in which the Premises are located, evidencing that worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be cancelled or modified without 10 days' prior notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. All such work shall be performed in a manner which does not unreasonably interfere with Landlord or other tenants of the Building, or impose additional expense upon Landlord in the operation of the Building Complex.

       12.2 Tenant shall keep the Premises in as good order, condition, and repair and in an orderly state, as on the Commencement Date, loss by fire or other casualty or ordinary wear excepted, and damage due to the negligence or willful misconduct of Landlord or Landlord's agents, contractors, or employees. The liability of Tenant for the costs and expenses of repairs shall be reduced by the amount of any insurance proceeds for which Landlord is entitled (or for which Landlord would have been entitled had Landlord obtained and maintained the insurance required pursuant to the terms of this Lease).

       12.3 All Alterations, including partitions, paneling, carpeting, drapes or other window coverings, and light fixtures (but not including movable office furniture not attached to the Building), are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless
(a) Tenant requests, when it submits its plans and specifications for such Alteration to Landlord for Landlord's approval, Landlord's consent to Tenant's removal of such Alterations upon the expiration or earlier termination of the Lease Term and Landlord so consents, or (b) Landlord specifies in its approval of the plans and specifications for such Alterations that Tenant must remove the Alterations upon the expiration or earlier termination of the Term of the Lease, except that if Tenant is not in default under this Lease beyond any applicable notice and cure period, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Term of the Lease, movable furniture, Tenant's System (excluding mechanical door locks), movable furnishings and movable trade fixtures installed in the Premises by Tenant solely at Tenant's expense; provided, however, that Landlord may only require that an Alteration be removed upon the expiration or earlier termination of the Term of the Lease if in Landlord's reasonably professional judgment such Alteration would, as a result of the unique nature of such items or the anticipated difficulty or expense required to remove such items, expose Landlord to greater expense and effort in order to remove such items than the standard demolition of such space would have otherwise involved. If Tenant is required to remove all or part of any Alterations, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to its prior condition, reasonable wear and tear and damage due to casualty excepted. In lieu of requiring Tenant to restore or alter the ceiling of the Premises upon expiration or earlier termination of the Lease, Landlord and Tenant have agreed on compensation to Landlord in the form of a Ceiling Reimbursement fee as described in greater detail in the Letter of Credit provision of the Addendum.

  13.  CONSTRUCTION LIENS.  Tenant shall pay for all work done on the Premises
       ------------------
by Tenant or at its request (other than the Initial Tenant Finish) of a character which may result in liens on Landlord's or Tenant's interest and Tenant will keep the Premises free of all construction liens, and other liens on account of such work. Tenant indemnifies, defends, and saves Landlord and all Mortgagees harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or Building or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 10 days after notice from Landlord. If Tenant desires to contest any claim, Tenant must furnish Landlord adequate security or a bond of at least 150% of the amount of the claim, plus estimated reasonable costs and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be due to Landlord within 10 days following notice therefor.

  14.  SUBLETTING AND ASSIGNMENT.
       -------------------------

       14.1 Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as "Transferee") without the consent of Landlord first being obtained, which consent will not be unreasonably withheld, conditioned or delayed, provided that: (1) Tenant complies with the provisions of Section 14.4; (2) Landlord declines to exercise its rights under Section 14.3; (3) the Transferee is engaged in a business and the portion of the Premises will be used for the Permitted Use in a manner which is in keeping with the then standards of similar first class office buildings in the Herndon-Dulles metropolitan area and does not conflict with any exclusive use rights granted to any other tenant of the Building Complex; (4) the Transferee has reasonable financial worth in light of the responsibilities involved (taking into account Tenant's obligations under this Lease and the net worth and creditworthiness of Tenant and other parties responsible for Tenant's obligations under this Lease); (5) an Event of Default does not exist hereunder at the time Tenant makes its request; (6) the Transferee is not a governmental or quasi-governmental agency (if such quasi-governmental agency leases space under contracting requirements of the General Services Administration of the U.S. Government); and (7) the Transferee is not a tenant or currently negotiating a lease with Landlord in the Dulles Executive Plaza Complex (including the Building Complex) for space similar in size to the space proposed to be Transferred by Tenant. Transfer includes a sale by Tenant of substantially all of its assets or stock if Tenant is a publicly traded corporation, a merger of Tenant with another corporation, the transfer of 49% or more of the stock in a corporate tenant whose stock is not publicly traded, or transfer of 49% or more of the beneficial ownership interests in a partnership or limited liability company tenant. If any Alterations to the Premises or the Common Areas are required by Applicable Laws in connection with such Transfer or the particular business of such Transferee, such Alterations shall be subject to the prior approval of Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) and Tenant shall bear the cost of such Alterations.

       14.2 Following any Transfer in accordance with this Section 14, Landlord may, after the occurrence of an Event of Default by Tenant and until such Event of Default is cured, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shall continue to be primarily liable for its obligations. Solely with respect to subleases and assignments for which Landlord's consent is required, if Tenant collects any rent or other amounts from a Transferee in excess of the Rent and other amounts due under this Lease for any monthly period, Tenant shall pay Landlord 50% of the excess monthly, as and when received; provided, however, that all expenses incident to any assignment or subletting, including brokerage fees, down time pending consummation of the Transfer, reasonable attorneys' fees, abatements, the unamortized costs of the Tenant Work in excess of the Allowance to the extent completed for such subtenant in such space (with interest at Tenant's cost of funds or, if the improvement is not financed, at the prime rate reported in the Wall Street Journal on the date of
                                            -------------------
such expenditure) and similar inducements or expenses, shall be calculated and amortized over the term of such sublease or assignment, and be reimbursed monthly to Tenant out of the rent received by Tenant based on such amortization prior to such division of any excess rent.

       14.3 Notwithstanding the above (and except for a Transfer permitted under Section 14.7), if Tenant requests Landlord's consent to sublet 49% or more of the Premises for all or substantially all of the remainder of the then-current Term of the Lease or assign Tenant's interest in the Lease, Landlord may refuse to grant such consent in its sole discretion and terminate this Lease as to the portion of the Premises with respect to which such consent was requested; provided, however, if Landlord does not consent and elects to terminate the Lease as to such portion, Tenant may within 15 days after notice from Landlord to this effect withdraw Tenant's request for consent. If such termination occurs, it shall be effective on the date designated in a notice from Landlord and shall not be more than 30 days following such notice.

       14.4 Tenant must notify Landlord at least 30 days prior to the desired date of the Transfer ("Tenant's Notice"), excluding a Transfer permitted under
Section 14.7. Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions. Landlord has, without obligation, 15 days following receipt of Tenant's Notice to (i) propose a subtenant for such space (which subtenant shall be subject to reasonable approval of Tenant) or
(ii) exercise its rights pursuant to Section 14.3 if Tenant's Notice discloses that 49% or more of the Premises is involved for all or substantially all of the remainder of the then-current Term of the Lease. If the space covered by Tenant's Notice is subleased to a sublessee proposed by Landlord, rent and other sums due from the subtenant will be paid to Tenant directly and Landlord has no responsibility for the performance by such subtenant of its obligations under its sublease with Tenant. If Landlord does not exercise its rights under clause
(i) or clause (ii) within 15 days after receipt of Tenant's Notice, Landlord shall be deemed to have waived its rights under those clauses with respect to the proposed transaction and Tenant shall be free to sublet the specified portion of the Premises to any third party on terms substantially identical to those described in Tenant's Notice, subject to Landlord's consent as set forth above. If Tenant does not sublet such portion of the Premises within 180 days following Landlord's notice to Tenant, Tenant must reoffer the Premises to Landlord in accordance with the provisions hereof prior to subleasing to a third party.

       14.5 Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within 10 business days after the full execution thereof. Each sublease is subject to the condition that if the Term of this Lease is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease. Solely with respect to subleases and assignments for which Landlord's consent is required, Tenant shall pay Landlord's reasonable expenses, including reasonable attorneys' fees, of determining whether to consent and in reviewing and approving the documents (up to a maximum of $1,500). Solely with respect to subleases and assignments for which Landlord's consent is required, Tenant shall provide Landlord with such information as is reasonably necessary to make its determination pursuant to
Section 14.1.

       14.6 If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, the rent to be paid by such party shall be increased to the current Base Rent (if greater than that being paid for the Premises) which Landlord charges for comparable space in the Building as of the date of such third party's occupancy. If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

             (1) Any assignee must pay to Landlord at the time the next monthly installment of Base Rent is due under this Lease, in addition to such installment of Base Rent, an amount equal to the monthly installments of Base Rent and additional rent due under this Lease for the next six months under this Lease, said amount to be held by Landlord in escrow, with interest, until either such assignee defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to the Assignee within 30 days of the expiration of the Term of this Lease).

             (2) The assignee must assume and agree to be bound by the provisions of this Lease.

       14.7. Notwithstanding anything to the contrary herein, Tenant may, without obtaining Landlord's consent, make a Transfer to the following parties (each a "Permitted Transferee") on the following conditions (a "Permitted Transfer"): (1) any Affiliate of Tenant (as hereinafter defined) of which Tenant owns more than a 25% interest; (2) any Parent of Tenant (as hereinafter defined); (3) any Affiliate of Tenant's Parent; or (4) any entity into which Tenant merges or consolidates or which purchases all or substantially all of the assets or stock or ownership interests of Tenant; provided that the resulting corporation has a net worth at least equal to Tenant's net worth as of the date hereof; provided that: (i) Tenant remains primarily liable on its obligations hereunder; (ii) the Transferee assumes and is bound by all obligations of Tenant for payment of all amounts of Rent and other sums and the performance of all covenants required by Tenant pursuant to this Lease; (iii) the Transferee complies with the usage restrictions of this Lease; and (iv) not less than 15 days prior to the effective date of the Transfer, Tenant provides Landlord with such evidence as Landlord may reasonably require to establish that the Transfer meets the requirements of a Permitted Transfer (without such notice requiring disclosure of the name of the entity with which Tenant is contemplating a merger until such merger becomes effective). An "Affiliate of Tenant" or "Affiliate of Tenant's Parent" shall mean any corporation, association, trust or partnership
(I) that Controls (as herein defined) Tenant or Tenant's Parent, or (II) that is under the Control of Tenant or Tenant's Parent through stock ownership or otherwise or (III) that is under common Control with Tenant or Tenant's Parent. A "Parent of Tenant" shall mean any corporation, association, trust or partnership (x) that Controls Tenant or (y) that owns more than fifty percent (50%) of the issued and outstanding voting securities of Tenant. The terms "Control" or "Controls" shall mean the power directly or indirectly to direct the management or policies of Tenant or such other entity. Furthermore, Tenant may allow employees of companies to whom Tenant is providing products or with which Tenant is collaborating in the development or provision of products or services (collectively referred to as "Collocation Services") to work in the Premises without Landlord's consent and without being deemed to have sublet any portion of the Premises, so long as such employees do not occupy space which is separated from that occupied by Tenant by demising walls and the number of such employees whose primary place of employment is the Premises does not exceed ten percent (10%) of the total number of persons regularly occupying the Premises.

  15.  DAMAGE TO PROPERTY.  Tenant agrees Landlord is not liable for any
       ------------------
injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored in the Premises, or in other parts of the Building Complex, whether by reason of the negligence or default of Landlord, other occupants, any other person, or otherwise; and the keeping or storing of all property of Tenant in the Premises and Building Complex is at the sole risk of Tenant.

  16.  INDEMNITY.
       ---------

       16.1 Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including reasonable attorneys' fees and costs of litigation, on account of damage to the person or property of any third party, including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by the Tenant, Tenant's agents or employees, or any other person entering upon the Premises under express or implied invitation of Tenant (collectively, "Tenant's
Agents").

       16.2 Tenant shall maintain throughout the Term a commercial general liability policy, including protection against death, personal injury and property damage, issued by an insurance company qualified to do business in the state in which the Premises are located, with a single limit of not less than $1,000,000.00. Such policy shall name Landlord, Building Manager, and Mortgagee as additional insureds, be primary to any other similar insurance of such additional insureds, and provide that it may not be cancelled or modified without at least 20 days' prior notice to Landlord and Mortgagee. The minimum limits of such insurance do not limit the liability of Tenant hereunder. Prior to occupancy of the Premises, and prior to expiration of the then-current policy, Tenant shall deliver certificates evidencing that insurance required under this Lease is in effect.

       16.3 Landlord agrees to indemnify, defend, and hold Tenant harmless from all liability, costs, or expenses, including reasonable attorneys' fees and costs of litigation, on account of damage to the person or property of any third party (excluding Tenant's Agents), including any other tenant in the Building Complex, to the extent caused by the negligence or breach of this Lease by Landlord or Landlord's agents or employees.

  17.  SURRENDER AND NOTICE.  Upon the expiration or other termination of this
       --------------------
Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove: (i) all of its movable furniture and other effects; (ii) all telephone cable within the vertical risers and related equipment in the Building or Building Complex; (iii) HVAC equipment, Communications Equipment, Backup System and Related Equipment outside the Premises; and (iv) those Alterations required to be removed pursuant to Section 12.3. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

  18.  INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.
       ------------------------------------------------

       18.1 Throughout the Term of the Lease, Landlord shall maintain standard extended coverage property insurance for the Building Complex, the shell and core of the Building and the Premises in an amount equal to the replacement cost thereof (exclusive of the foundations). Throughout the Lease Term, Landlord also shall maintain (a) commercial general liability insurance covering the common areas of the Building in amounts at least as high as the greater of (i) that required of Tenant in this Lease, and (ii) that required by Landlord's lender, and (b) insurance for loss of Rent. The foregoing insurance policies shall be from such companies, and on such terms and conditions as Landlord deems appropriate, from time to time.

       18.2 Tenant shall maintain throughout the Term insurance coverage at least as broad as ISO Special Form Coverage against risks of direct physical loss or damage (commonly known as "all risk") for the full replacement cost of Tenant's property and betterments in the Premises, including tenant finish in excess of the Initial Tenant Finish.

       18.3 If the Building or Premises is damaged by fire or other casualty which renders the Premises wholly or partially untenantable and the damage is so extensive that an independent architect selected by Landlord certifies in writing to Landlord and Tenant within 45 days of said casualty that the Premises cannot, with the exercise of reasonable diligence, be made fit for occupancy within the time period (the "Repair Period") that is the lesser of (a) 180 working days from the happening thereof and (b) one-fourth of the time remaining in the Term of the Lease, then, at the option of Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall terminate as of the occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant. If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such Repair Period or neither Landlord or Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

       18.4 If the Premises are damaged by fire or other casualty that does not render it untenantable or require a repair period in excess of the Repair Period, Landlord shall with reasonable promptness except as hereafter provided repair the Premises to the extent of the Initial Tenant Finish.

       18.5 If the Building is damaged (though the Premises may not be affected, or if affected, can be repaired within the Repair Period) and within 60 days after the damage Landlord decides not to reconstruct or rebuild the Building, then, notwithstanding anything contained herein, upon notice to that effect from Landlord within said 60 days, Tenant shall pay the Rent apportioned to such date, this Lease shall terminate from the date of such notice, and both parties discharged from further obligations except as otherwise expressly provided; provided the leases of all other similarly affected tenants in the Building are terminated and Landlord in fact does not repair or restore the damaged or destroyed portions of the Building within the six (6)-month period following the date of termination.

      18.6 Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept in the Building Complex which is capable of being insured against under ISO Special Form Coverage, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises. Tenant also waives all such rights of recovery against Building Manager. Each party shall notify their insurance carrier that the foregoing waiver is contained in this Lease and obtain an appropriate waiver of subrogation provision in their policies.

       18.7 Rent shall abate during any period of repair and restoration in the same proportion that the part of the Premises rendered untenantable bears to the whole; provided, however, if the casualty is caused by the willful misconduct or negligence of Tenant or Tenant's Invitees, then the Rent will abate during any such period of repair and restoration but only to the extent of any recovery by Landlord under its rental insurance related to the Premises.

  19.  CONDEMNATION.  If the Premises or substantially all of it or any
       ------------
portion of the Building Complex which renders the Premises untenantable is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the taking, shall terminate and Rent shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 18.5. Landlord shall receive the entire award or consideration for the taking. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of (i) Tenant's Alterations and improvements to the extent paid for by Tenant and not paid for from the Finish Allowance,
(ii) Tenant's furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense, and (iii) for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

  20.  DEFAULT BY TENANT.
       -----------------

       20.1 Each of the following events is an "Event of Default":

            (1) Any failure by Tenant to pay Rent on the due date unless such failure is cured within 5 business days after notice by Landlord; however, Tenant is not entitled to more than 2 notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Rent is not paid when due, an Event of Default shall automatically occur;

            (2) Tenant abandons the Premises (as evidenced by vacating the Premises with the intent by Tenant not to be bound by the terms of the Lease, as evidenced by a breach of any of its other obligations under the Lease, including the payment of Rent);

            (3) This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Section 14;

            (4) This Lease or any part of the Premises is taken by process of law and is not released within 15 days after a levy;

            (5) Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

            (6) Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

            (7) The insolvency of Tenant or execution by Tenant of an assignment for the benefit of creditors; the convening by Tenant of a meeting of its creditors or any significant class thereof for purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of Tenant generally to pay its debts as they mature, or the occurrence of any of the foregoing with respect to any Guarantor, if any, of Tenant's obligations;

            (8) The admission in writing by Tenant (or any general partner of Tenant if Tenant is a partnership), that it is unable to pay its debts as they mature or it is generally not paying its debts as they mature;

            (9) Tenant fails to take possession of the Premises by the 9th day following the Commencement Date (which deadline shall be extended by delays beyond the reasonable control of Tenant, provided that Tenant is proceeding with due diligence to complete the Tenant Work and move into the Premises);

            (10) Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance within such 30 day period and diligently proceed to completion; provided, however, Tenant's right to cure shall not exceed the period provided by Applicable Law;

            (11) Any event which is expressly defined as or deemed an Event of Default under this Lease.

       20.2 Remedies of Landlord.  If an Event of Default occurs, Landlord may
            --------------------
then or at any time thereafter, either:

            (1) (a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and expel Tenant and those claiming through or under Tenant and remove the effects of both without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord shall, from time to time, without terminating this Lease, use commercially reasonable efforts to relet the Premises or any part, either alone or in conjunction with other portions of the Building Complex, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord, in its sole discretion, determines and Landlord may collect the rents therefor. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting, but Landlord shall use commercially reasonable efforts to mitigate its damages. If there is other unleased space in the Dulles Executive Plaza complex (consisting of the Dulles Executive Plaza I and Dulles Executive Plaza II; collectively, the "Dulles Executive Plaza Complex"), Landlord may lease such other space without prejudice to its remedies against

Tenant. No such reentry or repossession or notice from Landlord shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's contractual liability under this Lease unless written release of liability is given by Landlord to Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

                (b) If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses incurred in connection with such reletting, including all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration, and repair costs (collectively "Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting (i.e., if the
                                                             ----
Premises are relet for a period that is longer than the then remaining balance of the Term of this Lease, then with respect to such costs incurred in reletting the Premises, the costs for which Tenant shall be responsible shall be only a fraction thereof, the numerator of which is the number of months then remaining in the balance of the Term of the Lease, and the denominator of which is the total number of months in the initial term of the replacement tenant's lease, and/or if the Premises is relet as part of a larger premises, then with respect to such costs incurred in reletting the Premises, the costs for which Tenant shall be responsible shall be only a fraction thereof, the numerator of which is the number of rentable square feet in the Premises, and the denominator of which is the total number of rentable square feet being leased pursuant to the terms of the replacement tenant's lease). In determining such net proceeds, rent concessions will also be apportioned over the term of the new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

            (2) Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord for damages in an amount equal to the Rent which would have been owing by Tenant for the balance of the Term had this Lease not terminated, less the net proceeds, if any, of reletting of the Premises by Landlord subsequent to termination after deducting Reletting Expenses. Landlord may collect such damages from Tenant monthly on the days on which the Rent would have been payable if this Lease had not terminated and Landlord shall be entitled to receive the same from Tenant on each such day. Alternatively, if this Lease is terminated, Landlord at its option may recover forthwith against Tenant as damages for loss of the bargain and not as a penalty an amount equal to the worth at the time of termination of the excess, if any, of the Rent reserved in this Lease for the balance of the Term over the then Reasonable Rental Value of the Premises for the same period plus all Reletting Expenses (the worth at the time being based on discounting to the net present value using a discount factor equal to the then-applicable discount rate of the Federal Reserve Bank). "Reasonable Rental Value" is the amount of rent Landlord can obtain for the remaining balance of the Term.

       20.3 Cumulative Remedies.  Suits to recover Rent and damages may be
            -------------------
brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant. If any suit is brought because of an alleged breach of this Lease, the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

       20.4 No Waiver.  No failure by Landlord or Tenant to insist upon strict
            ---------
performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent or any payment due during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord and Tenant. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

       20.5 Bankruptcy.  Nothing contained in this Lease limits Landlord's right
            ----------
to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5),(6),(7) and (8) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

       20.6 Late Payment Charge.  Any Rent not paid within 5 days after the due
            -------------------
date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid. Further, if such Rent is not paid within 5 days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge of 5% of such payment for each late payment that remains unpaid for 5 days following notice to Tenant. Any amounts paid by Landlord to cure an Event of Default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 5 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. "Prime Rate" means that rate published from time to time in the Wall Street Journal as the prime rate on the date closest to the date interest commences.

       20.7 Waiver of Jury Trial.  Tenant and Landlord waive any right to a
            --------------------
trial by jury in suits arising out of or concerning the provisions of this Lease.

  21.  DEFAULT BY LANDLORD.  In the event of any alleged default on the part
       -------------------
of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to cure such default. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Building Complex (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). If such default is in Landlord's failure to make repairs, provide essential services or pay utility bills as are required under this Lease, then following such applicable cure period, Tenant may (but shall not be obligated to) make such repairs (in such manner as to not to void applicable warranties), provide services or pay such bills as are reasonably required to cure such default on behalf of Landlord and Landlord shall reimburse Tenant within 30 days of receipt of Tenant's invoice the full amount of such reasonable out-of-pocket cost and expense incurred by Tenant; provided, however, that if Landlord disputes that such default exists or disputes the reasonableness of the amount to be paid, by notice to Tenant prior to the expiration of the 30 day period, then Landlord shall have no obligation to pay such amount until Tenant has obtained a final non-appealable court judgment that such sum was due and payable to Tenant under the terms of this Section 21 and wrongfully withheld by Landlord. If any such repairs will affect the HVAC, plumbing, electrical or mechanical systems of the Building (the "Building Systems"), the structural integrity of the Building, or the exterior appearance of the Building, Tenant shall use only those contractors used by Landlord in the Building for work on the Building Systems, or its structure, and Landlord shall provide Tenant (upon Tenant's request) with notice identifying such contractors and any changes to the list of such contractors, unless such contractors are unwilling or unable to perform such work or the cost of such work is not competitive, in which event Tenant may utilize the services of any other qualified contractors which normally and regularly performs similar work on comparable buildings. To the extent any sum thus reimbursed to Tenant by Landlord represents an amount that would have been included in the Operating Expenses of the Building if paid by Landlord to perform the obligation in question, Landlord shall be entitled to include in Operating Expenses the sum reimbursed to Tenant. Tenant's sole additional remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord. If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord's interest as a result of foreclosure or otherwise, such party shall not be: (i) liable for any default, nor subject to any setoff or defenses that Tenant may have against Landlord (but such limitation shall not relieve such party from the responsibility to perform the obligations as successor to Landlord ongoing during its period of ownership); (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgage requires such consent; and (iii) bound by payment of Rent in advance for more than 30 days. Tenant agrees to pay Rent
(and will receive credit under this Lease) as directed in any Mortgagee's notice of Landlord's default under the Mortgage reciting that Mortgagee is entitled to collect Rent.

  22.  SUBORDINATION AND ATTORNMENT.
       ----------------------------

       22.1 This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Building Complex (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage"). Tenant agrees that no documentation other than this Lease is required to evidence such subordination.

       22.2 If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof.

       22.3 In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee (provided that such documents only confirm such subordination and do not in any way modify the terms of this Lease) and if it fails to do so within 10 days after demand, such failure shall be deemed an Event of Default hereunder.

       22.4 Tenant hereby attorns to all successor owners of the Building, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise; provided, however, that after succeeding to Landlord's interest under this Lease, any such successor owner assumes in accordance with the terms of this Lease and during its period of ownership all obligations of Landlord arising after the date such successor owner acquires title to the Buildings.

       22.5 Within 30 days following the effective date of this Lease (full execution of the Lease) and execution of a non-disturbance agreement by Tenant in the form attached hereto as Exhibit F, Landlord will obtain a non-disturbance agreement from Landlord's present Mortgagee in the form attached hereto as Exhibit F; Tenant's agreement to subordinate under Section 22.1 above as to any future Mortgagee is conditioned upon Tenant obtaining a non-disturbance agreement from any such future Mortgagee of the Real Property and/or the Building on such Mortgagee's standard form for such purposes substantially in the form attached hereto as Exhibit F, with changes as such future Mortgagee may reasonably require so long as such changes do not in any way modify the terms of this Lease.


  23.  REMOVAL OF TENANT'S PROPERTY.
       ----------------------------

       23.1 All movable personal property of Tenant not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord upon 10 days prior notice to Tenant therefor; Tenant shall pay Landlord's reasonable expenses in connection with such disposition, provided that Landlord delivers to Tenant a reasonably detailed statement of such expenses.

       23.2 Landlord expressly waives all contractual and statutory rights of distraint, liens, and security interests in Tenant's property, but such waiver shall not preclude Landlord from obtaining a judgment lien.

  24.  HOLDING OVER: TENANCY MONTH-TO-MONTH.   If, after the expiration or
       ------------------------------------
termination of this Lease, Tenant remains in possession of the Premises without a written agreement as to such holding over and continues to pay rent and Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 150% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section 17.

  25.  PAYMENTS AFTER TERMINATION.  No payments by Tenant after expiration or
       --------------------------
termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suit or judgment.

  26.  STATEMENT OF PERFORMANCE.  Tenant agrees at any time upon not less
       ------------------------
than 10 days' notice to execute and deliver to Landlord a written statement (a) stating that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (b) stating whether or not, to the best knowledge of Tenant (but without the requirement of an independent investigation), there have been any defaults by Landlord or Tenant and any event which with the giving of notice or passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); (c) stating the date to which Rent has been paid in advance; and (d) such other information as Landlord reasonably requests, none of which shall modify the Lease. Such statement may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee. If Tenant fails to respond to Landlord within such 10 day period and Tenant also fails to respond to Landlord within 5 days after Tenant's receipt of a second written request for Tenant's approval, which second request states in bold capital letters that Tenant's failure to respond as required by Section 26 of the Lease shall be deemed an Event of Default under the Lease if Tenant fails to respond in 5 days, then an Event of Default shall be deemed to have occurred hereunder. Upon request, Tenant will furnish Landlord an appropriate resolution confirming that the party signing the statement is authorized to do so. Landlord agrees, upon not less than 15 days prior notice by Tenant, to execute, acknowledge and deliver to Tenant a statement in writing (i) certifying that this Lease has been unmodified since its execution and is in full force and effect (or if there have been modifications, that the Lease is in full force and effect, as modified, and stating the modifications), (ii) stating the dates, if any, to which the rent and sums hereunder have been paid by Tenant, and (iii) stating whether or not to the actual knowledge of Landlord, without independent investigation or inquiry, there are then existing any defaults under this Lease (and, if so, specifying the same). Such statement may be relied upon by any approved, prospective assignee or subtenant.

  27.  MISCELLANEOUS.
       -------------

       27.1  Transfer by Landlord.  The term "Landlord" means so far as
             --------------------
obligations of Landlord are concerned, only the owner of the Building at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

       27.2  No Merger.  The termination or mutual cancellation of this Lease
             ---------
will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

       27.3  Common Area Use.  Landlord may use any of the Common Areas for the
             ---------------
purposes of completing or making repairs or alterations in any portion of the Building Complex; provided, however, that in the exercise of such right Landlord shall not unreasonably interfere with Tenant's use and occupancy of, or access to, the Premises.

       27.4  Independent Covenants.  This Lease is to be construed as though the
             ---------------------
covenants between Landlord and Tenant are independent and not dependent and Tenant is not entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations except as otherwise expressly set forth herein; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any default by Landlord so long as Tenant complies with Section 21.

       27.5  Validity of Provisions.  If any provision is invalid under present
             ----------------------
or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

       27.6  Captions.  The caption of each Section is added for convenience
             --------
only and has no effect in the construction of any provision of this Lease.

       27.7  Construction.  The parties waive any rule of construction that
             ------------
ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

       27.8  Applicability.  Except as otherwise provided, the provisions of
             -------------
this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law.

       27.9  Authority.  Tenant and Landlord and the party executing this Lease
             ---------
on behalf of each of Tenant and Landlord represent to the other party that such party is authorized to do so by requisite action of Tenant or Landlord, as applicable, and agree, upon request, to deliver a resolution, similar document, or opinion of counsel to that effect.

       27.10 Severability.  If there is more than one party which is the Tenant
             ------------
or Landlord, the obligations imposed upon such party are joint and several.

       27.11 Acceptance of Keys, Rent or Surrender.  No act of Landlord or its
             -------------------------------------
representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

       27.12 Building Name and Size.  Landlord may as it relates to the Building
             ----------------------
and Building Complex: change the name, increase the size by adding additional real property, construct other buildings or improvements, change the location and/or character, or make alterations or additions provided that such changes do not result in more than a de minimus reduction in the rentable square footage of the Premises or materially and adversely interfere with Tenant's use or occupancy of or access to the Premises or cause the level of service required under Section 7 to be reduced other than on a temporary basis. If additional buildings are constructed or the size is increased, Landlord and Tenant shall execute an amendment which incorporates any necessary modifications to Tenant's Pro Rata Share. Tenant may not use the Building's name for any purpose other than as part of its business address.

       27.13 Diminution of View.  Tenant agrees that no diminution of light,
             ------------------
air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

       27.14 Limitation of Liability.  Notwithstanding anything to the contrary
             -----------------------
contained in this Lease, Landlord's liability is limited to Landlord's interest in the Building (including Landlord's interest in any undistributed rents) and any undistributed insurance or condemnation proceeds that were not applied as required by this Lease, or any proceeds resulting from a sale of the Building if such sale is made while a lawsuit is pending against Landlord by Tenant (and only to the extent of any judgment resulting from such lawsuit), and Landlord shall never be personally liable for recovery of any judgment. In the event Tenant institutes an independent action against Landlord and is awarded a money judgment for which a lien is of record, and provided that such judgment is either affirmed on appeal by the highest court for which an appeal thereof may be filed or the time for filing such an appeal has expired, then in such event, and only in such event, Tenant may deduct the amount of such money judgment for which a lien is of record from the next monthly installment or installments of Base Rent due hereunder subject to the rights of Mortgagee.

       27.15 Non-Reliance.  Tenant confirms it has not relied on any statements,
             ------------
representations, or warranties by Landlord or its representatives except as set forth herein.

       27.16 Written Modification.  No amendment or modification of this Lease
             --------------------
is valid or binding unless in writing and executed by the parties.

       27.17 Lender's Requirements.  In the event that any lender providing
             ---------------------
permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, (c) do not increase the rent and other sums to be paid by Tenant hereunder, and (d) do not diminish any of Tenant's other rights under this Lease (including the type, quantity, and quality of services Landlord is required to provide under this Lease) or materially increase Tenant's obligations or decrease Tenant's rights, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes. Tenant hereby covenants and agrees to execute, acknowledge and deliver such amendment to Landlord within 15 days of Tenant's receipt thereof.

       27.18 Effectiveness.  Submission of this instrument for examination or
             -------------
signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

       27.19 Survival.  This Lease, notwithstanding expiration or termination,
             --------
continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

       27.20 Time of Essence.  Time is of the essence herein.
             ---------------

       27.21 Rules and Regulations.  Tenant and Tenant's agents, employees, and
             ---------------------
contractors shall at all times abide by the rules and regulations attached hereto as Exhibit E. Landlord shall use reasonable efforts to enforce all such rules and regulations, including any exceptions thereto, uniformly and in a manner which does not unreasonably discriminate against Tenant, or increase Tenant's monetary obligations under this Lease. If there is any inconsistency between this Lease and the rules set forth in Exhibit E, this Lease shall govern.

       27.22 Recording.  Tenant will not record this Lease. Recording of the
             ---------
Lease by or on behalf of Tenant is an Event of Default.

       27.23 Deed of Lease.  For purposes of Section 55-2, Code of Virginia
             -------------
(1950), as amended, this Lease is and shall be deemed to be a deed of lease.

  28.  AUTHORITIES FOR ACTION AND NOTICE.
       ---------------------------------

       28.1 Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

       28.2 All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as set forth in Section 1.10. All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the appropriate address set forth in Section 1.13. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in the rules of civil procedure, as amended from time to time, for the state in which the Real Property is located.


  29.  PARKING.  Landlord will make available the number of parking spaces set
       -------
forth in Section 1.9, in surface parking areas or garage parking areas, respectively. All parking spaces shall be in and out, non-assigned parking spaces in the designated areas for the respective spaces; the garage parking spaces shall be non-assigned unreserved spaces in the uncovered portion of the garage. Tenant shall pay the current monthly rate charged for each such space, as it may change from time to time; provided, however, that all of the surface or uncovered garage spaces shall be provided to Tenant without charge of parking fees during the Initial Term. Tenant shall have the right to elect separately to license reserved covered garage spaces on the 1st level on an availability basis at Landlord's then-current parking rate for such spaces as it may change from time to time; provided that future increases in any charged after the first Lease Year shall be competitively priced and shall not exceed the prevailing market rates in the Herndon-Dulles metropolitan area. Notwithstanding the above, the right granted to Tenant to use such spaces is a license only and Landlord's inability to make such spaces available at any time for reasons beyond Landlord's reasonable control is not a material breach by Landlord of its obligations hereunder and Tenant has no rights to use the parking garage except as provided in this Section. The abatement of Tenant's obligation to pay for unavailable spaces during any period of unavailability constitutes Tenant's sole remedy. Tenant's failure to timely pay a parking bill shall constitute an Event of Default hereunder. All vehicles parked in the parking facilities and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause.

  30.  SUBSTITUTE PREMISES. [INTENTIONALLY DELETED]
       -------------------

  31.  BROKERAGE.  Tenant and Landlord each represents it has not employed any
       ---------
broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.15 and 1.16 (collectively, the "Brokers"). Landlord shall pay the Brokers a commission pursuant to a separate agreement between each such Broker and Landlord. Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant, other than the Brokers. Landlord shall indemnify Tenant against any expense incurred by Tenant as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Landlord or claiming by, through, or under Landlord, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building, Building Complex, or this Lease.

  32.  COUNTERPARTS.  This Lease may be executed in two or more counterparts,
       ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

  33.  ADDENDUM/EXHIBITS.  Any Addenda and/or Exhibits referred to herein and
       -----------------
attached hereto are incorporated herein by reference.

  IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully-executed copy to Tenant.

LIFEMINDERS.COM, INC., a Delaware       DTC ASSOCIATES, LLC, a Virginia limited
corporation                             liability company



By:                                     By:

Print Name:                                          Authorized Signatory

Print Title:
                                                          "Landlord"
ATTEST:


By:

Print Name:

Print Title:

                        "Tenant"

                                   ADDENDUM


  THIS ADDENDUM is to that certain lease agreement (the "Lease") by and between DTC ASSOCIATES, LLC, a Virginia limited liability company ("Landlord"), and LIFEMINDERS.COM, INC., a Delaware corporation ("Tenant"), with respect to approximately 131,841 rentable square feet of space (the "Premises") in the Building. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control.


  1. Landlord and Tenant agree that the Rentable Area of the Building and the rentable square footage of the Premises have been verified from Landlord's Drawings (as defined in the Work Letter). Upon completion of construction of the Building Improvements, Landlord shall have Landlord's Architect verify whether the as-built Building varied from the Landlord's Drawings so as to alter the calculation of the Rentable Area or of the rentable square footage of the Premises, calculated on the same basis as used in calculating the initial measurement approved by Landlord and Tenant (determined by measuring the usable area in accordance with the June 7, 1996 American National Standards Institute
(ANSI)/Building Owners and Managers Association (BOMA) standard method of measurement of floor area for multi-tenanted office buildings). If Landlord's Architect determines that such a variance exists (which determination shall be subject to the reasonable approval of Tenant's architect), there shall be an adjustment to reflect such re-measurement and recalculation of the Base Rent (based on the annually per rentable square foot rates set forth in Section 1.4), Tenant's Pro Rata Share, the Finish Allowance (based on $27.50 per rentable square foot) and the number of parking spaces to which Tenant is entitled (based on a ratio of 4 parking spaces per 1,000 usable square feet of space leased, of which 20 shall be unassigned uncovered garage spaces). If the amount of Base Rent payable for such period exceeds the amount theretofore paid by Tenant, Tenant shall pay the amount of such excess to Landlord within 30 days of written demand thereof from Landlord. If the amount of Base Rent payable for such period is less than the amount theretofore paid by Tenant, Landlord shall credit the same to the next payment of Base Rent due hereunder.

  2. Throughout the Term of this Lease, Tenant shall have the right to have Tenant's name identification signage on the top spandrels of the Building generally as depicted on the attached Exhibit H (the "Signage"). The Signage is subject to approval by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed; Landlord acknowledges that it has approved the signage generally as depicted on the attached Exhibit H, subject to verification of installation details and methods of attachment) and the applicable governmental officials and under the Declaration and no Signage shall be permitted if such approval is not obtained. Landlord and Tenant agree to cooperate reasonably to seek approval of the Signage from the applicable governmental authorities and under the Declaration. Tenant shall bear the costs of fabricating and installing the such Signage and will bear the costs of removal of the Signage at the termination or expiration of the Lease, including restoring or repairing damages to the Building caused by such removal to the condition at the time of installation. In addition, if Landlord is required at any time to remove any Signage, including any approved Signage, due to any Applicable Law or if Tenant elects to remove or change the Signage at any time, Tenant shall bear the costs of such change or removal. Tenant will be responsible at its cost to maintain its Signage in a condition consistent with the maintenance provided for similar signage in the Herndon-Dulles metropolitan area. In addition to the Signage, Landlord, at Landlord's sole cost and expense, shall also provide Tenant with Building Standard directory signage on the Building's directory board in the lobby of the Building and any other directory which may become a part of the Building Complex. The Signage rights granted to Tenant pursuant to this Paragraph (not including Building directory signage) are personal to Tenant, provided that Tenant may assign its Signage rights to Permitted Transferees under Section 14.7 and any assignees or subtenants for which Landlord has termination rights pursuant to Section 14.3 but for which Landlord does not exercise such rights. Landlord shall not grant rights to identification signage on the Building spandrel or on the exterior walls of the Building to other tenants.

  3. Landlord grants Tenant an option (the "Option") to extend the term of the Lease for one (1) additional term of five (5) years (the "Option Term") commencing immediately after expiration of the Initial Term of this Lease. The Option applies only to the Premises and is on the following conditions:

     A. Notice of Tenant's interest in exercising the Option must be given to Landlord no earlier than 12 months and no later than 9 months prior to the Expiration Date ("Tenant's Notice"). Not later than thirty (30) days after receiving Tenant's Notice, Landlord will notify Tenant of the Base Rent applicable during the Option Term in accordance with subparagraph D below ("Landlord's Notice"). If the Tenant's notice is not given timely, Tenant's Option with respect to the Option Term shall lapse and be of no further force or effect.

     B. Tenant shall have 15 days following Tenant's receipt of Landlord's Notice within which to provide notice to Landlord electing (i) to exercise the Option for the Option Term by delivering notice of such exercise to Landlord at the Base Rent, allowances and concessions, if any, set forth in Landlord's Notice, (ii) to exercise the Option for the Option Term but reserving the right to final determination of the Base Rent to be paid in accordance with subparagraph D below ("Tenant's Dispute Notice"), or (iii) to rescind its exercise of the Option for the Option Term. If Tenant timely elects (i) first above, the Lease shall be deemed extended and thereafter the parties shall execute an amendment to the Lease setting forth the extension for the Option Term and the rental rate applicable during the Option Term. If Tenant timely elects (ii) first above, the parties shall have 30 days after the date Tenant delivers its Tenant's Dispute Notice to Landlord in which to agree on the Base Rent, escalation factor and additional rent which shall be payable during the Option Term. If during such 30-day period the parties agree on such Base Rent, escalation factor and additional rent payable during each year of the Option Term, then during such period they shall execute an amendment to this Lease stating the rent so agreed upon. If during such period the parties do not for any reason whatsoever agree in writing upon such rent, then the Base Rent, escalations, additional rent, and concessions shall be determined in accordance with subparagraph D below. If Tenant fails to timely make any election, Tenant shall be deemed to have elected (ii) first above (i.e., Tenant shall have been deemed to have timely delivered the Tenant's Dispute Notice). If Tenant elects
(iii) first above, Tenant's right to renew the Term of the Lease shall lapse and be of no further force or effect.

     C. Tenant's right to exercise the Option is conditioned on: (i) there not being an Event of Default hereunder at the time of exercise or at the time of commencement of the Option Term; (ii) Tenant not having subleased or vacated more than 50% of the Premises to other than Permitted Transferees as of the commencement of the Option Term; (iii) Tenant not having assigned its interest under the Lease as of the commencement of the Option Term to other than a Permitted Transferee; and (iv) Tenant having the financial ability to perform its obligations under the Option Term as evidenced by maintenance of the Letter of Credit (as referred to below). Upon an assignment of the Lease to other than a Permitted Transferee, this Paragraph is null and void.

     D. If following delivery of Tenant's Dispute Notice, Landlord and Tenant have not agreed upon the terms as of the 30th day after the date of Tenant's Dispute Notice, then Landlord and Tenant shall, within 5 days thereafter, agree upon a qualified commercial real estate broker of good reputation, having at least 5 years' experience in the northern Virginia real estate market; if Landlord and Tenant cannot agree upon the broker, then they shall each select, within the foregoing 5-day period, a real estate broker who meets the above qualifications and together such brokers will then select as the arbitrator a real estate broker who meets the above qualifications (the broker selected shall be deemed the "Arbitrator" hereunder). Within 10 days of selection of the Arbitrator, Landlord and Tenant each shall state, in writing, their determination of the Prevailing Market Rental Rate supported by the reasons therefor and shall make counterpart copies for each other and the Arbitrator, under an arrangement for simultaneous exchange of the determinations. The Arbitrator will review each party's declaration of the Prevailing Market Rental Rate and select the one which he determines most accurately reflects such Arbitrator's determination of the Prevailing Market Rental Rate. The Arbitrator shall have no right to propose a middle ground or any modifications of either of the two proposed resolutions. The Base Rent to paid during the Option Term shall be the Prevailing Market Rental Rate so determined and Tenant shall have the right to receive the allowance and concessions, if any, set forth in Landlord's Notice; provided, however, that if there are at least 7 full months remaining in the balance of the initial Term of the Lease as of the date of the Arbitrator's determination, then Tenant shall have the right to rescind its election to extend the Lease for the Option Term by notice to Landlord within 2 business days (time being strictly of the essence thereto) after the date of the Arbitrator's determination, in which event the Lease shall expire at the end of the Initial Term of the Lease (unless sooner terminated in accordance with this Lease). Landlord and Tenant shall each bear the cost of its broker and shall share equally the cost of the Arbitrator; provided that if Tenant has elected to rescind its election to extend the Lease for the Option Term pursuant to the previous sentence, Tenant shall bear the costs of all 3 brokers. For purposes of this Paragraph, Prevailing Market Rental Rate shall mean the annual amount per square foot (including the then-current Operating Expenses) that a willing tenant would pay and a willing landlord would accept following arms-length negotiations with respect to an "Assumed Lease" (as defined below) under the circumstances then obtaining. "Assumed Lease" means (i) a lease or renewal having a commencement date within 6 months of Tenant's Notice for space of approximately the same size as the Premises of the Building or a "Comparable Building," as hereinafter defined, located in a portion of the Building or such Comparable Building, and with a view and floor height similar to the portion of the Premises for which Prevailing Market Rental Rate is being determined, for a term equal in length to the Option Term; (ii) assuming that a real estate commission is payable with respect to such lease to the extent a third-party commission with respect to extension is agreed or obligated to be paid by Landlord with respect to the Option Term; and (iii) taking into consideration and making adjustment to reflect allowances and concessions provided in Landlord's Notice, if any, and the use of the Base Operating Expenses provided in Section 1.5 during the Option Term (including whether or not the Base Year is changed). "Comparable Building" shall mean any existing buildings or buildings hereafter constructed in the Dulles corridor of northern Virginia which is of a size, location, quality and prestige comparable to, and with a size and efficiency of floor plate, amenities, and with tenants of a stature reasonably comparable with the Building, provided that appropriate adjustments shall be made to adjust for differences in the size, location, age, efficiency of floorplate, and quality between such other buildings and the Building.

     E. After exercise, or failure to exercise the Option, Tenant shall have no further rights to extend the Term.

  4. Tenant, at Tenant's sole cost and expense, shall have the right, without any payment of additional rent, to install an emergency generator ("Generator") and uninterrupted battery power source (the "Battery Source") (collectively the Generator and Battery Source are referred to as the "Backup System") and related equipment connecting such Backup System to the Premises (the "Related Equipment"). The Generator shall be located at an exterior site and the Battery Source shall be located within the Premises, with the exact locations and space used being designated by Landlord (subject to the reasonable approval of Tenant) following Landlord's receipt of specifications for such systems. The availability of The Backup System and Related Equipment shall be subject to the following provisions:

     A. The specifications and types of Generator and Battery Source (including fuel source) and Related Equipment, and any alterations thereto, shall be subject to the prior approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right to require screening of the Generator and containment of the Battery Source. Upon at least 24 hours' prior notice from Landlord (or in the event of an emergency, such reasonable prior notice as necessary to give Tenant notice and safeguard the Building and tenants therein), Tenant shall cease using the Generator or Battery Source if Landlord has reason to believe that: (a) it is determined that such installation or use materially interferes with the operation of machinery and apparatus of the Building, such as the elevators; or (b) the installation and use constitute a nuisance or hazard to the public or to the occupants of the Building; or (c) the use of such Backup System or Related Equipment materially interferes with the use of any tenant's equipment or data processing machines in the Building or in other buildings in the Building Complex. Tenant shall have a right to resume using the Backup System and Related Equipment if an independent engineer selected by Tenant confirms in writing to Landlord that Backup System and Related Equipment is not creating the alleged problems and provided that Tenant indemnifies Landlord against claims arising from resumed operation. Landlord may terminate Tenant's rights under this Paragraph upon at least 30 days' prior notice to Tenant if (a) it is determined that such installation or use materially interferes with the operation of machinery and apparatus of the Building, such as the elevators, and such interference is reasonably confirmed in writing in good faith by an independent engineer selected by Landlord and, based on the determination of such engineer, there is no other location in the Building Complex (outside of tenants' premises including the Premises) where Tenant's Backup System can be relocated to where this interference will no longer occur; or (b) it is found by public authority having jurisdiction over the Building that the installation and use constitute a nuisance or hazard to the public or to the occupants of the Building and Tenant is unable to make modifications to the Backup System that satisfy the public authority's findings; or (c) the use of such Backup System or Related Equipment materially interferes with the use of any tenant's equipment or data processing machines in the Building or in other buildings in the Building Complex, and such interference is reasonably confirmed in writing in good faith by an independent engineer selected by Landlord, and there is no other location in the Building Complex outside tenants' premises where Tenant's Backup System can be relocated to where this interference will no longer occur; or (d) this Lease expires or is terminated.

     B. Upon expiration or earlier termination, Tenant will, at its sole cost and expense, remove and retain the Backup System and the Related Equipment and return the Building to the condition existing prior to such installation, reasonable wear and tear and damage due to casualty excepted. Tenant will have reasonable access to the Backup System and Related Equipment in order to be able to keep and maintain the Backup System and the Related Equipment in good condition and repair, at its sole expense, in a manner that does not conflict or interfere with the use of other facilities installed in the Building. Further, Tenant will not damage or permit damage to the Building in conjunction with the Backup System and the Related Equipment. The Backup System and Related Equipment will be of types and frequencies that do not cause interference with other equipment or operations in the Building or surrounding areas to the extent such interference is unacceptable to Landlord, in Landlord's reasonable determination.

     C. Tenant will, at Tenant's sole cost and expense, comply with all applicable laws, rules, regulations, statutes, ordinances or other requirements of any kind or nature of any municipal, state and federal governmental or quasi-governmental authority or the requirements of Landlord's insurance underwriters relating to the installation, maintenance, height, location, use, operation, and removal of the Backup System and Related Equipment and indemnify Landlord against any loss, cost, or expense incurred resulting from the installation, maintenance, operation, or removal of the Backup System and Related Equipment. Landlord and Tenant agree to cooperate reasonably, at Tenant's cost, to seek to obtain the approval of the Backup System from the applicable authorities. Landlord makes no representation that applicable laws, ordinances or regulations permit the installation or operation of the Backup System or Related Equipment or that the design limitations of the site or Building will permit installation and operation of the Backup System and Related Equipment specified by Tenant. The insurance required to be carried by Tenant under Section 16.2 of the Lease shall provide coverage with respect to the ownership, operation and use of the Backup System and the Related Equipment. Landlord has no responsibility or liability for damage to the Backup System or the Related Equipment.

     D. Landlord shall have the right to relocate the Backup System or Related Equipment, or portions thereof, upon no less than 30 days' prior notice to other areas at Landlord's cost, provided that such location permits substantially the same operation of such equipment as was the case prior to such relocation.

  5. Notwithstanding anything to the contrary set forth in Exhibit D, Landlord grants to Tenant a license for the term of the Lease without the payment of any additional rent, for the purpose of installing, maintaining and operating on a portion of the roof of the Building ("Roof"), the actual location to be designated by Landlord, in Landlord's reasonable discretion ("Roof Space"), (1) chillers and related equipment to connect the chillers to service equipment in the Premises (collectively, "Chillers"), (2) non-penetrating microwave/satellite dishes, not to exceed one meter in diameter and other similar future types of telecommunications devices which may be a variant (the "Dishes"), and (3) equipment, conduits, cables and materials to be located on the Roof Space or in other parts of the Building serving the Chillers (such equipment, conduits, cables, and materials collectively referred to herein as the "Related Equipment") or the Dishes (such equipment, conduits, cables, materials, and Dishes collectively referred to herein as the "Communications Equipment") in accordance with the terms of this Section. All costs and expenses related to installation (including costs of acquiring any required permits therefor), maintenance, operation and removal of the Chillers, Related Equipment, and Communications Equipment shall be borne by Tenant but Tenant shall not pay any additional fee for use of the Chillers, Related Equipment, and Communications Equipment under this Lease. The plans and specifications for the Chillers, Related Equipment, and Communications Equipment shall be subject to approval by Landlord (which approval shall not be unreasonably withheld) and approval under Applicable Laws and the Declaration. The Chillers, Related Equipment, and Communications Equipment shall be located within an appropriately screened area.

     A. Tenant will not use the Roof for any purpose other than operation of the Chillers, Related Equipment, and Communications Equipment for Tenant's business operations and Tenant shall not have any right to license or otherwise provide use of the Chillers, Related Equipment, and Communications Equipment to others except in connection with Collocation Services or to Permitted Transferees or approved subtenants or assignees. Tenant shall install access pavers on the Roof at Tenant's sole cost and expense (if required beyond the access pavers installed by Landlord as shown on Landlord's Drawings), and Tenant and Tenant's agents, contractors, and employees shall have reasonable access to the Chillers, Related Equipment, and Communications Equipment, and agree to be accompanied at all times by Landlord's designated representative when access to the Roof Space, Chillers, Related Equipment, or Communications Equipment areas is necessary for installation, repair and maintenance; Landlord will make such representative available upon reasonable prior notice, and will provide Tenant with the name and phone number of the Landlord's representative that is available during other than Ordinary Business Hours. Tenant will make every reasonable effort to minimize the number of service calls made to the Roof Space, Chillers, Related Equipment, or Communications Equipment areas and will enter such only for required maintenance or in case of an emergency. Tenant must secure and maintain at all times all required approvals and permits of the Federal Communications Commission and all other governmental bodies having jurisdiction over its business, including its communications, operations and facilities, provided that Landlord and Tenant agree to cooperate reasonably, at Tenant's cost, to seek to obtain such approvals and permits from the applicable governmental bodies. Upon at least 24 hours' prior notice from Landlord (or in the event of an emergency, such reasonable prior notice as necessary to give Tenant notice and safeguard the Building and tenants therein), Tenant shall cease using the Chillers, Related Equipment, and/or Communications Equipment if Landlord has reason to believe that: (a) such installation or use materially interferes with the operation of machinery and apparatus of the Building, such as the elevators, or (b) the installation and use constitute a nuisance or hazard to the public or to the occupants of the Building, or (c) the use of such Communications Equipment interferes with the use of any tenant's equipment or data processing machines in the Dulles Executive Plaza Complex or surrounding areas that was installed prior to the installation of the Tenant's Communications Equipment. Tenant shall have a right to resume using the Chillers, Related Equipment, and/or Communications Equipment (as applicable) if an independent engineer selected by Tenant confirms in writing to Landlord that such equipment is not creating the alleged problems and provided that Tenant indemnifies Landlord against claims arising from resumed operation. Landlord may terminate the license under this Section upon 30 days' prior notice to Tenant, if: (a) it is determined that such installation or use materially interferes with the operation of machinery and apparatus of the Building, such as the elevators, and such interference is reasonably confirmed in writing in good faith by an independent engineer selected by Landlord, and, based on the determination of such engineer, there is no other location in the Building Complex outside tenants' premises where the Chillers, Related Equipment, and/or Communications Equipment (as applicable) can be relocated to where this interference will no longer occur; or (b) it is found by public authority having jurisdiction over the Building that the installation and use constitute a nuisance or hazard to the public or to the occupants of the Building and Tenant is unable to make modifications to the applicable equipment that satisfy the public authority's findings; or (c) the use of such Communications Equipment interferes with the use of any tenant's equipment or data processing machines in the Dulles Executive Plaza Complex or surrounding areas that was installed prior to the installation of the Tenant's Communications Equipment, and such interference is reasonably confirmed in writing in good faith by an independent engineer selected by Landlord, and there is no other location in the Building Complex outside tenants' premises where Tenant's Communications Equipment can be relocated to where this interference will no longer occur; or (d) this Lease expires or is terminated.

     B. Upon expiration or earlier termination, Tenant will, at its sole cost and expense, remove the Chillers, Related Equipment, and Communications Equipment and return the Roof Space to the condition existing prior to such installation. Tenant will keep and maintain the Chillers, Related Equipment, and Communications Equipment in good condition and repair, at its sole expense, in a manner that does not conflict or interfere with the use of other facilities installed in the Building or on the Roof. Further, Tenant will not damage or permit damage to the Roof or the Building in conjunction with the Chillers, Related Equipment, and Communications Equipment. The Communications Equipment will be of types and frequencies that do not cause interference with other equipment or operations in the Building, the Dulles Executive Plaza Complex, or surrounding areas that was installed prior to the installation of the Tenant's Communications Equipment.

     C. All transmitters must be equipped with any transmitter isolator device necessary to minimize spurious radiation. If the Communications Equipment causes interference, Tenant will take all commercially reasonable steps necessary to eliminate the interference. Notwithstanding anything to the contrary set forth in the default section of the Lease, if the interference is not eliminated within 8 hours after Tenant receives Landlords notice thereof, Tenant will be liable for all of Landlord's actual damages resulting therefrom and will temporarily disconnect and shut down the Dishes (except for intermittent operation for the purpose of correcting the interference) until the interference is eliminated. If Tenant fails to cease operations at the request of Landlord, Landlord will be entitled to injunctive relief and the cost of obtaining such relief will be paid by Tenant. Landlord makes no warranty that the Roof Space is suitable for the Dishes or that it will perform according to Tenant's requirements.

     D. Landlord and its agents, employees, contractors or anyone else permitted by Landlord to be on the Roof may from time to time repair, replace, maintain, or install additional improvements or fixtures on the Roof. Landlord may permit other licensees to install other rooftop equipment, provided that such equipment (i) does not result in blockage of the line of sight approved for Tenant's initial installation of its Communications Equipment or relocation thereof pursuant to Paragraph 6(A) above, and (ii) does not interfere with the ability of Tenant's Communications Equipment to perform properly as reasonably determined in writing in good faith by an independent engineer selected by Tenant. Tenant will cooperate in any repair, replacement, maintenance and installation as reasonably required by Landlord from time to time.

     E. Tenant will, at Tenant's sole cost and expense, comply with all Applicable Laws, or the requirements of Landlord's insurance underwriters relating to the installation, maintenance, height, location, use, operation, and removal of said Chillers, Related Equipment, and Communications Equipment and indemnify Landlord against any loss, cost, or expense incurred resulting from the installation, maintenance, operation, or removal of said Chillers, Related Equipment, and Communications Equipment. Landlord makes no representation that Applicable Laws permit the installation or operation of the Chillers, Related Equipment, and Communications Equipment or that the design limitations of the site or Building will permit installation and operation of the Chillers, Related Equipment, and Communications Equipment.

     F. The insurance required to be carried by Tenant under Section 16.2 shall provide coverage with respect to the ownership, operation and use of the Chillers, Related Equipment, and Communications Equipment. Landlord has no responsibility or liability for damage to the Chillers, Related Equipment, and Communications Equipment.

  6. Tenant shall provide to Landlord, at the time of execution hereof by Tenant, a clean, unconditional, irrevocable letter of credit from a lending institution reasonably acceptable to Landlord (it being agreed that First Union National Bank located at 8739 Research Drive, Charlotte, NC 28262, is an acceptable lending institution) in the form attached hereto as Exhibit G (the "Letter of Credit ") to ensure the performance of Tenant's obligations under this Lease on the following terms and conditions:

     A. It is understood and agreed that the Letter of Credit, or a renewal or substitute therefor approved by Landlord, shall be kept in effect from the date of execution of this Lease through the last day of the expiration date of the Initial Term (the "LC Termination Date"). The initial Letter of Credit shall be in the amount of $7,600,000.00 (the "LC Maximum"). Tenant shall have a right to provide a substitute or amended letter of credit based on the following reductions in the LC Maximum as applicable under this paragraph. On the commencement of the 61st full calendar month following the Commencement Date, if an Event of Default has not occurred and is still continuing (or has not been cured to the extent permitted under the Lease) as of the date of the reduction, the LC Maximum shall be reduced by $1,436,000.00 (resulting in the Letter of Credit in the amount of $6,164,000.00); on the commencement of the 73rd full calendar month following the Commencement Date if an Event of Default has not occurred and is still continuing (or has not been cured to the extent permitted under the Lease) as of the date of the reduction, the LC Maximum shall be reduced by an additional $1,436,000.00 (resulting in a Letter of Credit in the amount of $4,728,000.00); on the commencement of the 85th full calendar month following the Commencement Date if an Event of Default has not occurred and is still continuing (or has not been cured to the extent permitted under the Lease) as of the date of the reduction, the LC Maximum shall be reduced by an additional $1,436,000.00 (resulting in a Letter of Credit in the amount of $3,292,000.00); on the commencement of the 96th full calendar month following the Commencement Date if an Event of Default has not occurred and is still continuing (or has not been cured to the extent permitted under the Lease) as of the date of the reduction, the LC Maximum shall be reduced by an additional $1,436,000.00 (resulting in a Letter of Credit in the amount of $1,856,000); and on the commencement of the 108th full calendar month following the Commencement Date if an Event of Default has not occurred and is still continuing (or has not been cured to the extent permitted under the Lease) as of the date of the reduction, the LC Maximum shall be reduced by an additional $1,336,000.00 (resulting in a Letter of Credit in the amount of $520,000.00). Additionally, the foregoing reductions shall not be applicable if and so long as Tenant is the subject of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization at the time. If the Letter of Credit would otherwise expire prior to the LC Termination Date, Tenant shall present Landlord with an extension or renewal of the initial Letter of Credit, or a substitute Letter of Credit in the same form as Exhibit G, no later than 30 days prior to the expiration date of such initial Letter of Credit, from a lending institution subject to Landlord's reasonable approval; such extension, renewal or substitute Letter of Credit shall be effective no later than 10 days prior to the expiration of the initial Letter of Credit and shall continue in effect for not less than the period ending with the LC Termination Date and shall be in the amount provided above, reflecting the adjusted LC Maximum as applicable. Tenant agrees that in an Event of Default by Tenant, Landlord shall have a right to present the Letter of Credit (or the renewal, extension or substitute) for payment one or more times up to the entire amount of the then applicable LC Maximum, with amounts received to be applied by Landlord in accordance with subparagraph B below. Any failure of Tenant to timely provide Landlord with an extension, renewal or substitute Letter of Credit, as required hereunder, shall be automatically and without notice deemed an Event of Default under the Lease and Landlord shall have a right to present the Letter of Credit in accordance with the foregoing provision. If the Letter of Credit has not been presented for payment in accordance with this Section on or before the LC Termination Date, Landlord shall return the Letter of Credit to the issuer within 30 days after the LC Termination Date. The Letter of Credit shall be transferable and assignable to any person or entity who or which is the successor or assignee of Landlord's interest under the Lease, including an assignment as security for a loan to Landlord, and Tenant shall cooperate in effecting any such transfer or assignment from time to time, including obtaining a substitute Letter of Credit (at Tenant's cost and expense), if the existing Letter of Credit is not capable of further transfer or assignment. Landlord shall give notice to Tenant of transfer of Landlord's interest resulting in transfer of the Letter of Credit. Landlord shall deliver the then-current effective Letter of Credit to the issuer marked for cancellation upon receipt of any conforming renewal or substitute Letter of Credit provided in accordance with this Paragraph and cooperate with the issuing bank to effect the release of such then-current effective Letter of Credit as soon as the renewal or substitute Letter of Credit is in effect pursuant to its terms. Tenant agrees to pay all fees charged by the lending institution issuing the Letter of Credit (or any reduction, renewal, extension, or substitute therefor).

     B.   If an Event of Default occurs or this Lease is terminated pursuant to
Section 20, Landlord may use, apply or retain all or any portion of the amounts received under the Letter of Credit, if any, for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby in accordance with
Section 20 of the Lease. Any amounts received under the Letter of Credit that are not applied against loss, damage or other amounts under Section 20 of the Lease shall be returned to the issuer.

     C. Upon the expiration or earlier termination of the Lease (without regard to the reason(s) for such termination), Landlord shall have the right to present the Letter of Credit for payment of $100,000.00 attributable to alterations and improvements to the ceiling of the Premises (the "Ceiling Reimbursement"). As described in greater detail in the Work Letter, Landlord has permitted Tenant to utilize an unconventional ceiling design and the parties have jointly determined that the Ceiling Reimbursement will adequately compensate Landlord for the cost of restoring the ceiling to a more traditional form. Landlord's right to the Ceiling Reimbursement is not contingent on the occurrence of an Event of Default, and should Landlord ever be entitled to any damages pursuant to Section 20 of the Lease, such damages shall be in addition to and not inclusive of the Ceiling Reimbursement. Notwithstanding anything contained herein to the contrary, in the event that Tenant exercises its right to the Option Term and such Option Term expires in accordance with its terms, upon such expiration, Landlord shall no longer be entitled to the Ceiling Reimbursement.

  7. Landlord shall use reasonable efforts to lease approximately 1,000 - 1,500 square feet of space situated on the ground floor of the Building or in the proposed building to be known Dulles Executive Plaza II (if constructed and leased by Landlord) to a delicatessen or similar food service operation. Landlord's failure to lease space for such use shall not constitute a default by Landlord under this Lease or entitle Tenant to exercise remedies for a default by Landlord.

  8. Subject to the design capacity of the Building Improvements, Tenant shall have the right to construct conduits, install cabling through the Building's core and raceways, install equipment and other related telecommunications facilities for Tenant's Communications Equipment (as defined above), and access the Building at those points reasonably designated by Landlord for telecommunications conduits. Other than installation of cabling in existing conduits, Landlord's approval shall be required for installation of such equipment outside the Premises. If Tenant's use exceeds its proportionate share of the available conduits leading to the Building (based on its Pro Rata Share), Tenant shall be obligated to install additional conduit for such excess at Tenant's cost.

  IN WITNESS WHEREOF, the parties hereto execute this Addendum.

LIFEMINDERS.COM, INC., a Delaware corporation               DTC ASSOCIATES, LLC, a Virginia limited liability company



By:                                                        By:

Print Name:                                                                   Authorized Signatory

Print Title:
                                                                                   "Landlord"
ATTEST:


By:

Print Name:

Print Title:

                        "Tenant"

                              EXHIBIT A TO LEASE

                                 THE PREMISES
                                 ------------

                              EXHIBIT B TO LEASE

                                 REAL PROPERTY
                                 -------------


Parcel 4N1, Dulles Technology Center, Hunter Mill District, Fairfax County,
                  Virginia as the same is shown on the Plat entitled "Division Plat of a Portion of Parcel C DULLES TECHNOLOGY CENTER VENTURE D.B. 8206 PG. 942 and Parcel B DULLES TECHNOLOGY CENTER VENTURE D.B. 6910 PG. 911" which Plat is attached to the Deed of Consolidation and Resubdivision recorded in Deed Book 11078 at Page 130 among the Land Records of Fairfax County, Virginia.

  EXHIBIT C TO LEASE

                              OPERATING EXPENSES
                              ------------------

     6.1  Definitions.  The additional terms below have the following meanings
          -----------
in this Lease:

          (1) "Base Operating Expenses" means an amount equal to the Operating Expenses for the calendar year identified as the Base Year in Section 1.5, as determined by Landlord in accordance with this Exhibit C. Tenant acknowledges Landlord has not made any representations or warranties that the Base Operating Expenses will equal any specified amounts (any estimates provided by Landlord are non-binding estimates only).

          (2) "Landlord's Accountants" means that individual or firm employed by Landlord from time to time to keep the books and records for the Building Complex, and/or to prepare the federal and state income tax returns for Landlord with respect to the Building Complex, which books and records shall be certified to by a representative of Landlord. All determinations made hereunder shall be made by Landlord's Accountants unless otherwise stated.

          (3) "Rentable Area" means 189,701 rentable square feet of space. If there is a significant change in the aggregate Rentable Area as a result of an addition, partial destruction, modification to building design, or similar cause which causes a reduction or increase in the Rentable Area on a permanent basis or, if Landlord remeasures the Building (excluding roof and garage space) and a change in Rentable Area occurs, Landlord's Accountants shall make such adjustments in the computations as are necessary to provide for such change.

          (4) "Tenant's Pro Rata Share" means the percentage set forth in
Section 1.5. If Tenant, at any time during the Term, leases additional space in the Building or if the Rentable Area is adjusted, Tenant's Pro Rata Share shall be recomputed by dividing the total rentable square footage of space then leased by Tenant (including any additional space) by the Rentable Area and the resulting figure shall become Tenant's Pro Rata Share.

          (5) "Operating Expense Year" means each calendar year during the Term, except that the first Operating Expense Year begins on the Commencement Date and ends on December 31 of such year and the last Operating Expense Year begins on January 1 of the calendar year in which this Lease expires or is terminated and ends on the date of such expiration or termination. If an Operating Expense Year is less than twelve (12) months, Operating Expenses for such year shall be prorated.

          (6) "Operating Expenses" means all commercially reasonable or customary operating expenses of any kind or nature which are in Landlord's reasonable judgment necessary, appropriate, or customarily incurred in connection with the operation and maintenance of the Building Complex (to the extent such expenses are reasonably allocated to the Building if applicable under the following provisions) and are determined in accordance with generally accepted accounting principles consistently applied, as applicable and with adjustments as appropriate for the real estate industry ("GAAP"). Operating Expenses include:

              (a) All real property taxes and assessments levied against the Building Complex by any governmental or quasi-governmental authority or under any covenants, declarations, easements or restrictions, including taxes, assessments, surcharges, or service or other fees of a nature not presently in effect which are hereafter levied on the Building Complex as a result of the use, ownership or operation of the Building Complex or for any other reason, to the extent such taxes are in lieu of or in addition to any current real estate taxes and assessments as a substitution for otherwise increasing real estate taxes and assessments. However, any taxes which are levied on the rent of the Building Complex will be determined as if the Building Complex were Landlord's only real property. In addition, if the Building, the parking facilities or the Property are subject to any provision for tax abatement or are not fully assessed during the Base Year as a result of the incomplete status of the Building Complex, the Base Operating Expenses for determining increases in Real Estate Taxes shall be adjusted to reflect the estimated taxes that would have been applicable for a fully completed Building Complex. In no event do taxes and assessments include (i) federal or state income taxes, (ii) rental or other charges or fees imposed upon Landlord in connection with the lease or use of any vault space, (iii) gross receipts taxes, excess profits taxes, excise taxes, franchise taxes, estate taxes, succession taxes and transfer taxes (except to the extent such taxes are in substitution for or recharacterization or replacement of Taxes as a substitution for otherwise increasing real estate taxes and assessments), (iv) real estate taxes and other impositions on separate tax lots, or (v) any interest or penalties arising by reason of the late payment of Taxes levied or assessed on Landlord. Expenses for tax consultants to contest taxes or assessments are also included as Operating Expenses (all of the foregoing are collectively referred to herein as "Taxes"). Taxes also include special assessments, license taxes, business license fees, business license taxes, and, to the extent not excluded above, commercial rental taxes, levies, charges, or taxes, imposed by any authority against the Premises, Building Complex or any legal or equitable interest of Landlord. Special assessments are deemed payable in such number of installments permitted by law, whether or not actually so paid, and include any applicable interest on such installments. Taxes (other than special assessments) are computed on an accrual basis based on the year in which they are levied, even though not paid until the following Operating Expense Year;

          (b) Costs of supplies, including costs of relamping and replacing ballasts in all Building standard tenant lighting;

          (c) Costs of energy for the Building Complex, including costs of propane, butane, natural gas, steam, electricity (exclusive of electricity supplied to tenants' premises), solar energy and fuel oils, coal or any other energy sources;

          (d) Costs of water and sanitary and storm drainage services;

          (e) Costs of janitorial and security services;

          (f) Costs of general maintenance, repairs, and replacements including costs under HVAC and other mechanical maintenance contracts; and repairs and replacements of equipment used in maintenance and repair work;

          (g) Costs of maintenance, repair and replacement of landscaping;

          (h) Insurance premiums for the Building Complex for insurance required to be carried by Landlord under the terms of this Lease or under any applicable Mortgage or otherwise deemed appropriate by Landlord to the extent of types and amounts customarily maintained by landlords of similar first class office buildings in the Herndon-Dulles metropolitan area, including all-risk or multi-peril coverage, together with loss of rent endorsement; the part of any claim paid under the commercially reasonable deductible portion of any insurance policy carried by Landlord; public liability insurance; and any other insurance carried by Landlord on any component parts of the Building Complex;

          (i) All labor costs, including wages, costs of worker's compensation insurance, payroll taxes, fringe benefits, including pension, profit-sharing and health, and reasonable legal fees and other costs incurred in resolving any labor dispute;

          (j) Professional building management fees (not to exceed 5% of gross revenues, including base rents and additional rents, with respect to the Building payable to Landlord during the applicable calendar year), costs and expenses, including costs of office space and storage space required by management for performance of its services;

          (k) Reasonable legal, accounting, inspection, and other consulting fees (including fees for consultants for services designed to produce a reduction in Operating Expenses or improve the operation, maintenance or state of repair of the Building Complex) to the extent not included in the professional building management fees;

          (l) Costs of capital improvements and structural repairs and replacements to the Building Complex to conform to changes subsequent to the date of issuance of the shell and core certificate of occupancy for the Building in any Applicable Laws (herein "Required Capital Improvements"); and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses (herein "Cost Savings Improvements"). Expenditures for Required Capital Improvements and Cost Savings Improvements will be amortized at a market rate of interest (not to exceed the prime rate plus 2%) over the useful life of such capital improvement (as determined in accordance with GAAP by Landlord's Accountants); however, the amortized amount of any Cost Savings Improvement in any year will be equal to the estimated resulting reduction in Operating Expenses; and

          (m) Costs incurred for Landlord's Accountants including costs of any experts and consultants engaged to assist in making the computations;

"Operating Expenses" do not include:
                        ---

              (i) Costs of work, including painting and decorating, which Landlord performs for any tenant other than work of a kind and scope which Landlord is obligated to furnish to all tenants whose leases contain a rental adjustment provision similar to this one, including, without limitation, the cost of preparing any space in the Building for occupancy by any tenant and/or for altering, renovating, repainting, decorating, planning and designing spaces for any tenant in the Building in connection with the renewal of its lease and/or costs of preparing or renovating any vacant space for lease in the Building (including permit, license and inspection fees);

                  (ii) Costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received, provided, however, that with respect to the cost to repair damage, Landlord may include in Operating Expenses the amount of a commercially reasonable deductible applied to each such occurrence; provided, however, that Landlord may only include such cost in Operating Expenses, if Landlord actually makes such repair;

                  (iii) Leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building;

                  (iv) Costs of repairs or rebuilding necessitated by condemnation;

                  (v) Interest on borrowed money or debt amortization, except as specifically set forth above, or any other charges paid by Landlord in connection with any mortgages, deeds of trust or other financing encumbrances or attorney's fees and disbursements, recording costs, mortgage recording taxes, title insurance premiums, title closer's gratuity and other similar costs, incurred in connection with any mortgage financing or refinancing or execution, modification or extension of any ground lease; loan prepayment penalties, premiums, fees or charges;

                  (vi)    Depreciation on the Building Complex;

                  (vii) Rental payments (including percentage rent and any increases in base rent) made under any ground lease;

                  (viii) Salaries and all other compensation (including fringe benefits and other direct and indirect personnel costs) of partners, officers and executives above the grade of superintendent or building manager of Landlord or the managing agent;

                  (ix) The costs of repairs, replacements and alterations for which and to the extent that Landlord is actually reimbursed therefor from any source other than as a result of inclusion in Operating Expenses generally;

                  (x) Fees, costs and expenses incurred by Landlord in connection with or relating to claims against or disputes with tenants of the Building or the negotiation or enforcement of leases with tenants or prospective tenants, including, without limitation, legal fees and disbursements;

                  (xi) Expenses for the correction of defects in Landlord's initial construction of the Building, Project, or any part thereof, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category; the cost of repair or replacement of any item covered by warranty;

                  (xii) Costs and expenses incurred by Landlord for services which are duplicative of any management fees paid by Landlord;

                  (xiii) That portion of any Operating Expenses which is paid to any entity affiliated with Landlord which is in excess of the amount which would otherwise be paid to an entity which is not affiliated with Landlord for the provision of the same service;

                  (xiv) Sums paid by Landlord for any indemnity, damages, fines, late charges, penalties or interest for any late payment;

                 (xv) Costs attributable to any "tap fees" or one-time lump sum sewer or water connection fees payable in connection with the construction of the Building;

                  (xvi) Rental for personal property leased to Landlord (e.g., furnishings in Landlord's Building management office) except for rent for personal property leased to Landlord and used in the operation or maintenance of the Building, the purchase price for which, if purchased, would be fully includable in Operating Expenses in the year of purchase (e.g., rental for equipment used in the fitness facility shall be included as an Operating Expense);

                  (xvii) Attorney's fees and disbursements, brokerage commissions, transfer taxes, recording costs and taxes, title insurance premiums, title closer's fees and gratuities and other similar costs incurred in connection with the sale or transfer of an interest in Landlord or the Building;

                  (xviii) Costs and expenses of administration and management of partnership activities of Landlord; or

                  (xix) Costs arising from the presence of hazardous materials, substances, wastes, or asbestos-containing materials in or about or below the Building, the Land, or the Project, including without limitation, hazardous substances in the groundwater or soil (other than ordinary maintenance costs, including changing filters, etc.), unless the materials, substances, wastes or asbestos-containing materials were in or on the Property due to Tenant's negligence or intentional acts;

                  (xx) Capital expenditures as a result of Landlord's failure to comply with laws or building codes in existence as of the issuance of the building permit for the Building or capital expenditures not otherwise expressly permitted under 6.1(l) above.

To the extent that employees, utilities or other services or costs are attributable to the Building and other buildings on a common basis or are provided for Common Areas, such Operating Expenses shall be reasonably prorated by Landlord to reflect costs to be allocated hereunder to the Building. If any lease entered into by Landlord with any tenant in the Building is on a so-called "net" basis, or provides for a separate basis of computation for any Operating Expenses with respect to its leased premises, Landlord's Accountants may modify the computation of Base Operating Expenses, Rentable Area, and Operating Expenses for a particular Operating Expense Year to eliminate or modify any expenses which are paid for in whole or in part by such tenant. Specifically, electricity to tenants' premises shall be excluded based on electricity to the Premises being separately metered and paid for by Tenant. If the Rentable Area is not fully occupied during any particular Operating Expense Year (including the Base Year), Landlord's Accountants shall adjust those Operating Expenses which are affected by occupancy for the particular Operating Expense Year to reflect 95% occupancy. Furthermore, in making any computations contemplated hereby, Landlord's Accountants may make such other modifications to the computations as are required in their judgment to achieve the intention of the parties hereto.

     6.2  Additional Payment.  If any increase occurs in Operating Expenses for
          ------------------
any Operating Expense Year during the Term, commencing with calendar year 2002, in excess of the Base Operating Expenses, Tenant shall pay Landlord Tenant's Pro Rata Share of the amount of such increase (less Estimated Payments, if any, previously made by Tenant for such year).

     6.3  Estimated Payments.  During each Operating Expense Year beginning with
          ------------------
the first month of calendar year 2002 and continuing each month thereafter throughout the Term, Tenant shall pay Landlord, at the same time as Base Rent is paid, an amount equal to 1/12 of Landlord's estimate of Tenant's Pro Rata Share of any projected increases in Operating Expenses for the particular Operating Expense Year in excess of Base Operating Expenses ("Estimated Payment").

     6.4  Annual Adjustments.
          ------------------

          (1) Following the end of each Operating Expense Year, including the first Operating Expense Year, Landlord shall submit to Tenant a statement setting forth the exact amount of Tenant's Pro Rata Share of the increase, if any, of the Operating Expenses for the Operating Expense Year just completed over the Base Operating Expenses. Beginning with the statement for the second Operating Expense Year, each statement shall set forth the difference, if any, between Tenant's actual Pro Rata Share of the increase in Operating Expenses for the Operating Expense Year just completed and the estimated amount for such Operating Expense Year. Each statement shall also set forth the projected increase, if any, in Operating Expenses for the new Operating Expense Year over Base Operating Expenses and the corresponding increase or decrease in Tenant's monthly Rent for such new Operating Expense Year above or below the Rent paid by Tenant for the immediately preceding Operating Expense Year.

          (2) To the extent that Tenant's Pro Rata Share of the increase in Operating Expenses for the period covered by a statement is different from the Estimated Payment during the Operating Expense Year just completed, Tenant shall pay Landlord the difference within 30 days following receipt by Tenant of the statement or receive a credit against the next due Rent, as the case may be. Until Tenant receives a statement, Tenant's Estimated Payment for the new Operating Expense Year shall continue to be paid at the prior Estimated Payment, but Tenant shall commence payment of Rent based on the new Estimated Payment beginning on the first day of the month following the month in which Tenant receives the statement. Tenant shall also pay Landlord or deduct from the Rent, as the case may be, on the date required for the first payment, as adjusted, the difference, if any, between the Estimated Payment for the new Operating Expense Year set forth in the statement and the Estimated Payment actually paid during the new Operating Expense Year. If, during any Operating Expense Year, there is a change in the information on which Tenant is then making its Estimated Payments so that the prior estimate is no longer accurate, Landlord may revise the estimate and there shall be such adjustments made in the monthly Rent on the first day of the month following notice to Tenant as shall be necessary by either increasing or decreasing, as the case may be, the amount of monthly Rent then being paid by Tenant for the balance of the Operating Expense Year.

     6.5  Miscellaneous.  In no event will any decrease in Rent pursuant to any
          -------------
provision hereof result in a reduction of Rent below the Base Rent. Delay by Landlord in submitting any statement for any Operating Expense Year does not affect the provisions of this Section or constitute a waiver of Landlord's rights for such Operating Expense Year or any subsequent Operating Expense Years.

     6.6  Dispute.  If Tenant disputes an adjustment submitted by Landlord or a
          -------
proposed increase or decrease in the Estimated Payment, Tenant shall give Landlord notice of such dispute within 180 days after Tenant's receipt of the adjustment. If Tenant does not give Landlord timely notice, Tenant waives its right to dispute the particular adjustment. If Tenant timely objects, Tenant may engage its own certified public accountants hired on a noncontingency basis and providing a full range of accounting services or which is a national or regional full-service accounting firm that is hired by Tenant on a contingency or noncontingency basis ("Tenant's Accountants") to verify the accuracy of the statement complained of or the reasonableness of the estimated increase or decrease and to audit Landlord's books and records pertaining to Operating Expenses. Landlord shall cooperate (without charge) in permitting any such audit, provided that such audit shall be conducted during Ordinary Business Hours during weekdays, upon reasonable prior notice to Landlord and scheduling of such audit. The person conducting the examination on behalf of Tenant shall enter into a confidentiality agreement satisfactory to Landlord. If Tenant's Accountants determine that an error has been made, Landlord's Accountants and Tenant's Accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant's reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant. All costs incurred by Tenant for Tenant's Accountants shall be paid for by Tenant unless Tenant's Accountants disclose an error, acknowledged by Landlord's Accountants (or found to have occurred through the above independent determination), of more than 5% in the computation of the total amount of Operating Expenses, in which event Landlord shall pay the reasonable costs incurred by Tenant to obtain such audit, provided that the amount of such reimbursement shall be based on a reasonable hourly rate and reasonable out-of-pocket expenses and not any contingency fee. Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the Estimated Payment or adjustment determined by Landlord's Accountants until the adjustment has been determined to be incorrect. If it is determined that any portion of the Operating Expenses were not properly chargeable to Tenant, then Landlord shall promptly credit or refund the appropriate sum to Tenant.

     6.7  Tax Contest.  Notwithstanding anything in the Lease or this Exhibit to
          -----------
the contrary, if Landlord appeals Taxes and obtains a refund for any calendar year in which Tenant paid increases in Operating Expenses pursuant to this Exhibit, then Landlord shall promptly pay to Tenant Tenant's Pro Rata Share of such refund as reasonably calculated by Landlord (after deducting the reasonable expenses incurred by Landlord in obtaining such refund to the extent not otherwise included in Taxes); provided, however, in no event shall the amount of Tenant's Pro Rata Share of such refund be greater than the total amounts paid to Landlord by Tenant pursuant to this Exhibit on account of increases in Operating Expenses with respect to the calendar year to which such statement relates. If Landlord determines not to challenge or appeal such assessment (or, having undertaken to appeal or challenge such an assessment, does not pursue the appeal or challenge with due diligence and continuity), Landlord agrees that Tenant may appeal or challenge such assessment in Landlord's place and stead and that Landlord will join in and cooperate with Tenant in prosecuting such appeal or challenge (subject to Landlord's reasonable approval of documents submitted in such matter); provided, however, that such appeal or challenge shall be undertaken at Tenant's sole cost and at no expense to Landlord (except that, if Tenant's appeal or challenge is successful, then Tenant may recover its reasonable costs out of the refund or reduction of Taxes achieved by Tenant prior to allocating such reduction to the tenants of the Building).

                              EXHIBIT D TO LEASE

                            COMMENCEMENT CERTIFICATE
                            ------------------------


                            __________________, 2000



LIFEMINDERS.COM, INC.
__________________________
__________________________
__________________________
__________________________

RE: Lease dated as of the (the "Lease"), by and between DTC ASSOCIATES, LLC, a Virginia limited liability company, as Landlord, and LIFEMINDERS.COM, INC., a Delaware corporation, as Tenant

Dear Tenant:

  With regard to the referenced Lease, Landlord and Tenant acknowledge the following (initially capitalized words not otherwise defined have the same meaning set forth in the Lease):

  1. In accordance with Section 5 of the Lease, the Commencement Date is 12:01 a.m., __________________ and the Expiration Date is 12:00 midnight,
___________________.

  Please acknowledge the foregoing by having an authorized officer sign in the space provided below and return to our office. This document may be executed in counterparts, each of which shall constitute the original. Facsimile signatures shall be binding as original signatures.

                                          DTC ASSOCIATES, LLC, a Virginia
                                          limited liability company



                                          By:
                                                     Authorized Signatory

                                                          "Landlord"


ACKNOWLEDGED AND AGREED this _____ day of
_______________________:

LIFEMINDERS.COM, INC., a Delaware corporation


By:
Print Name:
Print Title:

ATTEST:


By:
Print Name:
Print Title:

                "Tenant"

                              EXHIBIT E TO LEASE

                             RULES AND REGULATIONS
                             ---------------------


  1. Except as otherwise expressly set forth in the Lease, no sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Landlord shall have the right to remove, at Tenant's expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or vendor approved by Landlord. In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

  2. The coverings for all windows in each tenant's premises shall be lowered and closed as reasonably required because of the position of the sun, during the operation of the Building's air-conditioning system to heat, cool or ventilate such Premises. All tenants with premises visible from one of the lobbies, or any other public portion of the Building, shall furnish and maintain its premises in a first-class manner, utilizing furnishings and other decorations commensurate in quality and style with the furnishings and decor in the public portions of the Building. If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the reasonable opinion of Landlord, from outside the Premises.

  3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, escalators or stairways of the Building. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public.

  4. The directory of the Building will be provided exclusively for the display or the name and location of tenants, subtenants and assignees only and Landlord reserves the right to exclude any other names therefrom.

  5. Except as otherwise expressly provided in the Lease, unless otherwise approved by Landlord, all cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss to property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

  6. Landlord will furnish Tenant free of charge with two keys or other access devices to each locking access door in the Premises. Except as otherwise expressly provided in this Lease, Landlord may make a reasonable charge for any access devices, and Tenant shall not make or have made additional access devices, and Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the access devices of all doors which have been furnished to Tenant, and in the event of loss of any access devices so furnished, shall pay Landlord therefor. Tenant's key system shall be separate from the rest of the Building.

  7. It Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's reasonable instructions in their installation. Landlord, or its agents, will direct the electricians as to where and how the wires may be introduced, and without such direction, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense. Except as otherwise expressly provided in the Lease, Tenant shall be responsible for removing, at Tenant's expense, prior to the end of the Term, all telephone, data, cable television, or other cabling, installed for Tenant's benefit, extending from the Premises to the telephone closet located on that floor.

  8. No equipment, materials, furniture, packages, supplies, merchandise or other property that requires larger transport devices than hand trucks for movement will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. The persons employed to move furnishings, fixtures and equipment in and out of the Building shall be properly licensed if required by law. Tenant must make arrangements in advance with Landlord for moving large quantities of furniture and equipment into or out of the Building.

  9. Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position to all equipment, materials, furniture or other property brought into the Building. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute such weight. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration which may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. Landlord will not be responsible for loss of or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

     10. No Tenant shall tamper with or attempt to adjust temperature control thermostats in its Premises other than temperature control thermostats for any separate HVAC units for Tenant's computer facilities. Tenant will be billed for damage to thermostats due to tampering. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not waste electricity, water or air conditioning. Tenant shall keep corridor doors closed.

     11. Landlord reserves the right to exclude from the Building outside Ordinary Business Hours any person unless that person is known to the person or employee in charge of the Building and has an access device such as a key, entry card, combination code, pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and, subject to the provisions of the Lease, shall be liable to Landlord for all acts of such persons. Any person whose presence in the Building at any time shall, in the reasonable judgment of the Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its Tenants may be denied access to the Building or may be ejected therefrom, including any person who in the judgment of Landlord is intoxicated or under the influence of liquor or illicit drugs or who shall in any manner do any act in violation of these Rules and Regulations. In case of public excitement or other commotion, the Landlord may prevent all access to the Building during the continuance of the same, by closing the doors or otherwise, for the safety and protection of tenants, the Building, and property in the Building. The Landlord may require any person leaving the Building with a package or other object to exhibit authorization from the Tenant of the premises from which the package or object is removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord to protect any Tenant against the removal of property from its premises. The Landlord shall in no way be liable to any Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from Tenant's Premises or the Building under the provisions of this rule.

     12. Tenant shall endeavor to close and lock the doors to the outside of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

     13. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance or any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

     14. Except as otherwise expressly provided in the Lease, Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

     15. Except for the installation of customary first-class office artwork and as otherwise approved by Landlord, such as customary as approved by Landlord, Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from non-compliance with this rule.

     16. Unless approved by Landlord, Tenant shall not install, maintain or operate upon the Premises any vending machine; provided that Landlord pre-approves Tenant's installation, maintenance and operation of snack, non-alcoholic beverage, and coffee vending machines serving Tenant's employees.

     17. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with reasonable directions issued from time to time by Landlord.

     18. Smoking is prohibited at all times in all areas of the Building, including offices, restrooms, corridors, stairwells, lobbies and elevators. and may be prohibited in all outside Common Areas of the Building Complex or restricted by Landlord to specific locations designated by Landlord as smoking areas. Tenant shall not cause or permit any noise (including playing of musical instruments, radio or television) or objectionable odors to emanate from the Premises which would annoy other tenants or create a public or private nuisance and no cooking shall be done or permitted by any Tenant on the Premises, except by the Tenant of Underwriters' Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations. Tenants shall not conduct directly or indirectly any auction upon their premises, or permit any other person to conduct an auction upon the premises. Canvassing, soliciting and peddling in the Building are prohibited and tenants shall cooperate to prevent the same.

     19. No animals, birds, or pets of any kind, excluding seeing eye dogs, shall be allowed in a tenant's premises or the Building.

     20. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may reasonably approve. Tenant shall not bring any other vehicles of any kind into the Building and bicycles shall be used or stored only in areas designated by Landlord.

     21. Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

     22. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Except as otherwise expressly set forth in the Lease, employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord. All contractors hired by Tenant to complete alterations to the Premises shall adhere to the provisions of the Lease and these Rules and Regulations, as well as such separate reasonable rules and regulations as Landlord may adopt as requirements for contractors.

     23. Tenant shall cooperate fully with the life safety plans of the Building established and administered by Landlord. This includes participation by Tenant and its employees in exit drills, fire inspections, life safety orientations and other programs relating to fire safety that may be promulgated by the Landlord.

     24. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

     25. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

     26. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations in this Exhibit E stated and any additional rules and regulations which are adopted.

     27. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                              EXHIBIT F TO LEASE

                                     SNDA
                                     ----

                       SUBORDINATION, NONDISTURBANCE AND
                             ATTORNMENT AGREEMENT


     THIS AGREEMENT made this ___ day of _________________, 2000, between GUARANTY FEDERAL BANK, F.S.B., a federal savings bank (hereinafter called "Lender") and LIFEMINDERS.COM, INC., a Delaware corporation (hereinafter called "Tenant") and DTC ASSOCIATES, LLC, a Virginia limited liability company (hereinafter called "Landlord").

                         W I T N E S S E T H   T H A T:

     WHEREAS, Lender is the owner and holder of a Deed of Trust and Security Agreement (hereinafter called the "Security Instrument"), dated September 10, 1999, in Book 11087, Page 0681, of the Real Property Records of Fairfax County, Virginia, covering the real property described in Exhibit A and the buildings
                                                  ---------
and improvements thereon (hereinafter collectively called the "Mortgaged Premises") securing the payment of a promissory note in the stated principal amount of $17,985,000, payable to the order of Lender;

     WHEREAS, Tenant is the tenant under Lease Agreement (hereinafter called the "Lease") dated _________________, 2000 by and between Landlord and Tenant, covering certain property (hereinafter called the "Demised Premises") consisting of a part of the Mortgaged Premises; and

     WHEREAS, Tenant, Landlord and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender, Landlord and Tenant hereby agree and covenant as follows:

     1.   Subordination.  The Lease now is, and shall at all times and for all
          -------------
purposes continue to be, subject and subordinate, in each and every respect, to the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

     2.   Non-Disturbance.  So long as (i) Tenant is not in default (beyond any
          ---------------
period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, (ii) the Lease is in full force and effect, and (iii) Tenant attorns to Lender or a purchaser of the Mortgaged Premises as provided in Paragraph 3, then (a) Tenant's possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Security Instrument, and (b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Security Instrument.

     3.   Attornment.  If Lender shall become the owner of the Mortgaged
          ----------
Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Lender or other purchaser of the Mortgaged Premises, who shall succeed to the rights and duties of Landlord, and Tenant. In such event, Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or other obligations secured by the Security Instrument or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment, which instrument or certificate shall be in form and content reasonably acceptable to Tenant. Tenant hereby waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease and the obligations of Tenant thereunder as a result of any such foreclosure or deed in lieu of foreclosure.

     4.   Obligations and Remedies.  If Lender shall become the owner of the
          ------------------------
Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Premises, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that Lender or such purchaser shall not be liable or bound to Tenant:

          (a) for any act or omission of any prior landlord (including Landlord); provided, however, nothing herein shall be deemed to be a waiver of Tenant's rights or remedies in the event such act or omission is of a continuing nature, such as, for example, Landlord's failure to fulfill a repair obligation, and such default is not cured by Lender or such purchaser after Lender or such purchaser acquires the Mortgaged Premises (however, Lender or such purchaser shall in no event be liable for any tort claims which Tenant may have against Landlord or any claims for liquidated damages which may be owing by Landlord under the Lease); or

          (b) for any offsets or defenses which the Tenant might be entitled to assert against Landlord; or

          (c) for or by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

          (d) by any amendment or modification of the Lease made without Lender's consent, which consent shall not be unreasonably withheld or conditioned; or

          (e) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

          (f) for the construction of any improvements required of Landlord under the Lease in the event Lender or such purchaser acquires title to the Mortgaged Premises prior to full completion and acceptance by Tenant of improvements required under the Lease; provided, however, such lack of liability on the part of Lender or such purchaser pursuant to this subparagraph shall not affect Tenant's rights described in the Lease in the event of such failure to complete such improvements as long as Tenant has provided all applicable notices and cure periods as required under the Lease and this Agreement; or

          (g) for any portion of the Allowance (as such term is defined in the Lease) previously disbursed to Landlord by Lender pursuant to the Construction Loan Agreement executed by and between Landlord and Lender; or

          (h) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

          (i) by any provision of the Lease restricting use of other properties owned by Lender, as landlord.

     The person or entity to whom Tenant attorns shall be liable to Tenant under the Lease only for matters arising during (but not after) such person's or entity's period of ownership and such liability shall be limited as set forth herein.

     5.   No Abridgment.  Nothing herein contained is intended, nor shall it be
          -------------
construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

     6.   Notices of Default to Lender.  Tenant agrees to give Lender a copy of
          ----------------------------
any default notice sent by Tenant under the Lease to Landlord.

     7.   Representations by Tenant.  Tenant represents and warrants to Lender
          -------------------------
that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been paid more than thirty (30) days in advance of its due date; to the best of Tenant's knowledge without any independent investigation there are no defaults existing under the Lease; and Tenant, as of this date, has no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due under the Lease.

     8.   Rent Payment.  If Lender shall become the owner of the Mortgaged
          ------------
Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Premises, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord's interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Security Instrument or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

     9.   Notice of Security Instrument.  To the extent that the Lease shall
          -----------------------------
entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security Instrument and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

     10.  Landlord Defaults.  Tenant agrees with Lender that effective as of the
          -----------------
date of this Agreement: (i) Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure (not to exceed a total of 120 days) provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.

     11.  Liability of Lender. If Lender shall become the owner of the Mortgaged
          -------------------
Premises or the Mortgaged Premises shall be sold by reason of foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, after such foreclosure sale or conveyance by deed in lieu of foreclosure, Lender shall have no personal liability to Tenant under the Lease and Tenant shall look solely to the estate and property of Landlord in the Mortgaged Premises, to the net proceeds of sale thereof or the rentals received therefrom, for the satisfaction of Tenant's remedies for the collection of a judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of the Lease to be observed or performed by Landlord and any other obligation of Landlord created by or under the Lease, and no other property or assets of Lender shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies. Further, in the event of any transfer by Lender of Landlord's interest in the Lease, Lender (and in the case of any subsequent transfers or conveyances, the then assignor), including each of its partners, officers, beneficiaries, co-tenants, shareholders or principals (as the case may be) shall be automatically freed and released, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements which accrue subsequent to the date of such transfer of Landlord's interest.

     12.  Notice.  Any notice or communication required or permitted hereunder
          ------
shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, addressed as follows:

     To Lender:          Guaranty Federal Bank, F.S.B.
                         8333 Douglas Avenue
                         Dallas, Texas 75225
                         Attention: Commercial Real Estate

     To Tenant:          Lease Precommencement Address:
                         ------------------------------
                         Lifeminders.com, Inc.
                         1110 Herndon Parkway, Suite 300
                         Herndon, Virginia 20170
                         Attention: Mr. David N. Mahoney, COO

                         Lease Post Commencement Address:
                         --------------------------------
                         Lifeminders.com, Inc.
                         13530 Dulles Technology Drive, Suite 500
                         Herndon, Virginia

     With copy to:       Shaw Pittman
                         1676 International Drive
                         McLean, Virginia 22102-4835
                         Attention: Craig Chason, Esquire

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

     13.  No Amendment, Assignment or Subletting of Lease.  Lender and Tenant
          -----------------------------------------------
agree that Tenant's interest in and obligations under the Lease shall not be altered or modified without the prior written consent of Lender. Lender and Tenant also agree that Tenant shall neither assign the Lease or allow it to be assigned in any manner nor sublet the Demised Premises or any part thereof except in accordance with the terms of the Lease.

     14.  No Amendment or Termination of Lease.  Lender and Tenant agree that
          ------------------------------------
Tenant's interest in and obligations under the Lease shall not be altered or modified without the prior written consent of Lender, nor shall Landlord and Tenant enter into a consensual termination of the Lease without the prior written consent of Lender.

     15.  Modification.  This Agreement may not be modified orally or in any
          ------------
manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

     16.  Successor Lender.  The term "Lender" as used throughout this Agreement
          ----------------
includes any successor or assign of Lender and any holder(s) of any interest in the indebtedness secured by the Security Instrument.

     17.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Premises, and their respective successors and assigns.

     18.  Paragraph Headings.  The paragraph headings contained in this
          ------------------
Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

     19.  Gender and Number.  Within this Agreement, words of any gender shall
          -----------------
be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to include the singular, unless the context otherwise requires.

     20.  Applicable Law.  This Agreement and the rights and duties of the
          --------------
parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Premises is located and the law of the United States applicable to transactions within such state.

     21.  Counterparts.  This Agreement may be executed in multiple counterparts
          ------------
and by the different parties hereto in separate counterparts, each of which shall for all purposes be deemed to be an original and all of which together shall constitute but one and the same instrument, with the same effect as if all parties to this Agreement had signed the same signature page.

     IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                         LENDER:

                         GUARANTY FEDERAL BANK, F.S.B., a federal savings bank


                         By: _____________________________________
                            Name: _______________________________
                            Title: ________________________________

                         TENANT:

                         LIFEMINDERS.COM, INC., a Delaware corporation

                         By: _____________________________________
                            Name: _______________________________
                            Title: ________________________________


                         DTC ASSOCIATES, LLC, a Virginia limited liability company

                         By: MGA Development Associates, L.P., a Colorado limited partnership, Manager

                              By: ____________________________________
                                    Donald E. Spiegleman
                                    Authorized Signatory


THE STATE OF TEXAS       )
                         )
COUNTY OF DALLAS         )


     This instrument was acknowledged before me on _________________, 2000, by __________________, _________________ of GUARANTY FEDERAL BANK, F.S.B., a
federal savings bank, on behalf of said federal savings bank.

                              _______________________________________
                              Notary Public, State of Texas

                              _______________________________________
                                    (printed name)

My Commission Expires:

____________________



COMMONWEALTH OF VIRGINIA)
                              )
COUNTY OF _____________       )


     This instrument was acknowledged before me on _____________, 2000, by __________________, __________________ of Lifeminders.com, Inc., a Delaware
corporation, on behalf of said corporation.

                              _____________________________________
                              Notary Public, State of __________________

                              _____________________________________
                                    (printed name)

My Commission Expires:

____________________



THE STATE OF COLORADO    )
                         )
COUNTY OF DENVER         )

     This instrument was acknowledged before me this _____ day of ____________, 2000 by Donald E. Spiegleman, Authorized Signatory of MGA Development Associates, L.P., a Colorado limited partnership, on behalf of said limited partnership, in its capacity as manager of DTC Associates, LLC, a Virginia limited liability company.


                              ____________________________________
                              Notary Public, State of _____________

My Commission Expires:        ____________________________________
                                    (printed name)
_____________________

                              EXHIBIT G TO LEASE

                           FORM OF LETTER OF CREDIT
                           ---- -- ------ -- ------



                             _______________, 2000



DTC ASSOCIATES, LLC
c/o Miller Global Properties, LLC
4643 S. Ulster Street, Suite 1500, Denver, CO 80237

RE:  Letter of Credit No. ___________

Gentlemen:

     We hereby issue in your favor, at the request and for the account of LIFEMINDERS.COM, INC., a Delaware corporation our irrevocable Letter of Credit
in the amount of $                                    which is available against
presentation of your sight draft. The draft must be accompanied by:

1.   This Letter of Credit No. _____________; and

2. A notarized certification signed as "Authorized Signatory " on behalf of DTC Associates, LLC, or an officer (or partner, if such entity is a partnership or member if a limited liability company) of its transferee or assignee, stating essentially as follows:

     "The undersigned is the owner of the property described in the Office Lease dated _________________ by and between [Landlord], as Landlord, and LIFEMINDERS.COM, INC., a Delaware corporation as Tenant (the "Lease "). The amount requested by the draft accompanying this statement is the amount to which the undersigned is entitled under the terms of the Lease as a result of an Event of Default under the Lease and the undersigned requests payment of the enclosed draft under the enclosed Letter of Credit."

     This Letter of Credit shall be subject to the Special Conditions set forth on Exhibit 1, such exhibit being considered a part hereof and incorporated herein by reference.

     We hereby agree that all drafts drawn under and in compliance with the terms of this credit shall meet with honor upon presentation and delivery of documents on or before 5:00 p.m., Denver time, _____[DATE]_______________, as specified to the drawee.

                              [BANK]



                              By:
                              Title:

                                   EXHIBIT 1

                    To Letter of Credit No. ______________



     The Letter of Credit shall be governed by the following Special Conditions:

     1. This Letter of Credit shall be governed by and construed in accordance with the laws of the State of Colorado, including specifically, but not limited to, C.R.S. (S)4-5-101, et seq., entitled Uniform Commercial Code -- Letters of Credit, as amended. The provisions of Uniform Customs and Practice for Documentary Credits, I.C.C., shall not be applicable to this Letter of Credit.

     2. Issuer agrees that it may not defer honor beyond the close of the first banking day after presentment of a sight draft drawn hereunder and accompanying documents.

     3. This Letter of Credit shall be transferable and assignable to any person or entity who is the successor or assignee of the interest of landlord under the Lease entered into on or about ___________, between DTC Associates, LLC and LIFEMINDERS.COM, INC, a Delaware corporation. Such transfer shall be accomplished by providing ___________[BANK]_____________ with the appropriate transfer form and the original letter of credit for endorsement; provided, however, that such transfer shall not be subject to the approval of ______________[BANK]________________.

                              EXHIBIT H TO LEASE

                               BUILDING SIGNAGE
                               ----------------


Tenant name identification signage shall be electrified and internally illuminated, surface mounted to the top (roof) spandrel panel, at a location mutually agreed upon. The sign shall be at the maximum size approved by Fairfax County and the Dulles Technological Associates Architectural Control Committee. The sign shall be fabricated and installed by a commercial sign contractor. The sign shall be subject to Landlord's reasonable approval as to design, color, method of illumination and method of attachment.

                              EXHIBIT I TO LEASE

                           JANITORIAL SPECIFICATIONS
                           -------------------------


A.   DAILY -   Monday through Friday, except legal holidays.

     1.   Empty waste baskets, clean ashtrays.

     2.   Dust accessible areas of desk tops.

     3. Vacuum carpet in elevator lobbies, reception areas and other high-traffic areas.


B.   WEEKLY

     1.   Dust accessible areas of furniture, convectors and other furnishings.

     2.   Vacuum office area carpeting.


C.   MONTHLY

     1.   Mop and buff tile floors.

     2.   Dust Venetian blinds, window frames and exterior of lighting fixtures.

     3.   Spot clean walls.

     4.   Clean telephones.


D.   QUARTERLY

     1.   Clean and refinish tile floors where necessary.

     2.   Clean baseboards.

     3.   Wash interior of windows

E.   SEMI-ANNUALLY

     1.   Wash exterior of windows.


F.   ANNUALLY

     1.   Wash light fixtures and lenses.

     2.   Clean Venetian blinds.

NOTE: Cleaners will not remove papers or other materials from surfaces to be cleaned, dusted or vacuumed. Trash not in wastebaskets should be clearly marked "TRASH." Cleaning of private kitchens and baths is the responsibility of the Tenant.

                              EXHIBIT J TO LEASE

                                  WORK LETTER
                                  -----------

                               November 9, 2000


Lifeminders.com, Inc.
1110 Herndon Parkway
Suite 300
Herndon, Virginia 20170
Attention: Mr. David N. Mahoney, COO


Re:       Tenant:  Lifeminders.com, Inc., a Delaware corporation

          Premises: approximately 131,841 rentable square feet consisting of floors 6,5,4 and 3, of which a portion of the Premises consisting of 65,799 rentable square feet of space consisting of floors 6 and 5 shall be referred herein and depicted on Exhibit A as "Phase I " and the remaining 66,042 rentable square feet of space (floors 4 and 3) shall be referred herein and depicted on Exhibit A as "Phase II " (Phase I and Phase II collectively referred to as the "Premises ")

          Building: Dulles Executive Plaza I, 13530 Dulles Technology Drive,
                    Herndon, Virginia

Gentlemen:

          Concurrently herewith, you ("Tenant ") and the undersigned ("Landlord ") have executed a Lease (the "Lease ") covering the Premises (the provisions of the Lease are hereby incorporated by reference as if fully set forth herein and initially capitalized words not defined have the same meaning set forth in the Lease). In consideration of the execution of the Lease, Landlord and Tenant mutually agree as follows:

1.  Space Planning and Engineering
    ------------------------------

          1.1 Landlord has provided to Tenant the architectural and engineering drawings for the base building improvements for the Building Complex to be completed by Landlord ("Landlord's Drawings ")(as further described on Exhibit 4 to this Work Letter), as prepared by Davis Carter Scott (such architectural firm or its replacement, if replaced by Landlord prior to completion of construction, is referred to as the "Landlord's Architect "). The work to be completed by Landlord in accordance with Landlord's Drawings is referred to as the "Building Improvements." If Tenant desires that the Landlord's Drawings be modified in any manner, then Landlord shall reasonably endeavor to address Tenant's concerns. If Landlord's sole reason for rejecting a proposed change is the increased cost that will be incurred if the change is adopted, and if Tenant agrees to pay the entire incremental cost attributable to such change, then Landlord shall agree to adopt the proposed change and Tenant shall thus pay such entire incremental cost within 30 days after Landlord's submission of a statement of the additional expenses attributable to such changes, as additional rent. Landlord shall have the right to make changes and modifications in the base building improvements during construction and Landlord shall provide copies to Tenant of modifications to Landlord's Drawings promptly as and when available to reflect such modifications for portions of the drawings applicable to the Premises as soon as possible and, if possible, prior to commencing such work; provided that Tenant shall have the right to approve (which approval shall not be unreasonably withheld, conditioned or delayed) substantial changes to the Building Complex which materially adversely affect Tenant's use of the Premises or the cost or scope of the Tenant Work, other than changes required by Applicable Laws or as required during construction to adjust to field conditions. Landlord shall complete the Building Improvements in a good and workmanlike manner in accordance with Applicable Laws, in a manner consistent with construction practices for a "Class A" building in the Northern Virginia area and in accordance with the Declaration.

          1.2 Tenant shall retain Studios Architecture or, at its option, another architect reasonably approved by Landlord as Tenant's architect ("Tenant's Architect "). Tenant shall retain WFT Engineering or, at its option, another engineer reasonably approved by Landlord as Tenant's engineer ("Tenant's Engineer") to perform mechanical, electrical, plumbing, and life safety; in addition, Tenant shall retain Landlord's designated structural engineers to provide engineering design review pertaining to structural design issues (the "Structural Engineers"). Tenant shall provide to Landlord the Tenant-approved space plans for the Premises (collectively referred to herein as "Space Plans ") prepared by Tenant's Architect by the Space Plan Deadline set forth on Exhibit
6.  The Space Plans shall contain
information specified in Exhibit 1 and shall be sufficiently complete to permit Landlord to review such drawings for the purpose of determining conformity with the base building specifications for the Building and for the purposes described in Section 1.3 below. The Space Plans shall be prepared by Tenant's Architect at Tenant's sole cost and expense, subject to Landlord's payment of the Allowance as hereinafter provided; Landlord may deduct from the Allowance Landlord's actual costs paid to third parties for assistance in review of the Space Plans if reasonably required by Landlord.

          1.3 Within 5 business days after receipt by Landlord of the Space Plans, Landlord shall review the Space Plans and confer with Tenant concerning such review. Landlord shall respond to such submission, in accordance with the scope of review set forth in this Section 1.3, within 5 business days after Landlord's receipt thereof (including Landlord's receipt of Tenant's written response to each of Landlord's prior comments). Such review and resubmission process shall continue until the Space Plans (including Tenant's responses to Landlord's comments on such Space Plans) are approved by Landlord. Landlord's approval shall not be unreasonably withheld, conditioned or delayed and the scope of Landlord's review of Tenant's proposed Space Plans shall be limited to only those portions thereof that (i) are readily visible to the exterior of the Building or the common and public areas thereof, or (ii) are structural in nature, or (iii) affect the electrical, mechanical, fire or life safety systems within the Building, (iv) are related to conformance with all applicable building, zoning and other codes or regulations affecting the Building, (v) do not contain all of the information specified in Exhibit 1 or are not sufficiently complete to permit Landlord to review them for the purposes set forth therein; (vi) indicate space usages inconsistent with the Permitted Use or Ancillary Uses, (vii) are necessary to determine consistency with class A office space finishes and the requirements of Exhibit 7 (the "Landlord's Scope of
Review ").   The Structural Engineers shall advise Landlord and Tenant whether the base building structure and systems will have to be supplemented or modified in order to allow installation of work shown on the Space Plans. If Landlord objects to the draft Space Plans or requires changes, within Landlord's Scope of Review, Tenant shall revise the Space Plans accordingly within 5 business days of receipt of being informed of such determination and resubmit them to Landlord and the review procedure and time frames set forth above shall be repeated. Any delay by Landlord in responding within the applicable periods or delays arising from errors by Landlord in such review process shall be deemed Landlord Delay to the extent that such delay is beyond the specified periods and results in delaying approval of the Approved Space Plans beyond the Space Plan Deadline set forth in Exhibit 6. Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with review and approval of the Space Plans by the Engineers, which amounts shall be paid from the Allowance, provided, however, that Tenant's liability for Landlord's costs and expenses relating to the review of any or all of Tenant's plans and drawings, including the Space Plans, shall not exceed $25,000 (based on an itemized statement of such costs with engineering fees billed at $______ per hour). When approved by Landlord and Tenant, the Space Plans shall be acknowledged as such by Landlord and Tenant signing each sheet therefor and such approved drawings shall be deemed the "Approved Space Plans."

          1.4 On or before the Phase 1 Draft Architectural Drawings Deadline set forth in Exhibit 6, Tenant shall provide Landlord with architectural working
drawings and engineering working drawings for Phase 1.   On or before the Phase
II Draft Architectural Drawings Deadline set forth in Exhibit 6, Tenant shall provide Landlord with architectural working drawings and engineering working drawings for Phase II. The architectural working drawings (collectively, the "Architectural Working Drawings") shall be prepared by Tenant's Architect and the structural, plumbing, fire protection, mechanical controls, electrical and life safety engineering drawings (collectively, the "Engineering Working Drawings") shall be prepared by Tenant's Engineer, all of which shall be prepared substantially in the form provided in Exhibit 1. The Architectural Working Drawings shall be coordinated by Tenant's Architect with Landlord's Drawings and the Approved Space Plans. The Architectural Working Drawings and the Engineering Working Drawings shall be logical extensions of the Approved Space Plans for the Premises approved by Tenant for review by Landlord substantially in the form provided in Exhibit 1. Tenant's Architect shall be responsible for any conflicts between the Architectural Working Drawings and field conditions (unless such field conditions materially vary from Landlord's Drawings, as modified). Tenant shall be responsible for the consistency between the Architectural Working Drawings and the Engineering Working Drawings, conflicts with Building Improvements and field conditions and for the Architectural Working Drawings and the Engineering Working Drawings complying with building code provisions. Subject to Section 1.1, Landlord shall notify Tenant's Architect of changes in Landlord's Drawings affecting the Tenant Work within five (5) business days of an actual change in such drawings (not just a proposed change), so as to minimize interference with or delay to completion of Tenant's Working Drawings. Any problems caused by any inconsistency of the drawings shall be Tenant's sole responsibility (subject to Tenant or Tenant's Architect receiving Landlord's Drawings and changes in Landlord's Drawings). If the review by Landlord or Landlord's engineers, if applicable, uncovers design errors, Landlord shall give notice thereof, including any review comments, within 10 business days after Landlord's receipt of Architectural Working Drawings and the Engineering Working Drawings submitted by Tenant. If Landlord does not reply within such period, it shall be presumed that Landlord has no objection thereto, however, such approval shall not limit Landlord's right to request changes in the future in the event design errors are discovered (which request shall be made as soon as practicable following such discovery) and Tenant shall not be obligated to make changes as to which notice is given beyond such 10 day period unless the safety of the Tenant Work is affected or that are required by Applicable Laws. If Landlord notifies Tenant of design errors pursuant to this Section (within the time period, as applicable), Tenant shall revise the Architectural Working Drawings and the Engineering Working Drawings accordingly, and resubmit them to Landlord only for review of those design issues noted by Landlord after Landlord's initial review of the Working Drawings. Landlord shall provide written approval or comments within 3 business days of Tenant's resubmission and the review procedure set forth above shall be repeated. Delay caused by such revisions shall be deemed Tenant Delay. When approved (or deemed approved) by Landlord and Tenant, such drawings shall be deemed the "Final Working Drawings ." Tenant shall simultaneously submit its Working Drawings to Landlord for review, to Tenant's contractor for final pricing, and for building permit review. Landlord acknowledges that in order to maintain its schedule, Tenant may submit its Working Drawings for pricing and permitting simultaneously with submittal to Landlord. However, any revisions required by Landlord as a result of its approval shall be incorporated by Tenant into pricing and permitting submittals and any delays shall be deemed Tenant Delay.

          1.5 Changes to the Final Working Drawings, except for minor changes not affecting the Building mechanical, electrical or life safety systems or the structure of the Building, may be made only upon prior written approval of Landlord, which shall not be unreasonably withheld, conditioned, or delayed. Landlord acknowledges that time is of the essence, and shall respond (in writing or by oral communication thereafter confirmed in writing) to all written requests for changes within 5 business days of Landlord's receipt of the same. If Landlord does not respond within such period, Landlord shall be deemed to have consented to the requested changes. Any delay in completion of the Tenant Work or the Building Improvements which results from any such changes or the process of approval or disapproval (other than caused by Landlord Delay or Force Majeure) shall be deemed Tenant Delay. Landlord's review of the Space Plans, Architectural Working Drawings, Engineering Working Drawings or Final Working Drawings shall not imply approval by Landlord for their completeness, design sufficiency, or as to compliance with the requirements of applicable codes, rules, or regulations of any governmental agencies having jurisdiction thereof now in effect or which may hereafter be in effect.

2.  Tenant Work and Finish Allowance
    --------------------------------

          2.1 Tenant shall enter into contracts for construction services to complete the Tenant Work with contractors and subcontractors selected by Tenant based on competitively bidding the work, provided that (i) in bidding to a proposed general contractor and subcontractors, Tenant shall include Landlord's general contractor, Centex Construction Company, and mechanical, electrical, plumbing, sprinkler, fire and life safety alarm subcontractors in the bidding process, (ii) Tenant shall use Landlord's mechanical, electrical, and plumbing subcontractors if their bids are substantially equal to that of other bidders,
(iii) Tenant shall use Landlord's HVAC control systems subcontractor and sprinkler subcontractor if their bids are not more than 10% higher than the lowest other respective bids, and (iv) Tenant shall use the subcontractors and materials vendors used by Landlord for fire and life safety alarm if their bids are not more than 10% higher than the lowest other respective bids, and, if more than 10% higher, Landlord's subcontractors and materials vendors shall be used by Tenant solely for any tie-in to the fire and life safety alarm system.
Tenant shall provide Landlord with copies of all bids received by Tenant prior to award for Landlord's review. The contractor and subcontractors selected by Tenant in accordance with the foregoing are referred to collectively as "Tenant's Contractors "; provided, Tenant acknowledges and agrees that, to the extent Tenant's Contractors are other than those used by Landlord, any delays in Landlord having inspections completed or obtaining a final certificate of occupancy for the Building caused by or arising out of the use of Tenant's Contractors shall be deemed Tenant Delay. Landlord and Tenant shall cooperate with each other in coordinating any required inspections to minimize delay for either party. Tenant's Contractors will be required to adhere to the requirements set forth on Exhibit 2 and shall perform all work in a manner consistent with practices in other first class buildings in the suburban northern Virginia area) (collectively, "Requirements "). The contract with the general contractor (the "Contract ") will incorporate (directly or indirectly by reference) the provisions of the Requirements and all subcontracts shall be subject to the provisions of the Contract and the Requirements. Prior to execution of the Contract, Tenant will provide a copy to Landlord. Landlord will review the Contract for compliance with the Requirements and advise Tenant of Landlord's approval or required changes within 10 business days of receipt; if Landlord fails to respond within such period, Landlord shall be deemed to approved such Contract.

          2.2 Tenant's Contractors will be obligated to cooperate with contractors employed by Landlord who are completing work in the Building ("Landlord's Contractors ") and such Contractors will each conduct their respective work in an orderly fashion and manner so as not to unreasonably interfere with the other.

          2.3 Tenant assumes full responsibility for Tenant's Contractor's performance of all work, including compliance with Applicable Laws, and for all Tenant's Contractors' property, equipment, materials, tools or machinery placed or stored in the Premises during the completion thereof (subject to the provisions regarding Builder's Risk insurance), subject to the insurance and waiver of subrogation provisions of the Lease. All such work is to be performed in a good and workmanlike manner consistent with first class standards.

          2.4 Landlord shall provide Tenant's Contractor with access to Phase I on or before the Phase I Early Delivery Date set forth on Exhibit 6 for the limited purpose of partition layout work and other pre-construction activities, but no other work shall be permitted without Landlord's express written approval. By such date, Landlord shall have installed and sealed the permanent roof systems and installed and sealed all windows in Phase I and completed other work to the extent necessary to permit Tenant's Contractors to commence such partition layout work with respect to Phase I. Landlord shall, as of the Phase I Early Delivery Date, provide clear access to Phase I, to include, at no cost or expense to Tenant, non-exclusive use of an elevator, to the extent available, and all utilities necessary and required to complete such pre-construction work and the rest of the Tenant Work as of the Phase I Delivery Date as set forth on
Exhibit 6.

         2.5 The date on which a portion of the Premises is made available by Landlord to Tenant for completion of the Tenant Work (other than the partition layout work referred to above) subject only to work that can be completed by Landlord's Contractor while Tenant's Contractors are completing Tenant Work in the Premises, is referred to as the "Delivery Date " for such portion of the Premises. The Phase I Delivery Date be on or before the Phase I Delivery Date as set forth on Exhibit 6. The Phase II Delivery Date be on or before the Phase II Delivery Date set forth on Exhibit 6. Landlord shall provide Tenant with notice at least 60 days prior to the estimated Delivery Date of each Phase of the Building Improvements on the Premises. Landlord shall provide Tenant with written to Tenant when Landlord has determined that Landlord has completed such of the Building Improvements that the Phase 1 Delivery Date or the Phase II Delivery Date have been achieved. Following receipt of such notice and prior to Tenant's Contractors commencing the Tenant Work, the representatives of Landlord and Tenant shall jointly inspect the Premises with Landlord's Architect and, at Tenant's option, Tenant's Architect, to and develop a list of items of Building Improvements for the Building Complex which must be completed prior to Tenant having Tenant's Contractors commence work on the respective floor and those items that can be completed by Landlord's Contractor while Tenant's Contractors are completing Tenant Work in the Premises. Upon Landlord completing all items which must be completed prior to Tenant having Tenant's Contractors commence work on the respective floor, the respective Delivery Date shall be deemed to have occurred. In the event of a dispute, Landlord's Architect and Tenant's Architect shall mutually resolve such dispute and if the Architects cannot agree upon a resolution, the Architects shall jointly appoint an independent architect whose determination shall be binding on the parties. Landlord and Tenant shall share equally the cost of any required neutral independent architect.

          2.6 Following each Delivery Date, Landlord shall complete the remaining Building Improvements with reasonable diligence as well as latent defects discovered after the Delivery Date. Following the Delivery Date, Tenant is responsible for repair of damage caused by Tenant's Contractors in the Building or Premises. Following the Delivery Date, Tenant is responsible for the diligent completion of all tenant work substantially in accordance with the Final Working Drawings (the "Tenant Work "), at its sole cost and expense,
subject to Landlord's payment of the Allowance.   Tenant's use and occupancy of
the portion of the Premises following the Delivery Date for such portion is subject to all of the terms and provisions of the Lease (except for Tenant's obligation to pay Base Rent and utilities, which shall be governed by the provisions of Section 3 below). Tenant will cause Tenant's Contractors to: (i) conduct work so as not to unreasonably interfere with any other construction occurring in the Building (including remaining Building Improvements in the Premises); (ii) comply with the Requirements; (iii) reach reasonable agreement with Landlord's Contractors as to the terms and conditions for hoisting, systems interfacing, and use of temporary utilities; and (iv) deliver to Landlord such evidence of compliance with the provisions of this paragraph as Landlord may reasonably request.

          2.7 Any delay by Landlord in meeting the deadlines set forth in Sections 2.4 and 2.5 above, as listed on Exhibit 6, shall be deemed Landlord Delay, with the consequences provided herein for Landlord Delay (but such delay shall not be deemed a default by Landlord or make Landlord liable for damages arising from such delay).

3.  Commencement Date.
    ------------------

          3.1 The Commencement Date (as the same may be extended as provided below) shall be the date that is the earlier to occur of (a) the date on which Tenant occupies all or substantially all of Phase I for the normal conduct of Tenant's business, and (b) the later of (i) September 18, 2000 or (ii) the date on which Landlord has substantially completed the Building Improvements for Phase 1; provided, the later of (i) and (ii) shall be extended on a day-for-day basis for each day of actual delay in the performance of the Tenant Work resulting from Net Landlord Delay (as defined in Section 4.6 below).

         3.2 The Phase II Completion Date shall be the date that is the earlier to occur of (a) the date on which Tenant occupies all or substantially all of Phase II for the normal conduct of Tenant's business, and (b) the later of (i) January 1, 2001 and (ii) the date on which Landlord has substantially completed the Building Improvements for Phase II; provided, the later of (i) and
(ii) shall be extended on a day-for-day basis for each day of actual delay in the performance of the Tenant Work resulting from Net Landlord Delay.

         3.3 The Building Improvements shall be deemed to be substantially complete for Phase I when (i) Phase I and the parking garage are accessible by Tenant and the non-completion of any Building Improvements to be done does not materially and adversely affect Tenant's use, occupancy and enjoyment of Phase I and the parking garage for the normal conduct of Tenant's business operations;
(ii) the portions of the parking garage assigned to Tenant are substantially free from debris; (iii) the Building's ground floor lobby, public areas on the ground floor (including the Building's main entrance) and the public areas on Phase I floors to be occupied by Tenant are substantially completed (to the extent to be completed by Landlord), with all finish items substantially completed, and such floors shall be substantially free of construction debris and available for use by the public, and all loading docks and those portions of the garage to be used by Tenant shall have been substantially completed and be accessible and usable for loading and parking purposes; (iv) core and shell, and the Building standard mechanical, electrical, HVAC, fire and life safety, and plumbing systems, pipes, and conduits that are provided by Landlord in the operation of the Building (the "Base Building Systems") are substantially completed and operating, subject, however, to such balancing as may be necessary for the HVAC systems and subject to completion of work by Tenant that is required for full operation of such systems; (v) all facilities and systems servicing the Building that pass through Phase I or any part thereof (exclusive of Common Areas, such as chases and Building equipment rooms that are not considered part of the Premises) shall have been enclosed and no access through Phase I that will materially interfere with Tenant's use thereof for the purposes intended is required to complete the same, and the work remaining to be done in the Building shall be of such nature as will not materially and adversely interfere in a substantial and continuing manner with Tenant's use and occupancy of Phase I for the normal conduct of Tenant's business; (vi) all stairways and rooms located in the Building core on all Phase 1 floors to be occupied in whole or in part by Tenant, including mechanical rooms, toilet rooms, electrical closets, janitorial closets, freight elevator anterooms and elevator cars shall have been substantially completed with the building standard finishes, fixtures and accessories corresponding to each particular core area (to the extent such work is to be completed by Landlord); and (vii) all approvals, certificates of occupancy and permits (other than Tenant's business licenses and certificates of occupancy pertaining to the completion of Tenant
Work), and those permits and approvals from the appropriate governmental authorities pertaining to the Building Improvements or other improvements to be constructed by Landlord required for the legal and practical occupancy of Phase 1 (except for such permits which by their terms cannot be issued until Tenant Work is completed) . The Building Improvements shall be deemed to be substantially complete with respect to Phase II when conditions (i)- (vii) above are satisfied, except that all references to "Phase I" shall deleted and replaced with "the Premises".

         3.4 Landlord presently anticipates that the Commencement Date will occur on or about September 18, 2000 (the "Anticipated Commencement Date ") and the Phase II Completion Date will occur on or about January 1, 2001 (the "Anticipated Phase II Completion Date "). Landlord shall incur no liability to Tenant, and this Lease shall not be rendered void or voidable, if for any reason
(i) the Lease Commencement Date has not occurred on or before the Anticipated Lease Commencement Date, (ii) the Phase II Completion Date has not occurred on or before the Anticipated Phase II Completion Date, (iii) the Phase I Delivery Date has not occurred on or before the Anticipated Phase I Delivery Date, or
(iii) the Phase II Delivery Date has not occurred on or before the Anticipated Phase II Delivery Date. Landlord shall provide Tenant with notice upon substantial completion of each Phase of the Building Improvements on the
Premises.   Following receipt of such notice, the representatives of Landlord and Tenant shall jointly inspect the Premises with Landlord's Architect and, at Tenant's option, Tenant's Architect, to confirm which items of Building Improvements for the Building Complex on the punchlist created pursuant to
Section 2.5 have not been completed, distinguishing between those items which must be completed prior to the Phase of the Premises being deemed substantially completed and other incomplete items that are not required for such portion of the Premises to be deemed substantially completed. In the event of a dispute, Landlord's Architect and Tenant's Architect shall mutually resolve such dispute and if the Architects cannot agree upon a resolution, the Architects shall jointly appoint an independent architect whose determination shall be binding on the parties. Landlord and Tenant shall share equally the cost of any required neutral independent architect. Upon the request of either party, promptly after each of the Phase 1 Early Delivery Date, Phase I Delivery Date, Phase II Delivery Date, Commencement Date, and Phase II Completion Date are each ascertained, Landlord and Tenant shall execute a certificate (the "Certificate") setting forth the applicable date and the other information set forth therein. The form of such Certificate is attached hereto as Exhibit D-1, and is made a
                                                   -----------
part hereof. Any failure of the parties to execute such Certificate shall not affect the validity of the applicable date as determined in accordance with this Article.

          3.5 Tenant and Tenant's Contractors shall be allowed access to each Phase of the Premises approximately 15 days prior to substantial completion of the Building Improvements for such Phase to install communications equipment and other special equipment, fixtures and furniture (to the extent not included in Tenant Work), and such installations shall not be considered the commencement of use of the Premises for normal conduct of Tenant's business. Notwithstanding the foregoing to the contrary, Tenant may install the wiring of telecommunications and data equipment at any time after the applicable Delivery Date. Any and all installations and other related activity by Tenant or its contractors prior to the Commencement Date or Phase II Completion Date shall be coordinated with Landlord and its general contractor to insure that Tenant's work in and to any portion of the Premises does not interfere with the work being performed by Landlord and its contractors.

21.  Allowance.

     4.1 Landlord will pay the cost of the Tenant Work completed in accordance with the Final Working Drawings calculated on the basis of $27.50 per rentable square foot of the Premises (the "Allowance "). Landlord shall make progress payments on a monthly basis as portions of the Tenant Work are completed in accordance with Section 4.1. Tenant Work Costs in excess of the Finish Allowance ("Excess Costs ") will be at Tenant's sole cost and expense.

     4.2 The Allowance is to be expended solely for the benefit of Landlord; that is, the Allowance will be expended only to pay for design, engineering, installation, and construction of the Tenant Work which under the Lease becomes the property of Landlord upon installation and not for movable furniture, equipment, and trade fixtures not physically attached to the Premises; provided, however, Tenant shall have the right to use up to $5.00 per rentable square foot of the Allowance for cabling and wiring costs, move related expenses, and Tenants fixtures and furniture. Any of Landlord's costs and expenses payable to Landlord, required to be paid by Tenant under this Work Letter will also be paid out of the Allowance. Prior to Tenant commencing construction of the Tenant Work, Tenant shall provide Landlord with notice of the total estimated cost of all Tenant Work. As design, engineering, and construction work is completed and Tenant receives invoices therefor, Tenant will submit requests for payment to Landlord not more frequently than monthly, along with appropriate lien waivers (substantially in the forms attached hereto as Exhibit 3) and such other documentation as Landlord requires. On a monthly basis following receipt of such documentation (with such payment being made by the 30th of the month if all required documentation is received by Landlord by the 5th of such month), Landlord will pay the amounts requested by delivery to Tenant of Landlord's check(s) payable to Tenant or, at Tenant's option, payable to Tenant and Tenant's Contractors jointly. Unless otherwise agreed by Landlord and Tenant in writing and subject to delays beyond Tenant's reasonable control, if any portion of the costs to be reimbursed by the Allowance has not been requested by Tenant or will be requested for Tenant Work that is ongoing as of September 1, 2001 such amounts shall be forfeited by Tenant.

     4.3 Landlord shall, during completion of the Tenant Work and immediately thereafter, reasonably cooperate in the balancing of the Building HVAC system serving the Premises. Landlord shall pay for costs of balancing the Building Improvements portions of the HVAC system and Tenant shall pay for balancing the portions of the system within the Premises.

     4.4 Subject to the mutual waiver in Section 18.6 of the Lease, Tenant will indemnify, defend and hold harmless Landlord, Building Manager, and Landlord's Contractors from and against liability, costs or expenses in accordance with Section 16.1 of the Lease. Subject to the mutual waiver in
Section 18.6 of the Lease, Landlord will indemnify, defend and hold harmless Tenant and Tenant's Contractors from and against liability, costs or expenses in accordance with Section 16.3 of the Lease. Tenant will also repair or cause to be repaired at its expense all damage caused to the Premises or the Building by Tenant's Contractors or its subcontractor, subject to the mutual waiver in
Section 18.6 of the Lease and the provisions for Builder's Risk insurance provided in this Work Letter and Exhibits. Further, Landlord will have the right as described in Section 12.1 of the Lease to post and maintain notices of non-liability.

     4.5 Tenant agrees to submit to Landlord upon completion of all work one reverse mylar sepia and two blueprint copies of the record or as-built drawings (the Final Working Drawings showing all changes thereon). However, Landlord's use of such drawings shall be subject to Tenant's or Tenant's contractors', or agents' of either's common law and statutory ownership rights in said drawings.

     4.6 Notwithstanding any provision herein or in the Lease to the contrary and in accordance with Sections 3.1 and 3.2 above, the Commencement Date (and, as applicable, the Phase II Completion Date) and Tenant's Rent obligations and other obligations will not be delayed or extended by any delay in completion of the Tenant Work unless such delay is caused by Net Landlord Delay. The term "Landlord Delay " means any delay in the preparation, finalization or approval of the Approved Space Plans (to the extent provided in Section 1.3), Final Working Drawings or completion of the Tenant Work caused by Landlord's failure to perform its obligations under this Work Letter within the time limits set forth herein or as a result of interference caused by Landlord or Landlord's Contractor (to the extent not permitted herein); Tenant Delay shall not be considered Landlord Delay. Tenant shall provide notice to Landlord as soon as Tenant determines that Landlord Delay has occurred. All delays other than Landlord Delay or Force Majeure are deemed "Tenant Delay ." "Force Majeure " means delay in the performance of any acts required under this Lease by reason of labor strikes, lockouts, failure of power, inclement weather of such severity as to preclude continued work under prevailing industry standards, riots, insurrection, war, inability to procure materials, default of the other party hereto, or any other reason of a like nature which is beyond the reasonable control of the party so delayed. "Net Landlord Delay " means the number of days, if any, by which Landlord Delay exceeds Tenant Delay (to the extent both impact the same discrete timing issue), and the Commencement Date and/or Phase II Completion Date, as applicable, will be delayed by a number of days equal to the number of days of Net Landlord Delay, if any, in accordance with Sections
3.1 and 3.2 above.

     4.7 Tenant designates and authorizes Pat Marinaro to act for Tenant in this Work Letter. Tenant has the right by written notice to Landlord to change its designated representative.

     4.8 Landlord designates and authorizes George Chelwick to act for Landlord in this Work Letter. Landlord has the right by written notice to Tenant to change its designated representative.

     4.9    All notices required hereunder will be in writing in accordance with
Section 28 of the Lease. Whenever Tenant's or Landlord's approval or consent is required under the express terms of this Work Letter, such approval or consent shall not be unreasonably withheld, conditioned or delayed.

                LIST OF EXHIBITS
                ----------------


Exhibit 1       Space Plan and Drawings
                Requirements
Exhibit 2       Landlord's Requirements of Tenant
                the Contractors
Exhibit 3       Form of Lien Waivers
Exhibit 4       Landlord's Drawings
Exhibit 5       Building Improvements
Exhibit 6       Schedule of Dates
Exhibit 7       Tenant Work Issues

                            EXHIBIT 1 TO WORK LETTER
                            ------------------------

              SPACE PLANS AND ARCHITECTURAL DRAWINGS REQUIREMENTS

I.   Space Plans
     -----------

     Tenant's Space Plans will comply with the following requirements which are intended to assist Tenant and Tenant's Architect in defining all information required for Landlord's review of the space usages and evaluation of the improvements contemplated thereby.

     1. All Space Plans will be drawn to 1/8" scale and may be produced on CAD equipment.

     2. Tenant will submit one reverse mylar sepia and two blue prints of all Space Plans with notes describing the general intent of the usage and the improvement requirements.

     3. The Space Plans and notes will include: (a) partition layout and door locations; (b) reflected ceiling plan showing non-standard lighting and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems (see Exhibit 5) ; (c) general location for major floor penetrations, including but not limited to special stairs, dumbwaiters, conveyors, pneumatic systems, elevators or architectural features; and (d) general description, size and proposed location of any equipment anticipated to be located outside the Premises (including rooftop antennas, ground mounted generators and similar requirements).

II.  Architectural and Engineering Working Drawings

Tenant's submission of Architectural Working Drawings and Engineering Working Drawings (collectively the "Working Drawings ") shall include one reverse mylar and two blueprints of Architectural Drawings and Specifications to Landlord and comply with the following requirements which are intended to assist Tenant, Tenant's Architect and Tenant's Engineer in defining all information required by Landlord to complete Landlord's review of space usages and the quality and extent of the proposed construction and its effect upon the Building Improvements.

The Working Drawings will depict the quality of Tenant Work to be performed and must provide for a quality level equal to (as reasonably determined by Landlord) or exceeding the requirements of the Building Improvements, consistent with similar Class "A" office space located in northern Virginia.

The Architectural Working Drawings and Engineering Working Drawings collectively will include but not be limited to: (a) partition layout and door locations;
(b) electrical outlets, including the locations and panel schedules; (c) telephone outlets, including designation of type of switch or equipment and notes regarding conduit sizing to each outlet, power and mechanical requirements for system and any requirements affecting base building construction, including modifications required to floor or main telephone rooms; (d) reflected ceiling plan showing standard and non-standard lighting, switching requirements and ceiling construction or constraints which will affect mechanical, electrical, fire protection or life safety systems, and will include all necessary specifications and details of items or construction; (e) Tenant's occupancy capacity, usage equipment loads for all spaces, particularly special usage rooms, including but not limited to conference rooms, lounges, coffee rooms, copy rooms, computer terminal or keypunch rooms, audio-visual rooms and reproduction or print rooms which require special heating, ventilating, air conditioning or fire protection (all specifications on usage or equipment therein, including a summary of BTU per hour output of all equipment and parameters as to extent of any special work required); (f) Tenant's floor loading for above standard floor loading areas (all specifications, weight, vibration and vibration isolation for each item sufficiently complete for structural engineering design), particularly special usage rooms, including, but not limited to file rooms, storage rooms, computer rooms and reproduction or print rooms; (g) floor and ceiling penetrations, including but not limited to special stairs, dumbwaiters, conveyors, skylights (if approved), pneumatic systems, elevators or architectural features; and (h) all structural, mechanical, electrical, fire protection, controls and life safety systems requirements.

The Working Drawings will include the following as well: (1) all millwork and equipment which will be part of the Tenant Work and become part of the Premises;
(2) complete finish designations for all floors, walls, ceilings, including millwork, door frames, etc.; (3) keying schedules; (4) special blocking requirements as may be required to support wall or ceiling hung furniture or equipment; and (5) all other information necessary to complete construction of the Premises, including the architect's and engineer's stamps if required by any applicable State or local law or otherwise required to permit construction under such law or applicable regulations.

                            EXHIBIT 2 TO WORK LETTER
                            ------------------------

                     LANDLORD REQUIREMENTS OF THE CONTRACT


The Contract will be subject to review and approval of Landlord in accordance with the Work Letter and will fully incorporate the following provisions. In the event of any conflict between any provisions of the Contract and the provisions below, the provisions below will control.

1. The Contract will be in writing and will cover all aspects of the Tenant Work. No Tenant Work will be performed except pursuant to the Contract. Fully executed copies of the Contract will be delivered to Landlord. Following delivery of a copy of the Contract to Landlord and its approval (or deemed approval), no material modification will be effective unless and until a copy thereof has been delivered to Landlord for its review; provided, however, change orders which do not modify the basic terms and provisions of the Contract will not require review by Landlord except as noted below.

2. Changes in the Final Working Drawings will be made only upon prior written approval (or deemed approval) of Landlord (to the extent required under and in accordance with Section 1.5 of the Work Letter).

3. Scheduling of Tenant Work: The Contract will obligate Tenant's Contractor to perform Tenant Work in accordance with time schedules acceptable to Tenant, Tenant's Contractor and Landlord (which approval shall be based on consistency with Landlord's schedule for completion of the Building Improvements). Any schedule proposed by Tenant's Contractor will be based upon Tenant's Contractor applying its best efforts to the Tenant Work.

4. Tenant's Contractor will not knowingly perform Tenant Work inconsistent with the Final Working Drawings which will result in a lesser quality installation or provide inferior performance than that established by the base shell and core drawings and specifications covering similar work items. Landlord will have the right at any time during the performance of Tenant Work or thereafter to require replacement and reconstruction at Tenant's Expense of Tenant Work not conforming to the standards and specifications in the Final Working Drawings.

5. Tenant and Tenant's Contractor will give all notices and comply with all laws, ordinances, rules, regulations and orders of any public authority relating to the performance of the Tenant Work. If either party observes that any Tenant Work is at variance with any applicable codes, ordinances, laws, rules and regulations (collectively, "Applicable Laws "), it will promptly notify the other party and Landlord in writing, and necessary changes will be made by Tenant. If Tenant's Contractor performs any Tenant Work that it knows is contrary to Applicable Laws, and fails to deliver prior notice to Tenant and Landlord, Tenant's Contractor will assume full responsibility therefor and will bear all costs attributable to repair, replacement or correction. Tenant, Tenant's Contractor and its subcontractors will comply with Federal, State and local tax laws, social security acts, unemployment compensation acts and such other acts and laws as are applicable to the performance of Tenant Work.

6. All risk of loss to all property of Tenant, Tenant's Contractor and its subcontractors will be the sole responsibility of Tenant, Tenant's Contractor and its subcontractors, and Landlord will have no responsibility therefor, subject to Builder's Risk insurance on the Tenant Work to the extent carried by Landlord in accordance with
         Section 2.16 of the Work Letter.

7.       The following insurance requirements will be complied with:

         a.   Minimum Coverage - Prior to any Tenant Work being commenced by
              ----------------
              Tenant's Contractor, it will obtain and maintain insurance with minimum coverage and limits to protect Tenant and Landlord from the claims hereafter set forth which may arise or result from Tenant's Contractor's performance of any Tenant Work, whether such work is performed by Tenant's Contractor, its subcontractors, or by anyone for whose acts such parties may be liable as follows (subject to the provisions below, such limits may be provided by an appropriate "umbrella" policy):

         (1) Workmen's Compensation and occupational disease insurance at the statutory limits provided for by the State in which the Premises are located;

         (2) Employer's liability insurance in an amount not less than $100,000 for all damages arising from each accident or occupational disease;

         (3) Commercial general liability insurance covering:

             (i)    Operations premises liability;

             (ii)   Owner's and Contractor's protective liability;

             (iii)  Completed operations;

             (iv)   Product liability;

             (v)    Contractual liability;

             (vi) Broad form property damage endorsement and property damage caused by conditions otherwise subject to exclusion for explosion, collapse or underground damage;

             (vii) Architect's and engineer's professional liability insurance (for Tenant's Architect and Tenant's Engineer)

         (4) Insurance limits:

             Bodily Injury:
             -------------

             $1,000,000 each occurrence; $1,000,000 aggregate completed operations products

             Property Damage
             ---------------

             $500,000 each occurrence; $500,000 aggregate operations; $500,000 aggregate protective; $500,000 aggregate completed operations products

         (5) Comprehensive automobile liability insurance covering all owned, hired or non-owned vehicles including the loading and unloading thereof with limits of no less than:

             Automobile Bodily Injury:
             ------------------------

             $500,000 each person; $1,000,000 each occurrence;

             Automobile Property Damage:
             --------------------------

             $500,000 each person


        b. Unless Landlord retains Builder's Risk insurance on the Tenant Work in accordance with Section 2.16 of the Work Letter, Tenant or Tenant's general contractor shall carry Builder's Risk insurance covering the completed value of the Tenant Work which will afford coverage against "all risks" for physical loss or damage.

        c.    Cancellation - All such insurance will be carried with a company
              ------------
              reasonably satisfactory to Landlord and Tenant and the liability policy will name Landlord and

              Tenant and their employees and agents as additional insured parties. Each policy will provide that it will not be cancelled or altered except after 15 days prior written notice to Tenant and Landlord, and the certificate of insurance will so state.

        d.    Policy Termination - Tenant's Contractor and each subcontractor
              ------------------
              will maintain all insurance required hereunder during the term of the Contract and for a period ending one year after the date of completion of all Tenant Work done pursuant to the Contract to the extent such insurance is written in a "claims made basis."

        e.    Policies - Prior to commencement of work by Tenant's Contractor,
              --------
              it will deliver one copy of the policies or certificates evidencing such insurance to Tenant and Landlord. Such policies must be approved by Tenant and Landlord prior to commencement of work. Without the written consent of Landlord, Tenant's Contractor agrees that it will not allow any subcontractor to commence work within the building until such subcontractor has obtained the required insurance.

        f.    Umbrella Liability Insurance - Umbrella liability insurance with
              ----------------------------
              limits of liability for claims of bodily injury, personal injury and property damage liability not less than $10,000,000 each occurrence and $10,000,000 aggregate.

        g.    Waiver of Subrogation - Landlord, Tenant and Tenant's Contractor
              ---------------------
              will waive all rights against each other, and their respective contractors, subcontractors and sub-subcontractors, agents and employees, for damages caused by fire or other perils covered under the Builder's Risk insurance policy on the Tenant Work.

9. Tenant's Contractor will indemnify, defend, and hold harmless Tenant and Landlord and their respective representatives, agents and employees from and against all claims, damages, losses and expenses, including, but not limited to reasonable attorney's fees, arising out of or resulting from the performance of Tenant Work or Tenant's Contractor's failure to perform in accordance with the Contract (but specifically excluding the Tenant Work itself and the Building) which are: a) caused in whole or in part by any negligent act or omission of Tenant's Contractor, any subcontractor, anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, regardless of whether or not such claim, loss, damage or expense is caused in part by a party indemnified hereunder, and b) attributable to bodily injury, sickness, disease or death, or destruction of or damage to tangible property including loss of use resulting from any of the foregoing acts.

         Tenant's Contractor's indemnification obligation under this Paragraph 9 will not be limited by any limitation on the amount or type of damages, compensation or benefits payable by or for the Contractor or any subcontractor under workmen's compensation acts, disability benefit acts or other employee benefit acts.

10. Landlord or Tenant may require Tenant's Contractor to provide payment and performance bonds for any Tenant Work being completed by subcontractors other than subcontractors that are also subcontractors or contractors to Landlord, such bonds to be provided at Tenant's expense (subject to reimbursement under the Allowance). Any bond will be requested and provided prior to commencement of Tenant Work.

11. If Tenant's Contractor is adjudicated a bankrupt, or makes a general assignment for the benefit of its creditors, or if a receiver is appointed on account of Tenant's Contractor's insolvency, or if Tenant's Contractor persistently or repeatedly refuses or fails, except in cases where delay is justified, to supply enough properly skilled workmen or proper materials or if Tenant's Contractor materially disregards Applicable Laws, or otherwise is guilty of a material violation of a provision of the Contract, Tenant may, without prejudice to any right or remedy and after giving Tenant's Contractor and its surety, if any, 7 business days' written notice, terminate the Contract and take possession of all materials, equipment, tools, construction equipment and machinery owned by Tenant's Contractor and will thereafter complete the Tenant Work by whatever method it may deem expedient. In such case, Tenant's Contractor will not be entitled to receive any further payments until completion of all Tenant Work; provided, however, that Tenant's actions will not release Tenant's Contractor from any obligations to Tenant arising from its performance or nonperformance prior to the date of such termination. Following completion, Tenant will pay Tenant's Contractor an amount equal to the aggregate of the amounts actually due under the Contract at the time of the termination, less the cost to Tenant of completing the Tenant Work.

12. Prior to commencement of any Tenant Work in the Premises, Tenant will give written notice to Landlord of the date work will commence. If a subcontractor or materialman files a mechanics' lien as a result of performing Tenant Work pursuant to the Contract, then, provided Tenant's Contractor has been paid for such work, Tenant's Contractor will indemnify and defend Tenant and Landlord from said lien and will, when requested by Tenant or Landlord, furnish (as Landlord or Tenant may specify) either a bond sufficient to discharge the lien, deposit in an escrow approved by Landlord and Tenant a sum equal to 150% of the amount of such lien or obtain for Landlord an endorsement through Landlord's title policy insuring against loss or damage resulting from such lien. Subject to any restrictions of Landlord's Mortgagee on the Building, Tenant's Contractor may, in cooperation with Landlord and Tenant, contest the validity of a mechanics' lien, including the right to prosecute any appeals so long as during the pendency of any contest, Tenant's Contractor will effectively stay any official or judicial sale of the Building, upon execution or otherwise, and so long as Tenant's Contractor immediately pays any final judgment entered and procures record satisfaction thereof. If Tenant or Landlord is a party to any such contest, or any other action resulting from or arising out of the performance of the Tenant Work, Tenant's Contractor will pay all legal fees and other costs and expenses incurred by Landlord and Tenant in such action. If Tenant's Contractor fails to provide a bond, cash escrow or title endorsement, or otherwise fails to fully satisfy and obtain the release of a lien in accordance with the provisions hereof, Tenant's Contractor will be obligated to refund Tenant or Landlord, as the case may be, all monies that the latter may pay in discharging any such lien including costs and reasonable attorneys' fees incurred in settling, defending against, appealing or in any other manner dealing with any such lien.

13. Tenant's Contractor will warrant and agree at its expense to correct or cause to be corrected any defects in the Tenant Work (including, but not limited to, defects due to defective workmanship or materials whether supplied, installed or performed by Tenant's Contractor or any subcontractor or supplier) which occur within one year after Tenant's Contractor has substantially completed the Tenant Work, including completion of all punchlist items, or for such longer period as may be set forth in the Final Working Drawings. Tenant's Contractor will require a similar warranty in all subcontracts, and will deliver to Landlord and Tenant, together with appropriate assignments, if required, all warranties of subcontractors and suppliers. All warranties will extend to both Landlord and Tenant, as their respective interests in such Tenant Work exist pursuant to the Lease.

14. Tenant's Contractor will: (a) comply with all reasonable rules relating to construction activities in the Building promulgated by Landlord or Landlord's Contractor; (b) be responsible for reaching agreement with Landlord as to the reasonable conditions for use of the elevators, systems interfacing, use of temporary utilities, access to the Premises and use of truck docks and storage areas (all of which shall be without charge to Tenant by Landlord).

15. Landlord shall make available systems interfacing and use of temporary utilities as is customary in construction of similar buildings in the suburban Washington, D.C. area, subject to Landlord's schedule for completion of the Building Improvements. Tenant and Tenant's contractors shall arrange for their own hoisting of materials. Landlord shall have no obligation to provide hoisting facilities or permit use of the Building elevators for such purposes; provided, however, to the extent one of the Building elevators is operating, Tenant shall have the right to non-exclusive use of such elevator.

16. Landlord and Landlord's Contractor may, from time to time, inspect or perform work within the Premises, subject to the provisions of the Work Letter. Such inspections or work will not unreasonably conflict with Tenant's Contractor's work. Landlord may suspend

         Tenant's Contractor's work in the Premises if such work, in the reasonable opinion of Landlord, presents a danger to life, safety, or property, or in an emergency situation. Landlord and/or Landlord's Contractor shall coordinate such work with Tenant and Tenant's Contractor to minimize any conflict or delay with Tenant Work.

17. Tenant will give Landlord reasonable prior notice of all inspections, punchouts and other reviews during the course of construction so that Landlord may observe such events; such notice shall be deemed given by notes of such scheduled events given at weekly meetings and appearing in minutes of such weekly meetings. Landlord will be likewise informed of all Building Department inspections and requirements for issuance of the Certificate of Occupancy for the Premises. Landlord will also be informed in advance of weekly construction meetings and may attend such meetings. Key construction events shall be recorded in minutes of such meetings. Landlord's observation of any such events will, in no event be construed or interpreted as a review or approval by Landlord of any such work nor will it prevent Landlord, if it thereafter discovers any deficiency in such Work, from requiring correction. Tenant's Contractor will be solely responsible for obtaining a certificate of occupancy (or its equivalent) for the Premises (as distinguished from a similar certificate to the extent required for the Building Improvements) and will submit to Landlord the original prior to Tenant's occupancy of the Premises for the purpose of conducting business.

18. Landlord will have the option of reviewing in the field/as installed all equipment and materials to be used in the construction of the Tenant Work for consistency with Final Working Drawings and all work prior to Tenant move-in. Such review will in no event constitute approval by Landlord and Landlord shall use reasonable efforts to minimize any delay arising from such reviews.
19. Tenant will promptly furnish Landlord a copy of the building permit issued to Tenant's Contractor after issuance.

20. Tenant's Contractor will not store materials or supplies in or outside the Building (other than within the Premises) without the prior approval of Landlord or Landlord's Contractor, which shall not be unreasonably withheld.

21. All deliveries except hand-held items must be taken to the floors via elevator(s) designated by Landlord for such purpose.

22. Tenant's Contractor will provide at all times direct supervision of all work being performed for Tenant.

23. Tenant's Contractor will cooperate with Landlord in disposing refuse resulting from the Tenant Work. This may include the use of Landlord's dumpster and a proration of charges associated with such use or at Landlord's option at Tenant's expense the placement of Tenant Contractor's dumpster at a location reasonably specified by Landlord.

24. Tenant's Contractor will acknowledge that the work to be performed by it for Tenant is also for the direct benefit of Landlord. Landlord will have the right to pursue in its own name directly against Tenant's Contractor any rights or remedies including, without limitation, claims for damages granted to Tenant.

                            EXHIBIT 3 TO WORK LETTER
                            ------------------------

                              FORM OF LIEN WAIVERS


Appropriate lien waivers substantially in the forms attached hereto (with blanks completed and notary revised as appropriate) as Exhibits 3-1, 3-2, 3-3, and 3-4, as the case may be, will accompany all requests for payment by Tenant.

                           EXHIBIT 3-1 TO WORK LETTER
                           --------------------------

STATE OF ___________  )        INTERIM CONTRACTOR'S AFFIDAVIT
                      ) ss.    RELEASE AND LIEN WAIVER
COUNTY OF __________  )

TO WHOM IT MAY CONCERN:

    The undersigned, being first duly sworn, deposes and says that:

    1.    He is _______________ of the ________________________, who is the
general Contractor for the project hereinafter identified (the "Contractor "), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

    2. The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the "Work ") pursuant to a Contract between Contractor and _______________________________, as Owner, for the improvements and project commonly known as __________________________________________ (the "Project ") upon property legally described as:  ____________________________________________, County of
_______________, State of _______________, hereinafter referred to as the "Property ."

    3. This instrument is executed and delivered in consideration of and for the purpose of inducing _________________________ ("Construction Lender ") and the Owner to make an interim payment of $__________ under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $__________, and the undersigned acknowledges that upon receipt of this interim payment, the Contractor has received interim payments totalling $__________ under the Contract.

    4. The undersigned for the Contractor, subject to the receipt and collection of the interim payment herein requested, warrants and represents that: (i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full to the date hereof. Contractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under the Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Owner and Construction Lender harmless from all liability, costs and expenses, including reasonable attorneys' fees, resulting from mechanic's and/or materialmen's liens for the performance of work or the furnishing of materials or supplies pursuant to the Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic's or materialmen's lien, claim to or right of action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases the present and any future Owner of the Property, the Property, the Construction Lender and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract.

    Dated this _____ day of _______________, 2000.


                              Authorized representative of Contractor

    SUBSCRIBED AND SWORN TO before me this _____ day of __________________,
2000.

    My commission expires ________________________.

                              Notary Public

                           EXHIBIT 3-2 TO WORK LETTER
                           --------------------------

STATE OF __________ )
                    )         FINAL CONTRACTOR'S AFFIDAVIT,
COUNTY OF ________  )         RELEASE AND LIEN WAIVER

TO WHOM IT MAY CONCERN:

    The undersigned, being first duly sworn, deposes and says that:

    1.    He is __________________ of the _____________________, who is the
general Contractor for the project hereinafter identified (the "Contractor"), and that the undersigned is authorized to execute and deliver this document on behalf of the Contractor.

    2. The Contractor is the contractor for the performance of certain work and/or the furnishing of certain materials or supplies (the "Work") pursuant to a Contract between Contractor and ____________________, as Owner, for the improvements and project commonly known as __________________________ ________________________ (the "Project") upon property legally described as:
_________________________________, County of __________, State of __________,
hereinafter referred to as the "Property."

    3. This instrument is executed and delivered in consideration of and for the purpose of inducing _________________________ ("Construction Lender") and the Owner to make final payment of $__________ under the Contract, subject to collection of any check given as payment. The total amount of the Contract including change orders is $__________, and the undersigned acknowledges that upon receipt of this final payment, the Contractor has been paid in full the total contract price under the Contract.

    4. The undersigned for the Contractor, subject to the receipt and collection of the final payment herein requested, warrants and represents that:
(i) all materials delivered to said project by or for the Contractor are for use therein only; (ii) title to all work, materials and equipment covered by said payment, whether or not incorporated in the improvement on the Property, has passed to the Owner, free and clear of all liens, claims, security or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished for use in or on the Property and all taxes for the Work performed under the Contract have been fully paid; and (iv) all laborers, mechanics, subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Contract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full. Contractor for itself, its successors, and on behalf of all persons able to claim through or under the Contractor: (a) waives, relinquishes and releases all liens and rights of claims to liens for labor or materials furnished in the construction, improvement, alteration or repair involved in performance under the Contract; (b) agrees (1) to save Owner and Construction Lender harmless from all liability, costs and expenses, including reasonable attorneys' fees, resulting from mechanic's and/or materialmen's liens for the performance of work or the furnishing of materials or supplies pursuant to the Contract, (2) to discharge (by bond or otherwise) or to defend suit to enforce any mechanic's or materialmen's lien, claim to or right of action for any such lien which may be filed, and (3) to satisfy any claims or demands which arise out of, which are due to or which may be made for, any work performed or supplies furnished under the Contract or in furtherance of the construction or completion of the Contract, whether directly or indirectly attributable to the Contract; and (c) hereby releases the present and any future Owner of the Property, the Property, the Construction Lender and any lender who may now or hereafter have a security interest in the Property, from all claims, rights of action, liabilities and liens which may be filed or asserted in connection with the Contract.

    Dated this _____ day of _______________, 2000.


                              Authorized representative of Contractor

    SUBSCRIBED AND SWORN TO before me this _____ day of __________________,
2000.

    My commission expires _______________________.

                              Notary Public

                           EXHIBIT 3-3 TO WORK LETTER
                           --------------------------




                Project                      INTERIM SUBCONTRACTOR'S OR

                Job Address                  MATERIAL SUPPLIER'S AFFIDAVIT,

                Job Number                   RELEASE AND LIEN WAIVER


STATE OF _________  )
                        ) ss.
COUNTY OF ____________  )

     The undersigned subcontractor or material supplier (herein referred to as "Subcontractor "), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at:
_________________________________________________________________.

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)

     1.   He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)

     1.   He is a general partner in _____________________________________, a co-partnership composed of the undersigned and carrying on business at _______________________________, City of ___________. Said co-partnership is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A CORPORATION:)

     1.   He holds the title of _______________, in _______________________, a corporation organized under the laws of the State of ____________, carrying on business at ________________________________________, City of ____________,
State of _________________, which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

     2. Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the "Subcontract," which term will refer to the agreement or purchase order, as the case may be), under a general contract between _________________________________ (hereinafter called "Contractor"), and
________________________________ (hereinafter called the "Owner"), for the improvements or project known as ______________________________, at
_________________________, City of ____________, County of ____________, State
of ____________ (hereinafter called the "Property").

     3. This instrument is delivered in consideration of and for the purpose of inducing Contractor to make interim payment of $__________ under the Subcontract, subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this interim payment, Subcontractor has received from Contractor interim payments totaling $__________ under the Subcontract.

     4. Subcontractor warrants and represents that: (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished and the work performed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full to the date hereof. Subcontractor, to the extent of the total of interim payments received, for itself, its successors, and on behalf of all persons able to claim through or under Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract; (b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys' fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics' or materialmen's lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor's sureties, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

     Dated this _____ day of _______________, 2000.



                            As Subcontractor, General Partner of
                            Subcontractor, or Authorized Officer of
                            Subcontractor, above described


STATE OF ______________  )
                         ) ss.
COUNTY OF _____________  )

     Subscribed and sworn to before me this _____ day of _____________, 2000, by ________________________, known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

     My commission expires ___________________________.



                                    Notary Public in and for
                                    said County and State

                           EXHIBIT 3-4 TO WORK LETTER
                           --------------------------




                Project                      FINAL SUBCONTRACTOR'S OR

                Job Address                  MATERIAL SUPPLIER'S AFFIDAVIT,

                Job Number                   RELEASE AND LIEN WAIVER


STATE OF __________ )
                    ) ss.
COUNTY OF ________  )

     The undersigned subcontractor or material supplier (herein referred to as "Subcontractor"), being first duly sworn, deposes and says that: He is over the age of 21 years and resides at: __________________________________
______________________________.

(IF SUBCONTRACTOR IS AN INDIVIDUAL:)
     1.   He is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A PARTNERSHIP:)

     1.   He is a general partner in _____________________________, a co-
partnership composed of the undersigned and carrying on business at ____________________________________________, City of ____________. Said co-
partnership is the Subcontractor referred to herein.

(IF SUBCONTRACTOR IS A CORPORATION:)

     1.   He holds the title of _______________, in ______________________
____________________, a corporation organized under the laws of the State of
____________, carrying on business at _________________________________, City of
____________, State of ____________, which corporation is the Subcontractor referred to herein. The undersigned is authorized to execute this instrument on its behalf.

     2. Subcontractor is a subcontractor or material supplier for the performance of certain work and/or the furnishing of certain materials or supplies pursuant to an agreement or purchase order, as the case may be (hereinafter called the "Subcontract," which term will refer to the agreement or purchase order, as the case may be), under a general contract between ________________________________ (hereinafter called "Contractor"), and
_______________________________________ (hereinafter called the "Owner"), for the improvements or project known as ________________________ at _____________________________, City of ____________, County of __________, State
of _____________(hereinafter called the "Property").

     3. This instrument is delivered in consideration of and for the purpose of inducing Contractor to make final payment of $__________, subject to collection of any check given as payment. Subcontractor acknowledges that upon receipt of this final payment, Subcontractor has been paid in full the total subcontract price of $__________, for all of the work performed under the Subcontract, including retainage, if any.

     4. Subcontractor warrants and represents that: (i) all materials delivered to said project by or for Subcontractor are for use therein only; (ii) title to all work, material and equipment covered by said payment, whether or not incorporated in the Property, has passed to the Owner, free and clear of all liens, claims, security interests or encumbrances (hereinafter all referred to as "liens"); (iii) all taxes applicable to the materials furnished and the work performed under the Subcontract have been fully paid; and (iv) all laborers, mechanics, sub-subcontractors, materialmen and suppliers for all work done and for all materials, machinery, equipment, fixtures, tools, scaffolding and appliances furnished for the performance of the Subcontract and for any other indebtedness connected therewith for which the Owner of the Property might be responsible have been paid in full. Subcontractor for itself, its successors, and on behalf of all persons able to claim through or under
Subcontractor: (a) waives, relinquishes and releases all liens and right or claim to a lien for labor or materials furnished in the construction improvement, alteration or repair involved in performance under the Subcontract;
(b) agrees to save Contractor harmless from all liability, costs and expenses, including reasonable attorneys' fees, to: (1) discharge (by bond or otherwise) or to defend suit to enforce, any mechanics' or materialmen's lien, claim to or right of action for such lien, which may be filed and (2) satisfy any claims or demands arising out of, due or which may be made, directly or indirectly attributable to the Subcontract, any work performed or supplies furnished thereunder, or in furtherance of the construction or completion of the subcontract work; and (c) hereby releases Contractor, any money earned by Contractor, Contractor's sureties, the present and any future Owner, the Property and any lender who may now or hereafter have a security interest therein, from all claim, right of action, liability and lien which may be filed or asserted in connection with the Subcontract.

     Dated this _____ day of _________________, 2000.



                                   As Subcontractor, General Partner of
                                   Subcontractor, or Authorized Officer of
                                   Subcontractor, above described

STATE OF _____________  )
                        ) ss.
COUNTY OF ____________  )

     Subscribed and sworn to before me this _____ day of _____________, 2000, by __________________________, known to me to be the above-named signatory, who personally appeared before me and acknowledged that the foregoing instrument was freely and voluntarily executed for the uses and purposes and on behalf of the Subcontractor therein mentioned.

     My commission expires _______________________.



                              Notary Public in and for said
                              County and State

                           EXHIBIT 4 TO WORK LETTER
                           ------------------------

                              LANDLORD'S DRAWINGS

CIVIL DRAWINGS
--------------
 2/11/00  1         COVER SHEET
10/11/99  2         NOTES AND LEGENDS
10/11/99  3         SITE DETAILS
10/11/99  4         SITE DETAILS
10/11/99  5         EXISTING CONDITION
10/28/99  6         SITE PLAN
10/11/99  7         SEDIMENT AND EROSION CONTROL PLAN - PHASE I
10/11/99  8         SEDIMENT AND EROSION CONTROL PLAN - PHASE II
10/11/99  9         SEDIMENT AND EROSION NOTES AND DETAILS
10/11/99  10        SEDIMENT BASIN #1 SEDIMENT & EROSION CONTROL DETAILS & NOTES
10/11/99  11        SEDIMENT BASIN #2 SEDIMENT & EROSION CONTROL DETAILS & NOTES
 11/2/99  12      SANITARY SEWER PROFILE
10/11/99  13        WATER MAIN PROFILES
 11/2/99  14      STORM DRAIN PROFILES
10/11/99  14A       STORM DRAIN PROFILES
 11/2/99  15      STORM DRAIN COMPUTATIONS
10/11/99  16        STORM DRAIN COMPUTATIONS, OVERALL
10/28/99  17        LANDSCAPE PLAN
 2/11/99  18      LANDSCAPE DETAILS, TABULATIONS AND NOTES
10/11/99  18A       TREE PRESERVATION PLAN
10/11/99  18B       TREE PRESERVATION AND NOTES
 2/11/99  19      FIRE LANE MARKING PLAN
10/11/99  20        PARKING GARAGE PLAN
10/11/99  21        SITE DISTANCE PROFILE
10/11/99  22        GEOTECHNICAL REQUIREMENTS
10/11/99  22A       GEOTECHNICAL REQUIREMENTS
10/11/99  23        STORMWATER MANAGEMENT PLAN AND NARRATIVE
 3/29/79  24      GENERALIZED DEVELOPMENT PLAN
 2/  /99  25      PROFFERS, NARRATIVE, CORRESPONDENCE WAIVERS
 6/  /99  25A     PROFFERS, NARRATIVE, CORRESPONDENCE WAIVERS
 3/29/99  26        STORMWATER MANAGEMENT PLAN (FOR INFORMATION ONLY)
 3/29/99  27        STORMWATER MANAGEMENT PLAN (FOR INFORMATION ONLY)
 3/29/99  28      STORMWATER MANAGEMENT PLAN (FOR INFORMATION ONLY)

ARCHITECTURAL DRAWINGS
----------------------

10/11/99  A-001     PROJECT DATA
10/11/99  A-002     DOOR AND PARTITION TYPES, AND DOOR DETAILS
10/11/99  A-003     FINISH SCHEDULE, DOOR AND HARDWARE SCHEDULE
11/17/99  A-201     ARCHITECTURAL SITE PLAN
  1/5/00  A-202   FIRST FLOOR PLAN
10/11/99  A-203     SECOND FLOOR PLAN
10/11/99  A-204     TYPICAL FLOOR PLAN
10/11/99  A-205     SIXTH FLOOR PLAN
10/11/99  A-206     PENTHOUSE FLOOR, MAIN ROOF, AND PENTHOUSE ROOF PLAN
11/11/99  A-207     FIRST FLOOR CORE PLAN
10/11/99  A-208     FIRST FLOOR LOBBY FINISH AND INTERIOR ELEVATIONS
11/17/99  A-209     FIRST AND SECOND FLOOR REFLECTED CEILING PLAN
10/11/99  A-210     TYPICAL FLOOR CORE, FINISH, AND REFLECTED CEILING PLAN
10/11/99  A-211     TYPICAL FLOOR REFLECTED CEILING PLAN
10/11/99  A-212     TOILET ELEVATIONS AND TYPICAL DETAILS
10/11/99  A-213     LOBBY ELEVATIONS
10/11/99  A-214     INTERIOR PLAN DETAILS
10/11/99  A-215     INTERIOR WALL SECTIONS

10/11/99  A-216     INTERIOR SECTION DETAILS
10/11/99  A-301     ELEVATIONS
10/11/99  A-302     ELEVATIONS
10/11/99  A-401     WALL SECTIONS
10/25/99  A-402     WALL SECTIONS
10/11/99  A-403     EXTERIOR DETAILS
10/11/99  A-404     MISC. DETAILS
  1/5/00  A-405   PLAN DETAILS
10/11/99  A-406     PLAN DETAILS
10/11/99  A-501     STAIR SECTIONS AND DETAILS
10/11/99  A-502     ELEVATOR SECTION AND DETAILS
10/11/99  A-G201    FLOOR PLANS - PARKING STRUCTURE
10/25/99  A-G202    ENLARGED PLANS - PARKING STRUCTURE
10/11/99  A-G301    ELEVATIONS - PARKING STRUCTURE
10/11/99  A-G401    WALL SECTIONS - PARKING STRUCTURE
10/11/99  A-G402    WALL SECTIONS - PARKING STRUCTURE
10/11/99  A-G403    PLAN AND SECTION DETAILS - PARKING STRUCTURE
10/11/99  A-G501    PARTIAL SECTIONS AND DETAILS - PARKING STRUCTURE

STRUCTURAL DRAWINGS
-------------------

10/11/99  S-1       STRUCTURAL NOTES
  1/6/00  S-2     FIRST FLOOR FOUNDATION PLAN
10/11/99  S-3       SECOND FLOOR FRAMING PLAN
10/11/99  S-4       TYPICAL FLOOR FRAMING PLAN (3RD THRU 6TH)
10/11/99  S-5       ROOF FRAMING PLAN
10/11/99  S-6       PENTHOUSE ROOF FRAMING PLAN
10/11/99  S-7       TYPICAL DETAILS AND BEAM SCHEDULES
10/11/99  S-8       TYPICAL DETAILS
10/11/99  S-9       COLUMN SCHEDULE
10/11/99  S-10      SHEAR WALLS ELEVATIONS
10/11/99  S-11      SECTIONS
10/11/99  S-12      SECTIONS
10/11/99  GS-1      PARKING STRUCTURE P0 LEVEL FOUNDATION PLAN & STAIR ROOF FRAMING PLAN
10/11/99  GS-2      PARKING STRUCTURE P1 LEVEL FRAMING PLAN & FOUNDATION PLAN
10/11/99  GS-3      PARKING STRUCTURE P2 LEVEL FRAMING PLAN
10/11/99  GS-4      PARKING STRUCTURE STRUCTURAL NOTES
10/11/99  GS-5      PARKING STRUCTURE COLUMN SCHEDULE AND BEAM SCHEDULE
10/11/99  GS-6      PARKING STRUCTURE TYPICAL DETAILS
10/11/99  GS-7      PARKING STRUCTURE TYPICAL DETAILS
10/11/99  GS-8      PARKING STRUCTURE SECTIONS
10/11/99  GS-9      PARKING STRUCTURE SECTIONS

MECHANICAL DRAWINGS
-------------------

 3/27/00  M-1       MECHANICAL COVER SHEET
 3/27/00  M-2       MECHANICAL RISER AND FLOW DIAGRAMS
 3/27/00  M-3       MECHANICAL DETAILS
 3/27/00  M-4       MECHANICAL DETAILS
 3/27/00  M-5       MECHANICAL FIRST FLOOR CORE AND LOBBY PLAN
 3/27/00  M-6       MECHANICAL ENLARGED TYPICAL FLOOR CORE PLAN
 3/27/00  M-7       MECHANICAL 6TH FLOOR CORE PLAN
 3/27/00  M-8       MECHANICAL PENTHOUSE PLAN
 3/27/00  MP-1      MECHANICAL FIRST FLOOR PLAN
 3/27/00  MP-2      MECHANICAL SECOND FLOOR PLAN
 3/27/00  MP-3      MECHANICAL TYPICAL FLOOR PLAN (THIRD THROUGHT FIFTH)
 3/27/00  MP-4      MECHANICAL 6TH FLOOR PLAN
 3/27/00  MP-5      MECHANICAL ROOF PLAN

PLUMBING DRAWINGS
-----------------

 3/27/00  P-1       PLUMBING COVER SHEET
 3/27/00  P-2       PLUMBING DETAILS
 3/27/00  P-3       PLUMBING FIRST FLOOR CORE, LOBBY PLAN AND PUMP ROOM
 3/27/00  P-4       PLUMBING ENLARGED TYPICAL FLOOR CORE PLAN
 3/27/00  P-5       PLUMBING DOMESTIC WATER AND SANITARY RISER DIAGRAMS
 3/27/00  P-6       PLUMBING FIRE AND STORM RISER DIAGRAMS

ELECTRICAL DRAWINGS
-------------------

 3/27/00  E-1       ELECTRICAL COVER SHEET
 3/27/00  E-2       ELECTRICAL SITE PLAN
 3/27/00  E-3       ELECTRICAL FIRST FLOOR PLAN
 3/27/00  E-4       ELECTRICAL SECOND FLOOR PLAN
 3/27/00  E-5       ELECTRICAL TYPICAL FLOOR PLAN
 3/27/00  E-6       ELECTRICAL SIXTH FLOOR PLAN
 3/27/00  E-7       ELECTRICAL PENTHOUSE PLAN
 3/27/00  E-8       ELECTRICAL FIRST FLOOR CORE AND LOBBY PLAN
 3/27/00  E-9       ELECTRICAL DETAIL SHEET
 3/27/00  E-10      ELECTRICAL TYPICAL FLOOR CORE PLAN
 3/27/00  E-11      ELECTRICAL FIRST FLOOR LOBBY PLAN
 3/27/00  E-12      ELECTRICAL POWER RISE
 3/27/00  E-13      ELECTRICAL FIRE ALARM RISER DIAGRAM AND DETAILS
 3/27/00  E-14      ELECTRICAL SCHEDULES
 3/27/00  E-15      ELECTRICAL SCHEDULES

PLUMBING DRAWINGS - PARKING STRUCTURE
-------------------------------------

 3/27/00  P-1       PLUMBING COVER SHEET
 3/27/00  P-2       PLUMBING GARAGE LEVEL - P0
 3/27/00  P-3       PLUMBING GARAGE LEVEL - P1
 3/27/00  P-4       PLUMBING GARAGE LEVEL - P2

ELECTRICAL DRAWINGS - PARKING STRUCTURE
---------------------------------------

 3/27/00  E-1       ELECTRICAL COVER SHEET
 3/27/00  E-2       ELECTRICAL GARAGE LEVEL - P0
 3/27/00  E-3       ELECTRICAL GARAGE LEVEL - P1
 3/27/00  E-4       ELECTRICAL GARAGE LEVEL - P2

ELEVATOR DRAWINGS
-----------------

 5/21/99  VT01      GENERAL ELEVATOR INFORMATION
 5/21/99  VT02        HOISTWAY, PIT MACH. RM. PLAN AND HOISTWAY SECTION ELEV. 1-4
 5/21/99  VT03      HOISTWAY SECTIONS ELEVATORS 1-4
 5/21/99  VT04        HOISTWAY, PIT MACH. RM. PLAN AND HOISTWAY SECTION ELEVATOR 5

ADDITIONAL SHOP DRAWINGS
------------------------

4/11/00             1ST FLOOR SHEET METAL LOOP AND PERIMETER DUCT
4/11/00             2ND FLOOR SHEET METAL LOOP AND PERIMETER DUCT
4/11/00             3RD THRU 6TH FLOOR SHEET METAL LOOP AND PERIMETER DUCT
4/11/00             6TH FLOOR SHEET METAL LOOP AND PERIMETER DUCT
4/11/00             PENTHOUSE -  SHEET METAL
4/11/00             RISER DRAWINGS - SHEET METAL

                           EXHIBIT 5 TO WORK LETTER
                           ------------------------

BUILDING IMPROVEMENTS

The Landlord will provide the following Building Improvements as shown on Landlord's Drawings and as summarized as follows:

A.   Typical Floors Areas:

          1. Elevator Lobby: Typical floor elevator lobbies shall be complete and operational including the following: primed elevator doors and frames ready to receive Tenant finish, thresholds, call buttons, directional lanterns, code required signage, code required life safety devices, fire rated drywall enclosure at elevator shaft openings.

               To the extent directed in Tenant's Space Plan, Landlord shall delete the following items and share with Tenant credits resulting from deletion: Delete elevator lobby ceiling and lighting, Delete drywall furring at all concrete shear walls.

          2. Men's and Women's Restrooms: Finished and operational, with ceramic tile wet walls and ceramic tile floor. Dual hi-low drinking fountains located adjacent to restroom entrances on each floor.

          3. Adjustable horizontal mini-blinds installed on all exterior windows throughout the Premises (Levelor Reviera Sheerview Blinds with 15.7 slats per foot, .008 gauge slats, color to be selected by Landlord and acceptable to Tenant). Landlord agrees to substitute mini-blinds with "Mecho" Shades (Mecho Shade Slimeline Bracket for Reverse Roll Shade); any cost increase to provide Mecho Shades shall be a Tenant cost.

          4. All building columns furred, drywalled, taped and bedded and ready to receive paint or other finish.

               To the extent directed in Tenant's Space Plan, Landlord shall delete the following items and share with Tenant credits resulting from deletion: Delete drywall column enclosure on all interior columns (two per floor).

          5. Any wall surface beneath exterior windows to be insulated, furred, drywalled, left untapped and unpainted for future removal by Tenant's contractor to allow for future installation of telecommunication, data, and electrical devices.

          6. Core partitions finished on Tenant side ready to receive paint or other finish.

          7. Two (2) exit stairwell finished in accordance with Landlord's Drawings. Tenant, at Tenant's option and cost can upgrade finishes and lighting in stairwells with Landlord's approval. All said finishes shall be in compliance with all applicable building and fire codes. Restoration to Base Building condition at end of Lease may be a requirement of approval.

          8. Two (2) electrical rooms, two (2) mechanical rooms provided per floor, and one (1) telephone room provided per floor in accordance with Landlord's drawings.

          9. All concrete flooring level, complete and ready to accept Carpet, VCT or other floor applications in accordance with Plans and standard industry tolerances (not including topping or slab prep for such materials) not to exceed a flatness to standard of 1/4 inch in ten feet non-cumulative.

          10. Ceiling Height: The typical slab-to-slab eight is 12'-4" with the typical flat slab of 12" depth with (exterior only) column capitals and 14" slab on end bay conditions, allowing for a finished ceiling height of 9'-0" in the Demised Premises.

          11. Floor Load: All Tenant spaces shall have a floor load of 100 lbs. Per square foot live (including partition loads). High density storage loads of 250 lbs. Per square foot is allowed for between column grids 3.6 and 5, B and C (per Landlord's Drawings).

          12. Wet Columns: Two wet columns per floor will be provided for use by tenants for plumbing tie-ins. Waste, vent, and supply taps with shut-off valves are provided above ceiling height.

B.   BUILDING SECURITY:

          1. All building entries and building elevators shall be tied into a Kastle Building Card Key System. After hours access will be by Card Key only. At Tenant's option, during normal business hours, access to Tenant's floors could be limited to Card Key access for floors other than its main reception and mailroom / /delivery floors.

          2. Keys and security cards will be provided at a ratio of four per 1,000 usable square feet leased, free of charge. In the event Tenant requires additional keys or security cards, Landlord shall provide same at Landlord's actual cost.

          3. After-hours access reports can be provided to Tenant on a daily basis as part of a coordinated Security Plan.

          4. Building Security and Fire / Life Safety Systems will be tied into an automatic Central Station Monitoring and Dispatch System.

          5.   Card key access to Executive Level PO.

C.   BUILDING ACCESSIBILITY:

          1. 24-Hours per day - 365 days per year, with at least one (1) passenger elevator available at all times, except in emergencies.

D.   ELEVATOR AND LOADING FACILITIES:

          1. Three (3) geared traction elevators in each tower. Each elevator has a capacity of 3,500 lbs., travels at 350 f.p.m. and services all levels including the main lobby and office levels. A fourth "Swing Cab" is also provided for (dual purpose) both passenger and service car loading. Capacity is 4,000 lbs. At 350 f.p.m. with rear door access at the lobby level for deliveries. A 2,500 lb., 150 f.p.m. hydraulic elevator serves all three levels of the parking structure.

          2. The loading area is located adjacent to the buildings East Elevation through an 8'-0" x 6'-0" double door.

E.   ELECTRICAL SYSTEM:

          1. The building power distribution system will be served from a pad mounted Virginia Power Transformer. The building power will be distributed from a 4,000 AMP, 277 / 408 Volt, Three Phase, 4W distribution switchboard, through two (2) vertical bus-duct risers serving all tenant floors. The West bus-duct will be rated for 2,000 AMP, 277 / 408 Volt, three phase, 4W and the East bus-duct is rated for 1,600 AMP, 277 / 408 Volt, three phase, 4W. Power is distributed to the tenant floor from bus-duct plug-in units.

          2. Panelboards in each of the two (2) typical floor electrical rooms will be as follows:

               a. One (1) 400 AMP, 277 / 408 Volt, three phase, 4W, 39-pole panel for tenant area lighting, heating and air conditioning.

               b. One (1) 400 AMP, 120 / 208 Volt, three phase, 4W, 84-pole panel for tenant area receptacles.

               c.   One (1) 112.5 KVA K-13 rated transformer.

          3. All bussing in panel boards, bus-duct, and switchboard will be aluminum. All branch feeders and circuiting shall be copper.

          4.   The building load densities will be as follows:

               a.    Building Total:        19 Watts / Usable Square Feet
               b.    Lighting (Tenant):     02 Watts / Usable Square Feet
               c.    Receptacles (Tenant):  06 Watts / Usable Square Feet
               d.    HVAC:                  07 Watts / Usable Square Feet
               e.    Miscellaneous:         01 Watts / Usable Square Feet
               f.    Spare (Tenant):        03 Watts / Usable Square Feet
               Note: Spare capacity is provided at panel board.

          5. Tenant will be able to obtain spare capacity from extension of the vertical bus-duct in a spare bus-tap opening.

F.   MECHANICAL SYSTEM:

          1. Perimeter and interior zones will be air conditioned by packaged, water-cooled self-contained variable air volume (VAV) air conditioning units with integral water coil economizer (two units per floor) conveying air through medium pressure loop ductwork to VAV terminals.

          2. Perimeter and interior zones on each floor will be served by cooling only, pinchoff type VAV boxes (stocked on floors as Building Improvements at Landlord's cost) and installed under Tenant Improvement Work (Tenant's cost) as indicated on Base Building Mechanical Floor Plans MP-3 and MP-4 drawings, dated 3/27/00.

          3. Building heating will be accomplished by a "skin system" consisting of series-flow fan powered VAV terminals (8 per typical floor) with electric resistance heating coils as indicated on Base Building Mechanical Floor Plans MP-3 and MP-4 drawings, dated 3/27/00. The perimeter fan power VAV terminals will also serve a portion of the skin cooling load and will be provided and installed under core and shell work as indicated on Base Building Mechanical Floor Plans MP-3 and MP-4 drawings, dated 3/27/00.

          4. The entire HVAC system will be installed as part of the core and shell work as indicated on Base Building Mechanical Floor Plans MP-3 and MP-4 drawings, dated 3/27/00, with the exception of the cooling only VAV terminals and cooling only discharge ductwork and supply and return outlets. Cooling only VAV boxes to be provided by Landlord, at Landlord's sole cost, have been designed at an approximate ratio of 1 box per 750 square feet and one box per 1,500 square feet for the perimeter and interior zones respectively.

          5.   Heating and cooling design parameters:

               a.   Indoor Conditions:
                    Summer:  75 degrees F db / 50% RH
                    Winter:  72 Degrees F db / no humidity control

               b.   Outdoor Conditions:
                    Summer:  95 degrees F db / 78 degrees F wb
                    Winter:  0 degrees F db

               c.   Lighting Heat Resistance:  2.0 Watts per square foot

               d.   Equipment Heat Release:  3.0 Watts per square foot

          6. Outdoor air will be provided at a rate of 20 CFM per person (as per the latest edition of the International Mechanical Code).
               The number of people will be based on normal office occupancy of seven (7) people per 1,000 square feet. In addition, 5% of the occupied office space has been calculated as conference rooms (at 50 people per 1,000 square feet). A constant supply of outdoor air will be introduced on each floor.

          7. The condenser water system is available for 7 x 24 operation. Approximately 10 tons of supplemental capacity has been provided per floors. After-hours billing rate, included in Lease, shall be applied for condenser water used after normal building hours of operation.

G.   BUILDING MANAGEMENT SYSTEM:

          1. A building management system will be provided to monitor and control mechanical equipment. The system will be a PC-based, stand-alone type system. The system will be capable of monitoring and controlling all specified functions from a remote location via modem.

          2. Normal building hours will be 8 a.m. to 7 p.m. Monday through Friday and 9 a.m. to 2 p.m. on Saturday. After hours system activation will be by the Tenant through building management system. After hours billing rates will be in effect.

H.   COMMUNICATIONS:

          1. The building main telecom room will be located on the first floor of the building. Four (4) four (4) inch diameter conduits will extend from the main Telecom Room to the property line for telephone company connections. Four (4) four (4) inch conduits will extend from the main Telecom Room up to each typical floor Telecom Room for tenant cabling.

          2. Fiber optics is available from Bell Atlantic and other dial tone providers.

          3. Three (3) four (4) inch diameter conduits are provided to each building from Fox Mill Road to the main Telecom Room on the 1st floor for future fiber optics service.

J.   LIFE SAFETY:

          1. The building will have automatic fire sprinklers throughout. Fire standpipes and fire alarm system will be provided pursuant to the applicable building codes. Sprinkler piping will be installed with upturned heads at a maximum ratio of one head per 225 square feet but with piping designed to accommodate one head per 130 square feet under Tenant Improvement Work.

          2. A closed-circuit, electrically supervised, non-coded addressable fire alarm system will be provided, consisting of a main control panel, manual fire alarm pull stations, sprinkler water flow alarm devices, smoke detection devices, flashing signals, horns, supervisory control and remote-indicating annunciators and all other items of equipment required for a complete fire alarm system to comply with local codes including any required fire hose valve cabinets and fire extinguishers, for open plan per Building

               Improvements. Additional requirements necessitated by Tenant development shall be provided by Tenant.

          3. Emergency electrical service will be provided by a pad-mounted diesel generator which will produce 175 KW at 277 / 408 Volts, three phase, 4W. The generator will provide emergency power to all designated emergency light fixtures and exit signs, fire alarm system, security system, fire pump, and elevator.

          4. Empty conduits have been provided for a Tenant supplied generator which would be placed adjacent to the Landlord's emergency generator.

EXHIBIT 6 TO WORK LETTER
------------------------

SCHEDULE OF DATES

        Event                                               Date
        -----                                               ----

        Space Plan Deadline for both Phases                 May 8, 2000*

        Phase I Draft Architectural Drawings Deadline       June 5, 2000

        Phase II Draft Architectural Drawings Deadline      July 24, 2000

        Phase I Early Delivery Date                         June 19, 2000

        Phase I Delivery Date                               July 1, 2000

        Phase II Delivery Date                              August 21, 2000

        Anticipated Commencement Date                       September 18, 2000

        Anticipated Phase II Completion Date                January 1, 2001


        *The deadline was met in a timely manner.

EXHIBIT 7 TO WORK LETTER
------------------------

CEILING DESIGN STANDARDS

Landlord approves of the Reflected Ceiling Plan dated April 20, 2000, prepared by Studio Architects on the following conditions:

1. All four floors are designed consistently and substantially in accordance with the Studio Plan dated April 20, 2000, as further modified below.

2. At the perimeter, there shall be installed a band of ceiling at the 9'-0" A.F.F. height, from column to column, from the window head to the back/interior side of the perimeter columns. This shall be consistent with the intent of the Building Improvements and shall be either painted drywall or building standard lay-in ceiling grid and tiles, at your option. This work is part of Tenant Work, at Tenant's cost.

3. The perimeter, fan-powered VAV boxes shall be installed per the Building Improvements design intent, including the installation of the air bars within the perimeter ceiling noted in 2 above. This work is part of Landlord's Building Improvements.

4. The perimeter, cooling-only VAV boxes (provided at Landlord's cost) shall be installed (at Tenant's cost) per the Building Improvements design intent and criteria, unless Tenant's design loads are higher. However, if the main loop duct is shifted as proposed on the above referenced plan, these cooling-only VAV zones should be resized to handle all of the cooling load "outboard" of the main loop duct, using our Building Improvements design criteria. This work, including main loop duct shift shall be part of Tenant Work at Tenant's cost. The main loop duct shifts shall be done as part of Landlord's Building Improvements, however, any costs/impacts in relocating same shall be at Tenant's cost.

5. The interior cooling-only VAV boxes (provided at Landlord's cost) shall be installed (at Tenant's cost) per Building Improvements design criteria and intent, unless Tenant's design loads are higher. Again, if the main loop duct is shifted, these cooling-only VAV zones shall be resized to handle all of the cooling load "inboard" of the main loop duct, using our Building Improvements design criteria. This work, shall be part of the Tenant Work at Tenant's cost. The main loop duct shifts shall be done as part of the Landlord's Building Improvements, however, any costs/impacts in relocating same shall be at Tenant's cost.

6. The main ducts may be relocated from the two HVAC mechanical rooms as shown on the above referenced drawing, only to the extent that this shift does not impact the equipment within the mechanical rooms, and the efficiency of the duct work. This work shall be done as part of the Landlord's Building Improvements, however, any costs/impacts in relocating this duct shall be at Tenant's cost.

7. All costs to revise the sprinkler system to accommodate this design shall be Tenant's cost. We anticipate that some, if not all of the work shall be done under Landlord's Building Improvements contract, subject to reimbursement by Tenant.

8. Non-standard round fluorescent pendant lights may be used, if installed per the grid pattern shown on the above referenced drawings. These fixtures are part of the Tenant's Work and are at Tenant's cost.

9. Coordination with Landlord's Building Improvements is critical. Any impacts/delays in Landlord obtaining inspections, approvals or Certificates of Occupancy due to the modifications to its work caused by Tenant's design shall be Tenant Delay. Landlord will work with Tenant to minimize potential impacts and will advise Tenant as soon as possible of potential delays during the course of construction.

                                 OFFICE LEASE

                                    between

                             DTC ASSOCIATES, LLC,
                     a Virginia limited liability company
                                 (as Landlord)

                                      and

                            LIFEMINDERS.COM, INC.,
                            a Delaware corporation
                                  (as Tenant)

Section                                                      Page
-------                                                      ----

1.     PRINCIPAL TERMS                                          1

2.     GENERAL COVENANTS                                        3

3.     TERM                                                     3

4.     RENT                                                     3

5.     COMPLETION OR REMODELING OF THE PREMISES                 3

6.     OPERATING EXPENSES                                       4

7.     SERVICES                                                 4

8.     QUIET ENJOYMENT                                          6

9.     DEPOSIT                                                  6

10.    CHARACTER OF OCCUPANCY                                   6

11.    MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD         7

12.    ALTERATIONS AND REPAIRS BY TENANT                        8

13.    CONSTRUCTION LIENS                                       9

14.    SUBLETTING AND ASSIGNMENT                                9

15.    DAMAGE TO PROPERTY                                      11

16.    INDEMNITY                                               11

17.    SURRENDER AND NOTICE                                    11

18.    INSURANCE, CASUALTY, AND RESTORATION OF PREMISES        11

19.    CONDEMNATION                                            12

20.    DEFAULT BY TENANT                                       12

21.    DEFAULT BY LANDLORD                                     14

22.    SUBORDINATION AND ATTORNMENT                            15

23.    REMOVAL OF TENANT'S PROPERTY                            15

24.    HOLDING OVER: TENANCY MONTH-TO-MONTH                    16

25.    PAYMENTS AFTER TERMINATION                              16

26.    STATEMENT OF PERFORMANCE                                16

27.    MISCELLANEOUS                                           16

28.    AUTHORITIES FOR ACTION AND NOTICE                       18

29.    PARKING                                                 18

30.    SUBSTITUTE PREMISES                                     18

31.    BROKERAGE                                               18

32.    COUNTERPARTS                                            19

33.    ADDENDUM/EXHIBITS                                       19

                                INDEX OF TERMS

                                                                 Page
                                                                 ----
Adequate Assurance                                                10
Affiliate of Tenant's Parent                                      11
Affiliate of Tenant                                               11
Allowance                                                        J-5
Alterations                                                        8
Ancillary Uses                                                     6
Anticipated Commencement Date                                    J-5
Anticipated Phase II Completion Date                             J-5
Applicable Laws                                                 J-10
Applicable Laws                                                    6
Approved Space Plans                                             J-2
Arbitrator                                                     Add-2
Assumed Lease                                                  Add-2
Attachments                                                        2
Authorized Signatory                                             G-1
Backup System                                                  Add-2
Bankruptcy Proceeding                                             13
Base Operating Expenses                                          C-1
Base Rent                                                          1
Battery Source                                                 Add-2
Brokers                                                           18
Building                                                           1
Building Complex                                                   3
Building Manager                                                  18
Building Systems                                                  15
Ceiling Reimbursement                                          Add-6
Chillers                                                       Add-3
Collocation Services                                              11
Common Areas                                                       3
Communications Equipment                                       Add-3
Comparable Building                                            Add-2
Construction Lender                                             J-16
Contract                                                         J-3
Contractor                                                      J-16
Control                                                           11
Controls                                                          11
Cooperating Broker                                                 2
Cost Savings Improvements                                        C-2
Declaration                                                        6
Delivery Date                                                    J-4
Deposit                                                            2
Dishes                                                         Add-3
Dulles Executive Plaza Complex                                    13
Environmental Law                                                  6
Estimated Payment                                                C-4
Event of Default                                                  12
Excess Costs                                                     J-5
Expiration Date                                                    3
Final Working Drawings                                           J-3
Force Majeure                                                    J-6
Generator                                                      Add-2
Guarantor                                                          2
Hazardous Materials                                                6
Initial Tenant Finish                                              3
Initial Term                                                       1
Invitees                                                           4
Landlord                                                           1
Landlord Delay                                                   J-6

Landlord's Accountants                                           C-1
Landlord's Architect                                             J-1
Landlord's Broker                                                  2
Landlord's Contractors                                           J-3
Landlord's Drawings                                              J-1
Landlord's Notice Address                                          2
Landlord's Notice                                              Add-1
Landlord's Scope of Review                                       J-2
Landlord's Tax I.D.                                                2
LC Maximum                                                     Add-5
LC Termination Date                                            Add-5
Lease                                                            J-1
Lease                                                            D-1
Lease                                                            G-1
Lease Year                                                         3
Legal Holidays                                                     4
Letter of Credit                                               Add-5
Mortgage                                                          15
Mortgagee                                                         14
Net Landlord Delay                                               J-6
Operating Expense Year                                           C-1
Operating Expenses                                               C-1
Option                                                         Add-1
Option Term                                                    Add-1
Ordinary Business Hours                                            4
Outside Date                                                       4
Parent of Tenant                                                  11
Parking                                                            2
Permitted Transfer                                                10
Permitted Transferee                                              10
Permitted Use                                                      2
Phase I                                                          J-1
Phase II                                                         J-1
Premises                                                           1
Primary Use                                                        6
Prime Rate                                                        14
Project                                                         J-16
Property                                                        J-16
Real Property                                                      3
Reasonable Rental Value                                           14
Related Equipment                                              Add-2
Related Equipment                                              Add-3
Reletting Expenses                                                13
Rent Payment Address                                               2
Rent(s)                                                            3
Rentable Area                                                    C-1
Repair Period                                                     12
Required Capital Improvements                                    C-2
Requirements                                                     J-3
Roof                                                           Add-3
Roof Space                                                     Add-3
Security                                                           4
Services                                                           4
Space Plans                                                      J-1
Subcontractor                                                   J-18
Super Fund                                                         6
Super Lien                                                         6
Taxes                                                            C-1
Tenant                                                             1
Tenant Delay                                                     J-6
Tenant Work                                                      J-4
Tenant's Accountants                                             C-4
Tenant's Agents                                                   11

Tenant's Architect                                               J-1
Tenant's Contractors                                             J-3
Tenant's Dispute Notice                                        Add-1
Tenant's Notice Address                                            2
Tenant's Notice                                                Add-1
Tenant's Notice                                                   10
Tenant's Pro Rata Share                                          C-1
Tenant's System                                                    4
Tenant's Tax I.D.                                                  2
Term                                                               3
Transfer                                                           9
Transferee                                                         9
Work                                                            J-16
Work Letter                                                        3
Working Drawings                                                 J-8

November 9, 2000
                                      iii